As filed with the Securities and Exchange Commission on March 24, 2017

Registration No. 333-215627

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BITCOIN INVESTMENT TRUST

Sponsored by Grayscale Investments, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6221	46-7019388
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

636 Avenue of the Americas, 3rd Floor

New York, New York 10011

(212) 668-5920

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Barry E. Silbert

Chief Executive Officer

Grayscale Investments, LLC

636 Avenue of the Americas, 3rd Floor

New York, New York 10011

(212) 668-5920

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Joseph A. Hall John G. Crowley Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated March 24, 2017

[            ] SHARES

BITCOIN INVESTMENT TRUST

The Bitcoin Investment Trust (the “Trust”) issues Bitcoin Investment Trust Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to hold bitcoins, which are a digital commodity based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index (as defined herein), less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. Grayscale Investments, LLC is the sponsor of the Trust (the “Sponsor”), Delaware Trust Company is the trustee of the Trust (the “Trustee”), The Bank of New York Mellon is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”) and Xapo Inc. is the custodian of the Trust (the “Custodian”).

This is an initial public offering of the Trust’s Shares. The Trust is offering [            ] of the Shares in this offering. Certain selling shareholders are offering an additional [            ] Shares. Consistent with its past practice, the Trust intends to issue Shares on a continuous basis after this offering.

The Shares may be purchased from the Trust only in one or more blocks of 100 Shares (a block of 100 Shares is called a “Basket”). The Trust issues Baskets of Shares to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” Baskets are offered continuously in exchange for bitcoins. The Trust does not issue fractions of a Basket. Subject to obtaining exemptive relief from the Securities and Exchange Commission (“SEC”) to reinstate its redemption program, the Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

The Trust intends to list the Shares on NYSE Arca, Inc. (“NYSE Arca”) under the symbol “[GBTC].”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 9. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

Prior to this offering, Shares were distributed by Genesis Global Trading Inc. (“Genesis”), acting as the initial purchaser and sole Authorized Participant, through sales in private placement transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506(c) thereunder. After this offering, Shares will be distributed by Authorized Participants. Genesis will not act as an Authorized Participant in connection with the public offering of the Shares. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of the bitcoins represented by each Share and the trading price of the Shares on NYSE Arca at the time of each sale. Shares registered hereby are of the same class and will have the same rights as the Shares distributed prior to this offering.

The U.S. Dollar value of a Basket of Shares is equal to the Basket Bitcoin Amount, which is the number of bitcoins required to create or redeem a Basket of Shares, multiplied by the Bitcoin Index Price (as defined herein) on the trade date of a creation or redemption order. The Basket Bitcoin Amount is determined by dividing the number of bitcoins owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, by the number of Shares outstanding at such time (calculated to one one-hundred millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, and multiplying the quotient obtained by 100. As of the date of this prospectus, each Share represents approximately 0.093 of a bitcoin.

Although the Trust will issue Baskets of Shares only in exchange for a deposit of bitcoins, orders to create and redeem Shares may be made in cash through the participation of a Liquidity Provider (as defined herein), as well as in kind, as described in “Description of Creation and Redemption of Shares.” The trade date on which the Basket Bitcoin Amount is determined is different for in-kind and in-cash orders. For in-kind orders, the trade date is the day on which an order is placed, whereas the trade date for in-cash orders is the day after which an order is placed. This could result in a different execution price for in-kind and in-cash orders.

The Authorized Participants will not receive a selling commission or discount from the Trust for the distribution of Shares to the public through sale on NYSE Arca. Purchasers of Shares may be subject to customary brokerage charges. Investors should review the terms of their brokerage accounts for details on applicable charges. The Authorized Participants may receive commissions or fees from investors who purchase Shares offered hereby through their commission and fee-based brokerage accounts.

As of March 15, 2017(1)
Share price	$116.68
Basket price	$11,668.20

(1)	The price of a Share is equal to the Bitcoin Holdings per Share, which is calculated using the Bitcoin Index Price and as described in “Valuation of Bitcoins and Definition of the Trust’s Bitcoin Holdings.”

The date of this prospectus is [            ], 2017.

Neither the Sponsor, the Trust, nor the selling shareholders have authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither the Sponsor, the Trust, nor the selling shareholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust’s behalf. The Trust and the selling shareholders are offering to sell, and seeking offers to buy, the Trust’s Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust’s Shares.

In this prospectus, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refers to the Sponsor acting on behalf of the Trust.

i

Industry and Market Data

Although we are responsible for all disclosure contained in this prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

•	the special considerations discussed in this prospectus;

•	general economic, market and business conditions;

•	the use of technology by us and our vendors, including the Custodian, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

•	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

•	the costs and effect of any litigation or regulatory investigations;

•	our ability to maintain a positive reputation; and

•	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

CALCULATION OF NAV, BITCOIN INDEX PRICE AND BITCOIN HOLDINGS

Bitcoins are held by the Custodian on behalf of the Trust and are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust determines the fair value of bitcoins based on the price provided by the bitcoin exchange that the Trust considers its principal market as of 4:00 p.m., New York time, on the valuation date. The net asset value of the Trust determined on a GAAP basis is referred to in this prospectus as “NAV.”

To determine which exchange is the Trust’s principal market for purposes of calculating the Trust’s NAV, the Trust considers only Bitcoin Exchanges that are U.S. Dollar-denominated, have an online platform and publish transaction price and volume data publicly. Based on these requirements, the Trust prepares a list of eligible Bitcoin Exchanges and considers the following criteria to select its principal market: (i) the volume of bitcoin traded on a Bitcoin Exchange in the prior twelve months, (ii) a Bitcoin Exchange’s regulatory compliance with applicable federal and state licensing requirements and practices regarding anti-money laundering procedures and (iii) the degree of intra-day price fluctuations a Bitcoin Exchange experiences, as well as the degree of variance in prices across Bitcoin Exchanges.

In determining which of the eligible Bitcoin Exchanges is the Trust’s principal market, the Trust reviews these criteria in the following order:

•	First, the Trust sorts the list of eligible Bitcoin Exchanges from high to low by volume of bitcoin traded on each Bitcoin Exchanges in the prior twelve months. The Trust moves down the list until it reaches a Bitcoin Exchange that has a volume of bitcoin traded for the prior twelve months that is less than 10% of the next largest Bitcoin Exchange and excludes this and all smaller Bitcoin Exchanges from the list. However, the list will always contain a minimum of three Bitcoin Exchanges, even if the percentage of volume drops to less than 10% of the next largest Bitcoin Exchange.

•	Second, the Trust reviews the remaining Bitcoin Exchanges and excludes any Bitcoin Exchanges that do not comply with the federal and state licensing requirements that are applicable to the Trust and the Authorized Participants. The Trust, Authorized Participants or Liquidity Providers can only do business with those Bitcoin Exchanges that meet the regulatory requirements of the jurisdiction in which the Trust or an Authorized Participants or Liquidity Providers are registered to do business. For example, the Trust is registered to do business in New York and thus can only do business with Bitcoin Exchanges that have a BitLicense as required by New York law. If an Authorized Participant or Liquidity Provider, however, is registered in a different jurisdiction, such Authorized Participant or Liquidity Provider, and by extension the Trust, could do business with any Bitcoin Exchange that meets the regulatory requirements of that jurisdiction, even if they do not meet the regulatory requirements in New York. The Trust also assesses each Bitcoin Exchange’s practices regarding anti-money laundering procedures.

•	Third, the Trust then reviews intra-day pricing fluctuations and the degree of variances in price on Bitcoin Exchanges to identify any material notable variances that may impact the volume or price information of a particular Bitcoin Exchange. The Trust then selects a Bitcoin Exchange as its principal market based on highest trade volume and price stability in comparison to the other Bitcoin Exchanges on the list.

The Trust determines its principal market annually and conducts a quarterly analysis to determine if (i) there have been recent changes to each Bitcoin Exchange’s transaction volume in the prior twelve months, (ii) if any Bitcoin Exchanges have fallen out of, or come into, compliance with applicable regulatory requirements, (iii) if the Trust has engaged any new Authorized Participant or Liquidity Provider that, due to being registered to do business in another jurisdiction, would make Bitcoin Exchanges previously inaccessible to the Trust now accessible or (iv) if recent changes to each Bitcoin Exchange’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

Intra-day price fluctuations across the exchanges are relatively immaterial and the variance of prices on Bitcoin Exchanges with the highest transaction volumes is rarely greater than 1%. These variances usually stem from small changes in the fee structures on different Bitcoin Exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges, (ii) exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements or (iii) exchanges that lack adequate compliance controls, such as know-your-customer procedures, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements. Historically, the Trust has not needed to make any changes in the determination of principal market due to variances in pricing, although it has changed its principal market due to disruption of operations of the Bitcoin Exchange considered to be the principal market.

Historically, the Trust considered Bitstamp to be its principal market, with an exception for the period of January 5, 2015 through January 31, 2015, when the Trust relied on pricing from Bitfinex. On January 5, 2015 Bitstamp suffered a disruption of operations, and in accordance with the Trust’s procedures for determining its principal market, the Trust relied upon Bitfinex until January 31, 2015, when the Trust determined that it could again rely upon Bitstamp as the principal market. The Trust performed an assessment of the principal market at December 31, 2016, in accordance with its accounting policies, and identified a change in the principal market from Bitstamp to Global Digital Asset Exchange (“GDAX”) (formerly known as Coinbase Exchange). The Trust has applied this change in principal market effective December 31, 2016 and has valued bitcoin held by the Trust at December 31, 2016 using the GDAX exchange.

The Trust’s investment objective is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. Accordingly, the Trust’s aggregate and per Share value is tracked by reference to the “Bitcoin Index Price,” which is the price of a bitcoin derived from multiple Bitcoin Exchanges that are reflected in the Index. The Trust believes that calculating the Bitcoin Index Price in this manner mitigates the impact of anomalistic or manipulative trading that may occur on any single Bitcoin Exchange. See “Overview of the Bitcoin Industry and Market—Bitcoin Value—The Index and the Bitcoin Index Price.” The Trust uses the Bitcoin Index Price to calculate its “Bitcoin Holdings,” which is the aggregate U.S. Dollar value of bitcoins in the Trust, based on the Bitcoin Index Price, less its liabilities and expenses. “Bitcoin Holdings per Share” is calculated by dividing Bitcoin Holdings by the number of Shares currently outstanding. Bitcoin Holdings and Bitcoin Holdings per Share are not measures calculated in accordance with GAAP. Bitcoin Holdings is not intended to be a substitute for the Trust’s NAV calculated in accordance with GAAP, and Bitcoin Holdings per Share is not intended to be a substitute for the Trust’s NAV per Share calculated in accordance with GAAP.

v

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 9, before making an investment decision about the Shares.

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. Because the value of the Shares is tied to the value of the bitcoins held by the Trust, it is important to first understand the investment attributes of, and the market for, bitcoins. Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Bitcoins are a digital commodity based on an open source protocol. Bitcoins are not issued by any government, bank or central organization, and instead exist on an online, peer-to-peer computer network (the “Bitcoin Network”) that hosts a public transaction ledger where bitcoin transfers are recorded (the “Blockchain”). The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership.

Bitcoins have no physical existence beyond the record of transactions on the Blockchain. The Blockchain is a public record of the creation, custody and flow of funds of bitcoins, showing every transaction effected on the Blockchain among users’ online “digital wallets” where their bitcoins are effectively stored. Bitcoins may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “[GBTC]” on NYSE Arca. The Trust issues Baskets of Shares to Authorized Participants on an ongoing basis in exchange for bitcoins that are deposited for safekeeping with the Custodian (as defined below). Subject to obtaining exemptive relief from the SEC, the Trust will distribute bitcoins by redeeming Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

Trust Structure

The Trust is a Delaware statutory trust, organized on September 13, 2013, that operates pursuant to a trust agreement between the Sponsor and the Trustee (the “Trust Agreement”), authorizing the Sponsor to enter into a custody agreement (the “Custodian Agreement”) with Xapo Inc. (the “Custodian”). Pursuant to the Custodian Agreement, the Custodian establishes accounts that hold the bitcoins deposited with the Custodian on behalf of the Trust.

The Trust’s Sponsor is Grayscale Investments, LLC, a Delaware limited liability company and a wholly owned subsidiary of Digital Currency Group, Inc. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Digital Currency Group, Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor arranged for the creation of the Trust and is arranging for the registration of the Shares for their public offering in the United States and their listing on NYSE Arca. The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Trustee’s fee payable under the Trust Agreement, the Custodian Fee (as defined herein), the Transfer Agent Fee (as defined herein), the Marketing Fee (as defined herein), applicable license fees, including the licensing fees related to the Index License Agreement (as defined herein), the Administrator Fee (as defined herein), NYSE Arca listing fees, SEC registration and other regulatory fees, printing and mailing costs (including costs of maintaining the Trust’s website), audit fees, and other legal and accounting expenses. The Sponsor also paid the costs of the Trust’s organization.

The Sponsor and the Administrator are generally responsible for the administration of the Trust under the provisions of the Trust Agreement. The responsibilities of the Sponsor include (i) selecting and monitoring the Trust’s Service Providers (as defined herein) and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins (determined at the sole discretion of the Sponsor) to the owners of record of the Shares. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Custodian, the Transfer Agent and The Depository Trust Company (“DTC”), (iii) publishing the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share (each as defined herein) each business day at 4:00 p.m., New York time, or as soon thereafter as practicable and (iv) instructing the Custodian to transfer the Trust’s bitcoins, as needed to pay the Sponsor’s Fee and any Additional Trust Expenses (each as defined herein).

Although the Trust’s bitcoins are not stored in a physical sense, a record of the Trust’s bitcoins are identifiable on the Bitcoin blockchain via digital addresses established by the Custodian. These digital addresses are contained in a Wallet Account and a Vault Account (each as defined herein) which together constitute the “Bitcoin Account.” The Bitcoin Account consists of multi-signature digital addresses, which require several distinct “private keys” to authenticate access to and transfer of the Trust’s bitcoins from the Bitcoin Account. Notwithstanding bitcoins payable to the Sponsor for its management fee or bitcoins deposited into or removed from the Trust in connection with the creation or redemption of Baskets, respectively, the Sponsor endeavors to instruct the Custodian to maintain all of the Trust’s bitcoins within a Vault Account. All of the private keys for the Trust’s Vault Account are kept in “cold storage,” which means that the bitcoins held in the Trust’s Vault Account are not directly connected to, or accessible from, the internet or other networks without the private keys. The Custodian is responsible for the safekeeping of the Trust’s private keys used to access the Bitcoin Account and facilitates the transfer of bitcoins in accordance with the Sponsor’s instructions.

The general role, responsibilities and regulation of the Sponsor, Trustee, Administrator and Custodian are further described in “The Sponsor,” “The Trustee,” “The Administrator” and “The Custodian,” respectively. Detailed descriptions of certain specific rights and duties of the Sponsor, Trustee, Administrator and Custodian are set forth in “Description of the Trust Documents—Description of the Trust Agreement” and “—Description of the Custodian Agreement,” respectively. The Trust Agreement and Custodian Agreement are collectively referred to herein as “Trust Documents.”

Bitcoin History

The Bitcoin Network is a recent technological innovation, and the bitcoins that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the Commodity Futures Trading Commission (“CFTC”), the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoins and other digital currencies. However, other U.S. and state agencies, such as the SEC, have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoins. Similarly, the treatment of bitcoins and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoins creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

Some of the notable features of the Trust and its Shares include the holding of bitcoins in the Trust’s own accounts, the experience of the Sponsor’s management team in the Bitcoin industry and the use of the Custodian to protect the Trust’s private keys. See “Activities of the Trust.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

•	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.0 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trustee’s principal office is located at 2711 Centerville Road, Wilmington, Delaware 19808. The Sponsor’s principal office is located at 636 Avenue of the Americas, New York, New York 10011 and its telephone number is (212) 668-5920. The Custodian’s principal office is located at 2983 Woodside Road, Woodside, California 94062.

THE OFFERING

Shares offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.

Shares offered by the selling shareholders	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will consist of bitcoin deposits. Such bitcoins will only be (i) owned by the Trust and held by the Custodian, (ii) disbursed (or converted to U.S. Dollars, if necessary) to pay the Trust’s expenses, (iii) distributed to Authorized Participants or Liquidity Providers in connection with the redemption of Baskets and (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

The Trust will not receive any proceeds from the sale of Shares by the selling shareholders.

NYSE Arca Exchange symbol	[GBTC]

Bitcoin Index Price	For purposes of determining the number of bitcoins required to create and redeem Baskets, the Trust uses the TradeBlock XBX Index (the “Index”) to calculate a volume-weighted per-bitcoin value in U.S. Dollars (the “Bitcoin Index Price”). The Bitcoin Index Price is calculated by applying a weighting algorithm to the price and volume of all bitcoin data from selected trading venues for the immediately preceding 24-hour period as of 4:00 p.m., New York time, on the valuation date. The Bitcoin Index Price is calculated using a non-GAAP methodology and is not used in the Trust’s financial statements included in this prospectus.

The Index is a U.S. Dollar-denominated composite reference rate for the price of bitcoin based on the volume-weighted price at trading venues selected by TradeBlock, Inc. (the “Index Provider”). To ensure that the Index Provider’s trading venue selection process is impartial, the Index Provider considers depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, U.S. domicile and acceptance of U.S. Dollar deposits.

In the calculation of the Bitcoin Index Price, the Index Provider cleanses the trade data and compiles it in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each input based on price deviation relative to the observable set of data for the relevant trading venue, as well as recent and long-term trading volume at each venue relative to the observable set for the relevant trading venues.

The Index Provider formally reevaluates the weighting algorithm quarterly, but maintains discretion to change the way in which the Index is calculated based on its periodic review or in extreme circumstances. While the Index does not currently utilize data from over-the-counter markets or derivative platforms, the Index Provider may decide to include pricing data from such markets or platforms in the future, which could include data from Genesis, a Liquidity Provider and affiliate of the Trust.

Index rate data and the description of the Index are based on information publicly available at the Index Provider’s website at https://tradeblock.com/markets/index/. None of the information on the Index Provider’s website is incorporated by reference into this prospectus.

If the Index becomes unavailable, or if the Sponsor determines in good faith that the Index does not reflect an accurate bitcoin value then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Bitcoin Index Price directly from the Index Provider. If after such contact the Index remains unavailable or the Sponsor continues to believe in good faith that the Index does not reflect an accurate bitcoin price, then the Administrator will employ a cascading set of rules, as described in “Overview of the Bitcoin Industry and Market—Bitcoin Value—The Index and the Bitcoin Index Price” to determine the Bitcoin Index Price.

CUSIP

Creation and Redemption	The Trust issues Shares on an ongoing basis, but only in one or more whole Baskets. Subject to obtaining exemptive relief from the SEC to reinstate its redemption program, the Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares—The Trust and an affiliate of the Trust recently entered into a settlement agreement with the SEC concerning the operation of the Trust’s former redemption program” and “Description of the Shares—Redemption of the Shares.”

A Basket equals 100 Shares. As of the date of this prospectus, each Share represents approximately 0.093 of a bitcoin. See “Description of Creation and Redemption of Shares.”

The creation and redemption of Baskets require the delivery to the Trust, or the distribution by the Trust, of the number of bitcoins represented by the Baskets being created or redeemed, the number of which is determined by dividing the number of bitcoins owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, and multiplying the quotient obtained by 100 (the “Basket Bitcoin Amount”). The number of bitcoins required to create a Basket, or to be delivered upon the redemption of a Basket, will gradually decrease over time due to the transfer of the Trust’s bitcoins to pay the Sponsor’s Fee and the delivery or sale of the Trust’s bitcoins to pay any Trust expenses not assumed by the Sponsor. The Trust will not accept or distribute cash in exchange for Baskets, other than upon its dissolution. See “Description of Creation and Redemption of Shares” and “Activities of the Trust—Trust Expenses.”

Although the Trust will create Baskets only upon the receipt of bitcoins, and will redeem Baskets only by distributing bitcoins, an Authorized Participant may deposit cash with the Administrator, which will facilitate the purchase or sale of bitcoins through a Liquidity Provider on behalf of an Authorized Participant (the “Conversion Procedures”). See “Description of Creation and Redemption of Shares.”

The Trust’s Bitcoin Holdings	The Trust’s “Bitcoin Holdings” is the aggregate U.S. Dollar value of the Trust’s bitcoins less its liabilities (which include estimated accrued but unpaid fees and expenses), as calculated using the Bitcoin Index Price. The Administrator calculates the Trust’s Bitcoin Holdings on a daily basis. See “Overview of the Bitcoin Industry and Market” for a description of the Index and the operation of the Bitcoin Exchange Market from which prices are used to determine the Bitcoin Index Price.

The Administrator also calculates the Trust’s Bitcoin Holdings per Share, which equals the Trust’s Bitcoin Holdings divided by the number of Shares then outstanding. The Sponsor will publish the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable at the Trust’s website at https://grayscale.co/bitcoin-investment-trust/#market-performance. See “Valuation of Bitcoins and Definition of the Trust’s Bitcoin Holdings” for a more detailed description of the methods used to calculate the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share.

As of March 15, 2017, the Bitcoin Holdings per Share, which is equal to the price of a Share, was $116.68.

Trust expenses	The Trust’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor (the “Sponsor’s Fee”). The Sponsor’s Fee will be determined by applying a 2% annual rate to the Trust’s Bitcoin Holdings, and converting the resulting U.S. Dollar amount into bitcoins at the Bitcoin Index Price, on a daily basis. The Sponsor’s Fee will be payable in bitcoins at such times as determined in the Sponsor’s sole discretion. Payments of the Sponsor’s Fee will occur monthly in arrears.

To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee, determined as described above, and (ii) transfer such bitcoins to an account maintained by the Custodian for the Sponsor. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee in its discretion for stated periods of time. The Sponsor is under no obligation to extend a waiver after the end of any such stated period, and, if such waiver is not continued, the Sponsor’s Fee will be paid in full for subsequent periods. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee. The Sponsor will, from time to time, instruct the Custodian to deliver bitcoins to the Sponsor’s account in payment of the Sponsor’s Fee.

As consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on NYSE Arca (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, and printing and mailing costs (including costs of maintaining the Trust’s website) (the “Sponsor-paid Expenses”).

The Trust may incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Sponsor (collectively, “Additional Trust Expenses”). See “Expenses.” In such circumstances, the Sponsor will cause the Custodian to convert bitcoins into U.S. Dollars or other fiat currencies at the Actual Exchange Rate (as defined herein), in such quantity as may be necessary to pay such Additional Trust Expenses.

The number of bitcoins to be delivered to the Sponsor in payment of the Sponsor’s Fee or sold to pay Additional Trust Expenses will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoins, as determined using the Bitcoin Index Price or the Actual Exchange Rate, as applicable. See “Activities of the Trust—Trust Expenses.” Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins by the Trust for the payment of the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Termination events	Upon dissolution of the Trust and surrender of Shares by the Shareholders, Shareholders will receive a distribution in U.S. Dollars or in bitcoins, at the sole discretion of the Sponsor, after the Sponsor has paid or made provision for the Trust’s obligations. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer, (ii) have entered into a Participant Agreement with the Sponsor, the Administrator and the Liquidity Providers and (iii) have access to an Authorized Participant Self-Administered Account (as defined herein) in the case of the creation or redemption of Baskets that do not use the Conversion Procedures. The Participant Agreement provides the procedures for the creation and redemption of Baskets. See “Description of Creation and Redemption of Shares.”

The Trust has engaged KCG Americas LLC and Wedbush Securities as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Liquidity Providers	Liquidity Providers facilitate the purchase and sale of bitcoins on behalf of Authorized Participants creating or redeeming Shares in-cash. Liquidity Providers must have entered into a Participant Agreement with the Sponsor, the Trust and each Authorized Participants. The Participant Agreement provides the procedures for the purchase and sale of bitcoins by the Liquidity Providers. See “Description of Creation and Redemption of Shares.”

Clearance and settlement	The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are, and will only be, available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

Summary of Financial Condition	As of December 31, 2016, the Trust’s NAV was $166,246,898 and the Trust’s NAV per share was $90.48. As of December 31, 2016, the Trust’s Bitcoin Holdings were $164,214,460 and the Trust’s Bitcoin Holdings per Share was $89.38. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Selected Operating Data” for additional information reconciling the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share presented in this prospectus against the GAAP metrics presented in our financial statements included hereto.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Risk Factors Related to the Bitcoin Network and Bitcoins

The loss or destruction of a private key required to access a bitcoin may be irreversible. The Trust’s loss of access to its private keys or its experience of a data loss relating to the Trust’s bitcoins could adversely affect an investment in the Shares.

Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. While the Bitcoin Network requires a public key relating to a digital wallet to be published when used in a spending transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoins held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the bitcoins held in the related digital wallet and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store the Trust’s bitcoins could adversely affect an investment in the Shares.

The further development and acceptance of the Bitcoin Network and other cryptographic and algorithmic protocols governing the issuance of transactions in bitcoins and other digital currencies, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in the Shares.

The use of digital currencies such as bitcoins to, among other things, buy and sell goods and services, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. Bitcoin is a prominent, but not a unique part of this industry. The growth of this industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

•	continued worldwide growth in the adoption and use of bitcoins and other digital currencies;

•	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar digital asset systems;

•	changes in consumer demographics and public tastes and preferences;

•	the maintenance and development of the open-source software protocol of the Bitcoin Network;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	general economic conditions and the regulatory environment relating to digital assets; and

•	negative consumer perception of bitcoins specifically and cryptocurrencies generally.

The Trust is not actively managed and will not have any strategy relating to the development of the Bitcoin Network. Furthermore, the Sponsor cannot be certain as to the impact of the listing of the Shares and the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin Network. A decline in the popularity or acceptance of the Bitcoin Network would harm the price of the Shares.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in the Shares.

Bitcoins and the Bitcoin Network have only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets, and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Bitcoin Index Price, either of which could adversely affect an investment in the Shares.

The Core Developers or other programmers could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network community, could adversely affect an investment in the Shares.

The Bitcoin Network uses a cryptographic protocol to govern the peer-to-peer interactions between computers connected to the Bitcoin Network. The code that sets forth the protocol is informally managed by a development team known as the Core Developers that was initially appointed informally by the Bitcoin Network’s purported creator, Satoshi Nakamoto. The members of the Core Developers evolve over time, largely based on self-determined participation in the resource section dedicated to Bitcoin on Github.com. The Core Developers can propose amendments to the Bitcoin Network’s source code through software upgrades that alter the protocols and software of the Bitcoin Network and the properties of bitcoins, including the irreversibility of transactions and limitations on the mining of new bitcoins. Proposals for upgrades and related discussions take place on online forums including GitHub.com and Bitcointalk.org. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, such actor or botnet could manipulate the Blockchain to adversely affect an investment in the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which the Bitcoin Network and most bitcoin transactions rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. The malicious actor could “double-spend” its own bitcoins (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible.

Although there are no known reports of malicious activity or control of the Blockchain achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, including the Core Developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect an investment in the Shares.

If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the Blockchain could be slowed temporarily. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control.

If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. Miners ceasing operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor or botnet obtaining control in excess of 50% of the processing power on the Bitcoin Network, which would allow such actor or botnet to manipulate the Blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin Network may adversely affect an investment in the Shares.

If fees increase for recording transactions in the Blockchain, demand for bitcoins may be reduced and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely affect an investment in the Shares.

As the number of bitcoins awarded for solving a block in the Blockchain decreases, the incentive for miners to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. If miners demand higher transaction fees to recording transactions in the Blockchain or a software upgrade automatically charges fees for all transactions, the cost of using bitcoins may increase and the marketplace may be reluctant to accept bitcoins as a means of payment. Existing users may be motivated to switch from bitcoins to another digital currency or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and result in a reduction in the Bitcoin Index Price and the price of the Shares.

To the extent that the profit margins of Bitcoin mining operations are not high, Bitcoin miners are more likely to immediately sell bitcoins earned by mining in the Bitcoin Exchange Market, resulting in a reduction in the price of bitcoins that could adversely affect an investment in the Shares.

Over the past several years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation ASIC (application-specific integrated circuit) machines. Currently, new processing power brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations on the Bitcoin exchange market (“Bitcoin Exchange Market”), whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins would increase the supply of bitcoins on the Bitcoin Exchange Market, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoins mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoins rapidly if it is operating at a low profit margin, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the 1,600 to 2,000 new bitcoins mined each day will be sold into the Bitcoin Exchange Market more rapidly, thereby reducing bitcoin prices. Further, in July 2016, the reward for mining bitcoins was reduced from 25 bitcoins to 12.5 bitcoins, thereby further reducing the profit margin. Lower bitcoin prices will result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoins until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoins could result in a reduction in the price of bitcoins that could adversely affect an investment in the Shares.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in the Shares.

To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks. However, to the extent that any such incentives arise (for example, a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for, or in addition to, the award of new bitcoins upon the solving of a block), miners could delay the recording and confirmation of a significant number of transactions on the Blockchain. If such delays became systemic, it could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely affect an investment in the Shares.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks.

There is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the Bitcoin development forum on GitHub.com. A substantial majority of miners and Bitcoin users must consent to such software modifications by downloading the altered software or upgrade; otherwise, the modifications do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, modifications to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system.

If, however, a proposed modification is not accepted by a vast majority of miners and users, but is nonetheless accepted by a substantial population of participants in the Bitcoin Network, a “fork” in the Blockchain could develop, resulting in two separate Bitcoin Networks. Such a fork in the Blockchain typically would be addressed by community-led efforts to merge the forked Blockchains, and several prior forks have been so merged.

However, if a permanent fork were to occur, there is a remote possibility that bitcoin would evolve into two slightly different versions. For example, in 2016, Ethereum, a digital currency, experienced a permanent fork in its blockchain that resulted in two slightly different versions of the digital currency. Community-led efforts to merge the blockchains were not successful and a small minority of Ethereum holders continued to support the old blockchain. This led to the development of two distinct blockchains that produced two slightly different versions of Ethereum: Ethereum and Ethereum Classic. Therefore holders of Ethereum Classic were given an equal number of the new Ethereum currency and therefore held equal numbers of Ethereum Classic and Ethereum when the fork became permanent.

If a permanent fork, similar to the one which occurred with respect to Ethereum, were to occur with respect to bitcoin, the Trust would hold equal amounts of the original and the new bitcoin as a result. In that event, and subject to the requirement that the Trust continue to be treated as a grantor trust for U.S. federal income tax purposes, the Sponsor expects that it would, (i) in consultation with the Index Provider, select a Bitcoin Network (and therefore a single version of bitcoin) and (ii) simultaneously isolate the bitcoin on the Bitcoin Network that it did not select in order to segregate it from the bitcoin the Trust would continue to hold. In that case, the Sponsor’s intention would be to distribute to its Shareholders the bitcoin on the Bitcoin Network that it did not select, with the result that the Trust would only hold one version of bitcoin. It is uncertain whether the value of any such distribution of the bitcoin on the Bitcoin Network that the Sponsor did not select would equal the change in the value of the Shares resulting from such distribution. Consequently, a permanent fork could materially and adversely affect the value of the Shares.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network and could cause the termination of the Trust.

Third parties may assert intellectual property rights claims relating to the operation of digital currencies and their source code relating to the holding and transfer of such assets. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins, which could force the Sponsor to terminate the Trust and liquidate the Trust’s bitcoins (if such liquidation of the Trust’s bitcoins is possible). As a result, an intellectual property rights claim against the Trust or other large Bitcoin Network participants could adversely affect an investment in the Shares.

The open-source structure of the Bitcoin Network protocol means that the Core Developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin Network protocol. A failure to properly monitor and upgrade the Bitcoin Network protocol could damage the Bitcoin Network and an investment in the Shares.

The Bitcoin Network operates based on an open-source protocol maintained by the Core Developers and other contributors, largely on the GitHub resource section dedicated to Bitcoin development. As the Bitcoin Network protocol is not sold and its use does not generate revenues for its development team, the Core Developers are generally not compensated for maintaining and updating the Bitcoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin Network and the Core Developers may lack the resources to adequately address emerging issues with the Bitcoin Network protocol. Although the Bitcoin Network is currently supported by the Core Developers, there can be no guarantee that such support will continue or be sufficient in the future. To the extent that material issues arise with the Bitcoin Network protocol and the Core Developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin Network and an investment in the Shares may be adversely affected.

Risk Factors Related to the Bitcoin Exchange Market and the Index

The value of the Shares relates directly to the value of the bitcoins held by the Trust and fluctuations in the price of bitcoins could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of bitcoins, as measured by the Index, and the value of the Shares relates directly to the value of the bitcoins held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). Using a composite reference rate of volume-weighted trading data, the Index is derived from the transaction prices on electronic market places where exchange participants may first use fiat currency to trade, buy and sell bitcoins based on bid-ask trading (a “Bitcoin Exchange”). The Index uses U.S. Dollar-denominated trading data from the Bitcoin Exchanges to determine the Bitcoin Index Price. Whether a Bitcoin Exchange is considered eligible to be included in the Index’s calculation depends on considerations such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, U.S. domicile and acceptance of U.S. Dollar deposits. The price of bitcoins has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the Bitcoin Index Price, including, but not limited to:

•	Total bitcoins in existence (estimated at approximately 16.22 million as of March 15, 2017 according to www.blockchain.info);

•	Global bitcoin demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of bitcoins as payment for goods and services, the security of online Bitcoin Exchanges and digital wallets that hold bitcoins, the perception that the use and holding of bitcoins is safe and secure, the lack of regulatory restrictions on their use and the reputation of bitcoins for illicit use;

•	Global bitcoin supply, which is influenced by similar factors as global bitcoin demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate bitcoin holdings around tax deadlines to meet tax obligations;

•	Investors’ expectations with respect to the rate of inflation of fiat currencies;

•	Investors’ expectations with respect to the rate of deflation of bitcoin;

•	Interest rates;

•	Currency exchange rates, including the rates at which bitcoins may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of Bitcoin Exchanges and liquidity of such Bitcoin Exchanges;

•	Interruptions in service from or failures of major Bitcoin Exchanges;

•	Cyber theft of bitcoins from online bitcoin wallet providers, or news of such theft from such providers, or from individuals’ bitcoin wallets;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoins;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of bitcoins as a form of payment or the purchase of bitcoins on the Bitcoin Market;

•	The availability and popularity of businesses that provide bitcoin-related services;

•	The maintenance and development of the open-source software protocol of the Bitcoin Network;

•	Increased competition from other forms of cryptocurrency or payments services;

•	Global or regional political, economic or financial events and situations;

•	Expectations among Bitcoin economy participants that the value of bitcoins will soon change; and

•	Fees associated with processing a bitcoin transaction.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of bitcoins is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long-term, your Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that bitcoins will maintain their long-term value in terms of future purchasing power or that the acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoins declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The value of bitcoins as represented by the Bitcoin Index Price may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Bitcoin Index Price is determined using data from various Bitcoin Exchanges, over-the-counter markets and derivative platforms. The Sponsor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoins, inflating and making the Bitcoin Index Price more volatile. As a result, bitcoins may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Bitcoin Index Price, which could adversely affect an investment in the Shares.

The Index is an average composite reference rate calculated using volume-weighted trading price data from various Bitcoin Exchanges chosen by the Index Provider. Pricing on any Bitcoin Exchange in the Bitcoin Exchange Market can be volatile and can adversely affect an investment in the Shares.

The Index has a limited history and is an average composite reference rate that is based on volume-weighted trading price data from various Bitcoin Exchanges chosen by the Index Provider. The data inputs are drawn from the application programming interface of various Bitcoin Exchanges and includes trade time, price and volume. The Index Provider selects which Bitcoin Exchanges to include in the Index based on currency-denomination, liquidity and such other factors as the Index Provider may deem material (for example, availability of data). The Index Provider reviews the eligibility of Bitcoin Exchanges periodically, and not less frequently than quarterly. As of the date of this prospectus, the eligible Bitcoin Exchanges selected by the Index Provider include Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange) and itBit. OKCoin was previously included in the Index, but effective February 17, 2017, the Index Provider removed it from the Index due to OKCoin’s implementation of a policy that currently suspends withdrawals from its exchange. For more information regarding OKCoin, see “Overview of the Bitcoin Industry and Market—Government Oversight.” The calculation of the Index at 4:00 p.m., New York time on each business day will be used as the Bitcoin Index Price for the calculation of the Trust’s Bitcoin Holdings. See “Overview of the Bitcoin Industry and Market—Bitcoin Value.”

The price of bitcoins on public Bitcoin Exchanges has a limited history of less than seven years. During such history, bitcoin prices on the Bitcoin Exchange Market as a whole, and on Bitcoin Exchanges individually, have been volatile and subject to influence by many factors including the levels of liquidity on Bitcoin Exchanges. Even the largest Bitcoin Exchanges have been subject to operational interruption, limiting the liquidity of bitcoins on the Bitcoin Exchange Market and resulting in volatile prices and a reduction in confidence in the Bitcoin Network and the Bitcoin Exchange Market.

The Index is designed to have limited exposure to Bitcoin Exchange interruption by utilizing transaction data from the high volume U.S. Dollar-denominated Bitcoin Exchanges, measured over the prior 24-hour period. The Index is also designed to limit exposure to trading or price distortion on Bitcoin Exchanges experiencing periods of unusual activity or limited liquidity by discounting, in real-time, anomalous price movement at individual exchanges. The Sponsor believes the Index calculation methodology provides a more accurate picture of bitcoin price movements than a simple average of Bitcoin Exchange prices, and that the inclusion of only the highest volume Bitcoin Exchanges during the calculation period limits the likelihood that included data is influenced by temporary price dislocations that may result from technical problems or limited liquidity on otherwise eligible exchanges. The Index Provider periodically reviews which Bitcoin Exchanges are used to calculate the Bitcoin Index Price using considerations such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, U.S. domicile and acceptance of U.S. Dollar deposits.

The price of bitcoins on public Bitcoin Exchanges may also be impacted by policies on or interruptions in the deposit or withdrawal of fiat currency into or out of larger Bitcoin Exchanges. On large Bitcoin Exchanges, users may buy or sell bitcoins for fiat currency or transfer bitcoins to other wallets. Operational limits (including regulatory, exchange policy or technical or operational limits) on the size or settlement speed of fiat currency deposits by users into Bitcoin Exchanges may reduce demand on such Bitcoin Exchanges, resulting in a reduction in the bitcoin price on such Bitcoin Exchange. Operational limits (including regulatory, exchange policy or technical or operational limits) on the size or settlement speed of fiat currency withdrawals by users from Bitcoin Exchanges may reduce supply on such Bitcoin Exchanges, resulting in an increase in the bitcoin price on such Bitcoin Exchange. To the extent that fees for the transfer of bitcoins either directly or indirectly occur between Bitcoin Exchanges, the impact on bitcoin prices of operational limits on fiat currency deposits and withdrawals may be reduced by “exchange shopping” among Bitcoin Exchange users. For example, a delay in U.S. Dollar withdrawals on one site may temporarily increase the price on such site by reducing supply (i.e., sellers transferring bitcoins to another exchange without operational limits in order to settle sales more rapidly), but the resulting increase in price will also reduce demand because bidders on bitcoins will follow increased supply on other Bitcoin Exchanges not experiencing operational limits. To the extent that users are able or willing to utilize or arbitrage prices between more than one Bitcoin Exchange, exchange shopping may mitigate the short-term impact on and volatility of bitcoin prices due to operational limits on the deposit or withdrawal of fiat currency into or out of larger Bitcoin Exchanges.

Despite efforts to ensure accurate pricing on a volume-weighted basis, the Bitcoin Index Price, and the price of bitcoins generally, remains subject to volatility experienced by the Bitcoin Exchanges. Such volatility can adversely affect an investment in the Shares.

Due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin Exchanges, the marketplace may lose confidence in Bitcoin Exchanges, upon which the Trust is dependent.

The Bitcoin Exchanges on which the bitcoins trade are relatively new and, in some cases, unregulated. Furthermore, while many prominent Bitcoin Exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many Bitcoin Exchanges (including several U.S. Dollar denominated Bitcoin Exchanges and many Chinese Yuan denominated Bitcoin Exchanges) do not provide this information. As a result, the marketplace may lose confidence in Bitcoin Exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

The Trust’s Bitcoin Holdings is determined using the Bitcoin Index Price as represented by the Index as of 4:00 p.m., New York time, on the valuation date. The Index utilizes data from Bitcoin Exchanges selected by the Index Provider to determine the weighted average price for bitcoins. For a further discussion of the Bitcoin Exchange Market and the selection of Bitcoin Exchanges for inclusion in the Index’s calculation of bitcoin prices, see “Overview of the Bitcoin Industry and Market—Bitcoin Value” and “—Uses of Bitcoins.”

Over the past seven years, some Bitcoin Exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large Bitcoin Exchange. The value of bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, indicated that even the largest Bitcoin Exchanges could be subject to abrupt failure with consequences for both users of a Bitcoin Exchange and the bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014.

A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the Bitcoin Index Price. Furthermore, the closure or temporary shutdown of a Bitcoin Exchange used in calculating the Bitcoin Index Price may result in a loss of confidence in the Trust’s ability to determine its Bitcoin Holdings on a daily basis. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in the Shares.

Since there is no limit on the number of bitcoins that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of bitcoins that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for bitcoins.

The Trust Agreement places no limit on the number of bitcoins the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of bitcoins in existence at any point in time. The global market for bitcoins is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The Bitcoin Network’s mathematical protocols under which bitcoins are created or “mined” permit the creation of a limited, predetermined number of bitcoins not to exceed 21 million. Furthermore, the rate of creation or issuance of bitcoins cannot be increased ahead of the protocol’s schedule. As of March 15, 2017, approximately 16.22 million bitcoins had been created.

If the number of bitcoins acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for bitcoins in a manner unrelated to other factors affecting the global market for bitcoins. Such an impact could affect the Bitcoin Index Price, which would directly affect the price at which Shares are traded on NYSE Arca or the price of future Baskets created or redeemed by the Trust.

As of December 31, 2016, the Trust held a closing balance of 172,095 bitcoins that it acquired in the sale of Baskets, representing approximately 1.1% of the total bitcoins in existence. The Trust and the Sponsor cannot provide any assurance that increased bitcoin holdings by the Trust in the future will have no long-term impact on the Bitcoin Index Price, thereby affecting Share trading prices.

The Shares may trade at a discount or premium in the trading price relative to the Trust’s Bitcoin Holdings per Share as a result of non-concurrent trading hours between NYSE Arca and the Bitcoin Exchange Market.

The value of a Share may be influenced by non-concurrent trading hours between NYSE Arca and various Bitcoin Exchanges, including those that represent components of the Index. While NYSE Arca is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Exchange Market is not consistent throughout the day and Bitcoin Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and DDoS Attacks and other reasons. As a result, during periods when NYSE Arca is open but large Bitcoin Exchanges (or a substantial number of smaller Bitcoin Exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s Bitcoin Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If bitcoin prices on the Exchange Market move negatively during hours when NYSE Arca is closed, trading prices on NYSE Arca may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between NYSE Arca and various Bitcoin Exchanges, including those that represent components of the Index. While NYSE Arca is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace. During periods when NYSE Arca is closed but Bitcoin Exchanges are open, significant changes in the price of bitcoin on the Exchange Market could result in a difference in performance between the value of bitcoins as measured by the Index and the most recent Bitcoin Holdings per Share or closing trading price. To the extent that the price of bitcoin on the Exchange Market, and the value of bitcoins as measured by the Index, moves significantly in a negative direction after the close of NYSE Arca, the trading price of the Shares may “gap” down to the full extent of such negative price shift when NYSE Arca reopens. To the extent that the price of bitcoin on the Exchange Market drops significantly during hours NYSE Arca is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoins. Speculation on the price of bitcoins may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoins.

Purchasing activity in the Bitcoin Exchange Market associated with Basket creations or selling activity following Basket redemptions may affect the Bitcoin Index Price and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring bitcoins required for deposit with the Trust in connection with the creation of Baskets may increase the market price of bitcoins on the Bitcoin Exchange Market, which will result in higher prices for the Shares. Increases in the market price of bitcoins may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of bitcoins that may result from increased purchasing activity of bitcoins connected with the issuance of Baskets. Consequently, the market price of bitcoins may decline immediately after Baskets are created.

Selling activity associated with sales of bitcoins withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of bitcoins on the Bitcoin Exchange Market, which will result in lower prices for the Shares. Decreases in the market price of bitcoins may also occur as a result of the selling activity of other market participants. If the Bitcoin Index Price declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in bitcoins.

The Trust competes with direct investments in bitcoins and other potential financial vehicles, possibly including securities backed by or linked to bitcoins and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoins directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Bitcoin Index Price may be affected by the sale of other digital currency financial vehicles that invest in and track the price of bitcoins.

To the extent digital currency financial vehicles other than the Trust tracking the price of bitcoins are formed and represent a significant proportion of the demand for bitcoins, large redemptions of the securities of these digital currency financial vehicles, or private funds holding bitcoins, could negatively affect the Bitcoin Index Price, the Trust’s Bitcoin Holdings and the price of the Shares.

The impact of geopolitical or economic events on the supply and demand for bitcoins is uncertain, but could motivate large-scale sales of bitcoins, which could result in a reduction in the Bitcoin Index Price and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in the Bitcoin Index Price and could adversely affect an investment in the Shares.

Demand for bitcoins is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoins could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in the Shares.

The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Blockchain and transaction verification system. See “Overview of the Bitcoin Industry and Market—Cryptographic Security Used in the Bitcoin Network.” Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of March 15, 2017, there were over 700 alternate digital assets (or altcoins) tracked by CoinMarketCap.com, having a total market capitalization (including bitcoin) of approximately $25.81 billion, using market prices and total available supply of each digital asset. According to CoinMarketCap.com’s calculations, bitcoins represented approximately 78% of the total market capitalization of all digital assets. As of March 15, 2017, bitcoin’s $20.15 billion market capitalization was approximately 6.85 times as large as the $2.94 billion market capitalization of Ethereum (the second largest digital currency by market capitalization) and approximately 28.43 times larger than the $708.54 million market capitalization of Dash (the third largest digital currency by market capitalization). Bitcoin also enjoys significantly greater acceptance and usage than other altcoin networks in the retail and commercial marketplace, due in large part to the relatively well-funded efforts of payment processing companies including BitPay and Coinbase.

Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that an altcoin could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Core Developers or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If an altcoin obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share and have a negative impact on the demand for, and price of, bitcoins.

Risk Factors Related to the Trust and the Shares

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was formed to be the Sponsor of the Trust and has no meaningful history of past performance in managing investment vehicles like the Trust. The past performances of the Sponsor’s management in other investment vehicles, including their experiences in the Bitcoin and venture capital industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the bitcoins have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which is at, above or below the Trust’s Bitcoin Holdings per Share and any discount or premium in the trading price relative to the Trust’s Bitcoin Holdings per Share may widen as a result of non-concurrent trading hours.

The Shares may trade on NYSE Arca at, above or below the Trust’s Bitcoin Holdings per Share. The Trust’s Bitcoin Holdings per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the Trust’s Bitcoin Holdings per Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the public trading market for Shares are closely related, but not identical, to the same forces influencing the Bitcoin Index Price. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to realize a riskless profit if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the Bitcoin Holdings per Share closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

If Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are different than the Bitcoin Index Price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the Bitcoin Index Price may not function properly and the Shares may trade at a discount or premium to the Bitcoin Holdings per Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the Bitcoin Index Price may not function properly if Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are materially higher or lower than the Bitcoin Index Price. Authorized Participants may purchase or sell bitcoins on public or private markets not included among the Bitcoin Exchanges included in the Index, and such transactions may take place at prices materially higher or lower than the Bitcoin Index Price. Furthermore, while the Index provides a U.S. Dollar-denominated composite reference rate for the price of bitcoin based on the volume-weighted price of a bitcoin on certain constituent Bitcoin Exchanges at any given time, the prices on each individual Bitcoin Exchange are not necessarily equal to the value of a bitcoin as represented by the Index.

For example, based on data provided by the Index Provider, from May 10, 2015 to March 15, 2017, the maximum variance of the 4:00 p.m., New York time spot price of any single exchange included in the Index from the Bitcoin Index Price was 8.8% and the average maximum variance of the 4:00 p.m., New York time spot price of any single exchange from the Bitcoin Index Price was 6.9%. During this same period, the average variance of the 4:00 p.m., New York time spot prices of all the exchanges included in the Index from the Bitcoin Index Price was 0.8%. The timeframe chosen reflects the longest continuous period during which the four Bitcoin Exchanges that are currently included in the Index have been constituents. All Bitcoin Exchanges that were included in the Index throughout the period were considered in this analysis.

Further, based on data provided by the Index Provider for the same period, the maximum variance of the 4:00 p.m., New York time spot price on any single U.S. Dollar denominated exchange with the eight highest trading volumes from the Bitcoin Index Price was 9.2% and the average maximum variance of the 4:00 p.m., New York time spot price of any single exchange from the Bitcoin Index Price was 7.4%. During the same period, the average variance of the 4:00 p.m., New York time spot price of the U.S. Dollar denominated exchanges with the eight highest trading volumes from the Bitcoin Index Price was 0.9%.

Although the average price variance between the Bitcoin Index Price and the price of bitcoins on the Bitcoin Exchanges, both individually and as a group, has historically been immaterial, the price of bitcoins on an individual Bitcoin Exchange has historically, and could in the future, be materially higher or lower than the Bitcoin Index Price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoins. To the extent such prices differ materially from the Bitcoin Index Price, the price of the Shares may no longer track, whether temporarily or over time, the Bitcoin Index Price, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins and the Bitcoin Index Price.

If the processes of creation and redemption of Baskets encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Bitcoin Index Price may not exist and, as a result, the price of the Shares may fall.

If the creation and redemption of the Shares (which depend on timely transfers of bitcoins to and from the custody accounts maintained by the Custodian) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoins may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the Bitcoin Index Price and may fall.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoins, as measured using the Bitcoin Index Price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Bitcoin Index Price and may fall.

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Bitcoin Account has been designed specifically to provide security for the Trust’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Bitcoin Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Trust and the Custodian to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Custodian are technical and complex, and the Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoins and the digital wallets into which the Trust deposits its bitcoins. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in the Custodian’s safekeeping and storage of the Trust’s bitcoins.

It is not uncommon for businesses in the bitcoin space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent, BitPay, lost approximately $1.8 million of bitcoins due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

Furthermore, the Trust’s private keys required to transfer the Trust’s bitcoins are stored in vaults located across the world, including but not limited to the United States, Europe, including Switzerland, and South America, which could be subject to (i) hostile regulatory treatment of bitcoin, (ii) unforeseen social, economic or political unrest and (iii) natural or man-made disaster. For example, one of the Custodian’s vaults is located in a South American country that could be considered to have an elevated risk of hostile regulatory treatment and social, economic or political unrest, including high rates of inflation and general economic mismanagement. If a vault were compromised, it could cause a possible delay in operations of up to 72 hours which could have a negative impact on the value of the Shares.

The Trust’s and the Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Trust’s bitcoins will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust or the Custodian is unable to identify and mitigate or stop new security threats, the Trust’s bitcoins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Security threats to the Bitcoin Account could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Custodian or their agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Bitcoin Account, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of the Custodian or the Sponsor to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the Bitcoin Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence or breach in the Trust’s security and technology policies may adversely affect the Trust and the value of an investment in the Shares.

The Trust, Sponsor, Custodian and each of their agents will take measures to protect the Trust and its bitcoins from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Trust’s bitcoins. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s bitcoins, which represent the Trust’s only asset. A resulting perception that the Security Procedures do not adequately protect the Trust’s bitcoins could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of bitcoins or a theft of bitcoins generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoins will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoins could be transferred from the Trust Custody Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

For example, in September 2014, the Chinese bitcoin exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers, although it claimed that many customers returned the bitcoins and litecoins. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s bitcoins through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust bitcoins. The Trust will also be unable to convert or recover Trust bitcoins transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The Trust’s bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Trust’s bitcoins could be lost, stolen or destroyed. The Sponsor believes that the Trust’s bitcoins held in the Bitcoin Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins. Although the Custodian uses Security Procedures with various elements such as redundancy, segregation and cold storage to minimize the risk of loss, damage and theft, neither the Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Trust’s bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent, Administrator and Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person is liable.

Shareholders’ recourse against the Trust, Trustee, Custodian and Sponsor under New York law governing their custody operations is limited. Similarly, the Shareholders’ recourse against the Sponsor, the Transfer Agent and the Administrator for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of bitcoins, is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoins for which no person is liable in damages. Further, there is no third-party insurance to cover any loss that may be suffered with respect to the Trust’s bitcoins.

Bitcoins held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoins represented by Shares in the Trust are not insured directly by the Trustee or the Sponsor.

The Custodian’s limited liability under the Custodian Agreement may impair the ability of the Trust to recover losses relating to its bitcoins and any recovery may be limited, even in the event of fraud, to the market value of the bitcoins at the time the fraud is discovered.

Under the Custodian Agreement, the Custodian’s liability is limited to the greater of (i) the market value of the Custodial Coins at the time the events giving rise to the liability occurred and (ii) the fair market value of the Custodial Coins at the time that the Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement or any Authorized Participant Self-Administered Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Custodian will also not be liable for any system failure or third-party penetration of the Bitcoin Account, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Custodian. As a result, the recourse of the Trust or the Shareholder, under New York law, is limited.

The Trust may not have adequate sources of recovery if its bitcoins are lost, stolen or destroyed.

If the Trust’s bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

The liquidity of the Shares may be affected if Authorized Participants or Liquidity Providers cease to perform their obligations under the Participant Agreements.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on NYSE Arca terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

In addition, if one or more Liquidity Providers refuses, or is unable, to perform its obligations under its Participant Agreements, the Trust may have difficulty maintaining the participation of certain Authorized Participants or engaging additional Authorized Participants. Under such circumstances, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will continue to develop.

Prior to this offering, the Shares traded on the over-the-counter exchange, OTCQX. There can be no assurance an active trading market of the Shares will develop on NYSE Arca. The Sponsor may elect to terminate the Trust if it determines, in its sole discretion, that the Trust is not an economically viable size, which could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that NYSE Arca halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the Bitcoin Index Price is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoins are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the Bitcoin Index Price were higher at the time of sale. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no

Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is solely responsible for determining the value of the bitcoins, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share on a daily basis as soon as practicable after 4:00 p.m., New York time on each business day. The Administrator’s determination is made utilizing data from the Custodian’s operations and the Bitcoin Index Price, calculated at 4:00 p.m., New York time on such day. To the extent that the Trust’s Bitcoin Holdings or Bitcoin Holdings per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed the Sponsor-assumed Fees, which are certain operational and periodic expenses of the Trust. See “Activities of the Trust—Trust Expenses.” Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s bitcoins. Because the Trust does not generate any income, every time that it delivers bitcoins to the Sponsor for the Sponsor’s Fee or sells bitcoins for the Additional Trust Expenses, the number of bitcoins represented by each Share will gradually decrease over time. In addition, the Sponsor may, in its sole discretion, increase the Sponsor’s Fee or decrease the Sponsor-paid Expenses which could result in a greater decline in the number of bitcoins that the Trust holds.

The Trust’s delivery or sale of bitcoins to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of bitcoins by the Trust to pay the Sponsor’s Fee or other expenses and each sale of bitcoins by the Trust to pay Additional Trust Expenses will be a taxable event to Shareholders. Thus, the Trust’s payment of expenses could result in Shareholders’ incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “U.S. Federal Income Tax Consequences.”

If the Trust incurs extraordinary expenses in U.S. Dollars, the Trust will sell bitcoins to pay these expenses. The sale of the Trust’s bitcoins to pay expenses at a time of low bitcoin prices could adversely affect the value of the Shares.

The Sponsor will sell bitcoins held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current bitcoin prices on the Bitcoin Exchange Market. The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoins. Consequently, if the Trust incurs expenses in U.S. Dollars, the Trust’s bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, resulting in a negative impact on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodian under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent, the Administrator and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator or Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Trust’s Bitcoin Holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoins; however, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s bitcoins. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate the Trust’s bitcoins. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The Trust and an affiliate of the Trust recently entered into a settlement agreement with the SEC concerning the operation of the Trust’s former redemption program.

On April 1, 2014, a program was launched pursuant to which Shareholders could request redemptions from Genesis, an affiliate of the Trust and the sole Authorized Participant at that time. On September 23, 2014, Genesis received a letter from the staff of the SEC’s Office of Compliance Inspections and Examinations summarizing the staff’s findings from an onsite review of Genesis’s broker-dealer activities conducted in June 2014. In its exit report, the staff stated that it had concluded that the Trust’s redemption program, in which Shareholders were permitted to request the redemption of their Shares through Genesis, appeared to violate Regulation M under the Exchange Act because such redemptions of Shares took place at the same time the Trust was in the process of creating Shares. On July 11, 2016, Genesis and the Trust entered into a settlement agreement with the SEC whereby they agreed to a cease-and-desist order against future violations of Rules 101 and 102 of Regulation M under the Exchange Act. Genesis also agreed to pay disgorgement of $51,650.11 in redemption fees it collected, plus prejudgment interest of $2,105.68, for a total of $53,755.79. The Trust is seeking an exemption from the SEC under Regulation M in order to reinstate its redemption program, but cannot at this time predict whether it will be successful in obtaining such regulatory relief.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of bitcoins or the operation of the Bitcoin Network or the Bitcoin Exchange Market in a manner that adversely affects an investment in the Shares.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have begun to examine the operations of the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Many of these agencies, including the SEC, CFPB, FINRA, the Federal Trade Commission (“FTC”) and state financial regulatory agencies, including those of Washington, Wisconsin, North Carolina, Nevada, Massachusetts, Michigan, New Hampshire, Alabama, Maryland, Maine, New Mexico, California, Florida and Hawaii, have issued consumer advisories regarding the risks posed by digital currencies, including bitcoin.

In the March 2013 guidance, FinCEN took the position that any administrator or exchanger of convertible virtual currencies, including bitcoins, must register with FinCEN as a money transmitter and must comply with the anti-money laundering regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. The requirement that bitcoin exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoins and therefore may adversely affect their price.

On June 3, 2015, NYDFS issued its comprehensive regulatory scheme for digital currency businesses, called the “BitLicense.” The BitLicense scheme requires most businesses involved in digital currency transactions in or involving New York, excluding merchants and consumers, to apply for a license from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. Other states have considered similar regimes (for example, a bill in California would have imposed a similar regime, although the bill was shelved), or have required virtual currency businesses to register with their states as money transmitters, which results in virtual currency businesses being subject to requirements similar to those of NYDFS’s BitLicense regime. Certain state regulators, such as the Texas Department of Banking and Kansas Office of the State Bank Commissioner, have found that bitcoins do not constitute money, and that mere transmission of bitcoin does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of virtual currency (including bitcoins) and not its use. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoins). The bill indirectly authorizes the use of bitcoins as an alternative form of money in the state. The inconsistency in applying money transmitting licensure requirements to certain bitcoin businesses may make it more difficult for bitcoin businesses to provide services, which may affect consumer adoption of bitcoin and its price.

To date, the SEC has not asserted regulatory authority over the Bitcoin Network or bitcoin trading or ownership and has not expressed the view that bitcoin should be classified or treated as securities for purposes of U.S. federal securities laws. However, the SEC has indicated that the subject of bitcoin’s regulatory status is under review. In addition, it has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. If the SEC were to determine that bitcoin is a security, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under U.S. federal securities laws, including the Investment Company Act and, with respect to the Sponsor, the Investment Advisers Act.

The CFTC has indicated that it considers bitcoin to be a “commodity” under the CEA, which makes it possible for futures, swaps, and other CFTC-regulated derivatives based on bitcoin to be offered and traded in the United States. The CFTC has not, to date, taken the view that bitcoin is a “commodity interest,” which is defined under the CEA to include futures, swaps, and other derivatives based on commodities. Commodity interests are subject to CFTC regulation and thus, if bitcoin were to be deemed a commodity interest by the CFTC, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under the CEA and CFTC regulations.

To the extent that future regulatory actions or policies limit the ability to exchange bitcoins or utilize them for payments, the demand for bitcoins will be reduced and Authorized Participants may not seek to redeem Redemption Baskets in exchange for redemption proceeds in bitcoins. Furthermore, regulatory actions may limit the ability of end-users to convert bitcoins into fiat currency (for example, U.S. Dollars) or use bitcoins to pay for goods and services. Such regulatory actions or policies would result in a reduction of demand, and in turn, the Bitcoin Index Price and the price of the Shares.

Bitcoins currently face an uncertain regulatory landscape not only in the United States but also in many foreign jurisdictions such as the European Union, China, Japan and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoins to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoins, most regulatory bodies have not yet issued official statements regarding their intention to regulate or determinations on regulation of bitcoin, bitcoin users and the Bitcoin Network. In March 2015, Her Majesty’s Treasury proposed applying the United Kingdom’s anti-money laundering regulations to bitcoins. In October 2015, the European Court of Justice ruled that bitcoin transactions throughout the European Union should be treated as a traditional currency transactions and not be subject to value-added tax.

In China, a December 2013 government notice classified bitcoins as “virtual commodities,” and not legal tender. The same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate in the then-second-largest bitcoin market. More recently, the largest China-based Bitcoin Exchanges—BTCC, Huobi and OKCoin—adjusted their terms to pause or limit loan and borrowing services in response to informal guidance received from the People’s Bank of China concerning the creation of tighter anti-money laundering and foreign exchange controls. Shortly thereafter, these exchanges introduced a 0.2% fixed-rate transaction fee for all bitcoin buy and sell orders in response to added regulatory pressure by the People’s Bank of China. In February 2017, China’s smaller bitcoin exchanges, including BTC Trade, BTC100, CHBTC, Dahonghuo, Yuanboa and BitBays also imposed or increased trading fees on their respective exchanges. In the subsequent weeks, BTCC, Huobi and OKCoin halted bitcoin withdrawals. In March 2017, the PBoC renewed its efforts to regulate Bitcoin Exchanges, providing a list of prohibited activities imposed on Bitcoin Exchanges, and clarifying their long-term regulatory strategy for bitcoin. The PBoC will continue to research the properties of bitcoin, explore management policies for the exchanges at the national level, and will also consider licensing a number of qualified exchanges. Nevertheless, bitcoin withdrawals remain halted on BTCC, Huobi and OKCoin. These events have substantially reduced the volume traded on Chinese exchanges.

In the United Arab Emirates, the government recently released a new regulatory framework that may restrict banking and payment industries from using bitcoin. The Australian Senate has recently launched an inquiry into the country’s tax treatment and regulation of bitcoins, and the government of Israel and the Israel Tax Authority are reportedly looking into taxing the profits from bitcoin trading. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin as a form of currency. These regulations, which were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in the first half of 2017, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. At the other extreme, Russia’s Ministry of Finance issued a draft bill that was submitted to Russia’s legislature in December 2015, which would ban bitcoin and other “money surrogates” and impose monetary penalties for its use or even the advocacy of its use. Currently, this bill has been put on hold. In 2014, Ecuador, Bolivia, and Bangladesh banned the use of bitcoin and other digital currencies.

Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin Exchange Market and their users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoins by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoins.

The effect of any future regulatory change on the Trust or bitcoins is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

If regulatory changes or interpretations of an Authorized Participant or Liquidity Provider’s activities require the regulation of an Authorized Participant or Liquidity Provider as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Participant or Liquidity Provider may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant or Liquidity Provider or increased commissions for the Authorized Participant or Liquidity Provider’s clients, thereby reducing the liquidity of the Trust.

To the extent that the activities of an Authorized Participant or Liquidity Provider cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Participant or Liquidity Provider may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant or Liquidity Provider to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant or Liquidity Provider may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Participant or Liquidity Provider to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Participant or Liquidity Provider charges its clients in a material and adverse manner. If an Authorized Participant or Liquidity Provider determines not to comply with such additional regulatory and registration requirements, an Authorized Participant or Liquidity Provider may terminate its role as an Authorized Participant or Liquidity Provider of the Trust. Such a termination may decrease the liquidity of the Trust.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoins and adversely affect an investment in the Shares.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoins and therefore adversely affect an investment in the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

Although currently bitcoins are not regulated or are lightly regulated in most countries, including the United States, one or more countries, such as China and Russia, may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares or cause the price of bitcoin to substantially decrease.

If regulatory changes or interpretations of the Trust’s activities require the registration of the Trust as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s activities require the licensing or other registration of the Trust as a money transmitter (or equivalent designation) under state law in any state in which the Trust operates, the Trust may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent that the activities of the Trust cause it to be deemed a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust may be required to comply with FinCEN regulations, including those that would mandate the Trust to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of the Trust cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which the Trust operates, the Trust may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Similarly, to the extent the Trust’s activities are deemed to be “Virtual Currency Business Activity” (or similar activity), the Trust may be required to acquire a license under NYDFS’s BitLicense scheme and comply with anti-money laundering requirements, among others. Neither the Trust nor the Sponsor has applied for a license under the BitLicense regime. Other states besides New York may implement digital-currency specific regimes that could require the Trust to apply for licenses and comply with various requirements.

Such additional federal or state regulatory obligations may cause the Trust to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses’ money transmitters, and businesses involved in virtual currency business activity. If the Sponsor is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

Regulatory changes or interpretations could cause the Trust and the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may be classified by the CFTC as “commodity interests” under the CEA or may be classified by the SEC as “securities” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoins as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoins are currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoins are deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that bitcoins are deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and Investment Advisers Act. The Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

Recent amendments to the Trust Agreement were intended to clarify the Trust’s classification as a grantor trust for U.S. federal income tax purposes. To eliminate any ambiguity that the Trust, since its formation, has been intended to be treated as a grantor trust for U.S. federal income tax purposes, the Trust petitioned for, and was granted on February 9, 2017, an order of the Court of Chancery of the State of Delaware reforming the Trust Agreement, retroactively to September 25, 2013 (the date of the original Trust Agreement), to conform to the amendments described in the preceding sentence. However, the U.S. Internal Revenue Service (the “IRS”) or a court might not agree that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. The Trust is seeking a ruling from the IRS that the Trust is a grantor trust for U.S. federal income tax purposes, but there can be no assurance that the Trust will be successful in obtaining such a ruling.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (as discussed below in “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to the timing of recognition of gain or loss. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum marginal rate of 35%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of a non-U.S. Shareholder, generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The treatment of bitcoins for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins” below, the Trust intends to take the position that each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. However, the Notice is not binding on the IRS, and a court might not uphold this treatment. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gains recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoins could be subject to special reporting requirements applicable to “reportable transactions.”

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes, (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Future developments in the tax treatment of bitcoins could adversely affect an investment in the Shares.

The New York State Department of Taxation and Finance issued guidance regarding the application of New York State tax law to virtual currencies such as bitcoins. The agency determined that New York State would follow the Notice with respect to the treatment of virtual currencies such as bitcoins for state income tax purposes. Furthermore, the agency took the position that virtual currencies such as bitcoin are a form of “intangible property,” with the result that the purchase and sale of bitcoins for fiat currency is not subject to state sales tax (although transactions of bitcoin for other goods and services may be subject to sales tax under barter transaction treatment). The New Jersey Division of Taxation has issued similar guidance, while the taxing authorities of various states other than New York and New Jersey have issued guidance exempting the acquisition and/or disposition of bitcoins from sales tax. It is unclear what further guidance on the treatment of bitcoins for state tax purposes may be issued in the future. If a state does not follow the Notice, such state’s treatment of bitcoins may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoins generally. Any such treatment may have a negative effect on prices in the Bitcoin Exchange Market and a negative impact on the Shares.

The treatment of virtual currencies such as bitcoins for tax purposes by foreign jurisdictions may differ from the treatment of virtual currencies by the IRS or the New York State Department of Taxation and Finance. If a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value-added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could affect the price of bitcoins and negatively affect an investment in the Shares.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including the Index Provider, the Authorized Participants and Genesis, who serves as a Liquidity Provider, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

•	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest;

•	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

•	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

•	The Sponsor’s staff also services affiliates of the Sponsor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Trust;

•	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

•	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to this offering;

•	Barry E. Silbert, the Chief Executive Officer of the Sponsor, acts as an advisor to the Index Provider and owns less than approximately 1.0% of the Index Provider’s voting equity;

•	Digital Currency Group, Inc. is (i) the sole member and parent company of the Sponsor and Genesis, which as of the date of this prospectus, is the only acting Liquidity Provider, (ii) the owner of approximately 2.4% of the Index Provider’s voting equity and owns warrants representing approximately 1.4% of the Index Provider’s voting equity, (iii) a minority interest holder in the Custodian, representing less than 1.0% of its equity, (iv) a minority interest holder in Coinbase, which operates the GDAX, representing approximately 0.5% of its equity and (v) a minority interest holder in Paxos, which operates itBit, representing less than 0.3% of its equity;

•	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust; and

•	While the Index does not currently utilize data from over-the-counter markets or derivative platforms, it may decide to include pricing data from such markets or platforms in the future, which could include data from Genesis, a Liquidity Provider and affiliate of the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Documents—Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, Authorized Participants, Liquidity Providers, Index Provider, Custodian, Trust and others, see “Conflicts of Interest.”

Affiliates of the Sponsor may invest in or trade bitcoin without regard to the interests of the Trust or its Shareholders.

Affiliates of the Sponsor have substantial direct investments in bitcoins. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. Affiliates of the Sponsor may obtain exposure to bitcoin through investment in the Shares.

To the extent that any substantial investment in bitcoins is initiated, materially increased or materially reduced, such investment can affect the Bitcoin Index Price. The initiation of, or material increases in, a substantial investment in bitcoin may result in an increase in the Bitcoin Index Price. A material reduction in a substantial investment may result in a decrease in the Bitcoin Index Price, having a negative impact on the value of Shares. See “Conflicts of Interest—Proprietary Trading/Other Clients.”

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate the bitcoins held by the Trust.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital currency financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate. See “Conflicts of Interest—The Sponsor.”

The Custodian owes no fiduciary duties to the Trust or the Shareholders, is not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Trust.

The Custodian is not a trustee for, and owes no fiduciary duties to, the Trust or the Shareholders. In addition, the Custodian has no duty to continue to act as the custodian of the Trust. The Custodian can terminate its role as custodian for any reason whatsoever upon the notice period provided under the Custodian Agreement. The Custodian may also be terminated. If the Custodian resigns or is removed without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.

The Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

The history of the Bitcoin Exchange Market has shown that bitcoin exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Custodian is required in its agreement to safeguard the Custodial Coins from theft, loss, destruction or other issues relating to hackers and technological attack, its ability to do so is based upon known technology and threats. As technological change occurs, the security threats to the Custodial Coins will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Custodian is unable to identify and mitigate or stop new security threats, the Custodial Coins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Trust will not have regular Shareholder meetings and take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders, may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of bitcoin deposits. Pursuant to the Trust Agreement, during the life of the Trust such bitcoins will only be (i) owned by the Trust and held by the Custodian, (ii) disbursed (or converted to U.S. Dollars, if necessary) to pay the Trust’s expenses, (iii) distributed to Authorized Participants or Liquidity Providers in connection with the redemption of Baskets and (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

The Trust will not receive any proceeds from the sale of Shares by the selling shareholders.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

Introduction to Bitcoins and the Bitcoin Network

A bitcoin is a decentralized digital currency that is issued by, and transmitted through, an open source, digital protocol platform using cryptographic security that is known as the Bitcoin Network. The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the Blockchain, and the source code that comprises the basis for the cryptography and digital protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on Bitcoin Exchanges or in individual end-user-to-end-user transactions under a barter system. See “—Uses of Bitcoins—Bitcoin Exchange Market” below.

Bitcoins are “stored” or reflected on the digital transaction ledger known as the “Blockchain,” which is a digital file stored in a decentralized manner on the computers of each Bitcoin Network user. The Blockchain records the transaction history of all bitcoins in existence and, through the transparent reporting of transactions, allows the Bitcoin Network to verify the association of each bitcoin with the digital wallet that owns them. The Bitcoin Network and bitcoin software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any digital wallet listed in the Blockchain as having taken part in a transaction on the Bitcoin Network.

The Blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all Bitcoin users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. See “—Bitcoin Mining and Creation of New Bitcoins” below. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Because each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network.

Each bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain. “Off-Blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding bitcoins, or of the reallocation of ownership of certain bitcoins in a pooled-ownership digital wallet, such as a digital wallet owned by a Bitcoin Exchange. Information and data regarding Off-Blockchain transactions is generally not publicly available in contrast to true bitcoin transactions, which are publicly recorded on the Blockchain. Off-Blockchain transactions are not truly bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of bitcoins between addresses recorded in the Blockchain. Off-Blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin Network or recorded in and validated through the Blockchain mechanism.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoins. Rather, bitcoins are created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of bitcoins is determined by the supply of and demand for bitcoins in the Bitcoin Exchange Market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As bitcoin transactions can be broadcast to the Bitcoin Network by any user’s bitcoin software and bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third-party service providers such as Bitcoin Exchanges and Bitcoin third-party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoins to or from fiat currency.

The Bitcoin Network was initially contemplated in a white paper that also described Bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto; however, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoins were created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network). Since its introduction, the Bitcoin Network has been under active development by a group of engineers known as core developers. As an open source project, bitcoin is not represented by an official organization or authority, although groups including MIT’s Media Lab work to organize the Bitcoin community and to develop and protect the Bitcoin Network’s code.

Overview of the Bitcoin Network’s Operations

In order to own, transfer or use bitcoins, a person generally must have internet access to connect to the Bitcoin Network. Bitcoin transactions between parties occur rapidly (typically between a few seconds and a few minutes) and may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. To prevent the possibility of double-spending a single bitcoin, each transaction is recorded, time stamped and publicly displayed in a “block” in the publicly available Blockchain. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users’ Bitcoin Network software programs as described below. This memorialization and verification against double-spending is accomplished through the bitcoin mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain.

Brief Description of Bitcoin Transfers

Prior to engaging in bitcoin transactions, a user must first obtain a digital bitcoin “wallet” (analogous to a bitcoin account) in which to store bitcoins. A “wallet” can be obtained, among other ways, through an open-source software program that generates bitcoin addresses and enables users to engage in the transfer of bitcoins with other users. A user may install a bitcoin software program on its computer or mobile device that will generate a bitcoin wallet or, alternatively, a user may retain a third party to create a digital wallet to be used for the same purpose. There is no limit on the number of digital wallets a user can have, and each such wallet includes one or more unique addresses and a verification system for each address consisting of a “public key” and a “private key,” which are mathematically related.

In a typical bitcoin transaction, the bitcoin recipient creates a new bitcoin address and directs the payor to send the payment to the address by providing the address, or public key, for the digital wallet to the payor who will initiate the transfer. This activity is analogous to a recipient providing an address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” the transaction request from the recipient with the private key of the address from where the payor is transferring the bitcoins. The recipient does not make public its related private key or provide it to the payor, because the private key authorizes access to, and transfer of, the funds from the recipient’s digital wallet to other users. The process of signing the transaction is typically automated by the software that runs the payor and recipient’s digital wallet. The transfer is made from the payor to the recipient’s wallet and this transaction is validated by the Bitcoin Network.

Information and data regarding Off-Blockchain transactions is generally not publicly available in contrast to true bitcoin transactions, which are publicly recorded on the Blockchain. Off-Blockchain transactions are not truly bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of bitcoins between addresses recorded in the Blockchain. Off-Blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin Network or recorded in and validated through the Blockchain mechanism.

Summary of a Bitcoin Transaction

In a bitcoin transaction between two parties, the following circumstances must be in place: (i) the party seeking to send bitcoins must have a digital wallet and the Bitcoin Network must recognize that digital wallet as having sufficient bitcoins for the spending transaction, (ii) the receiving party must have a digital wallet and (iii) the spending party must have internet access with which to send its spending transaction.

Next, the receiving party must provide the spending party with its wallet’s digital address, an identifying series of 27 to 34 alphanumeric characters that represents the wallet’s routing number on the Bitcoin Network and allows the Blockchain to record the sending of bitcoins to that wallet. The receiving party can provide this address to the spending party in alphanumeric format or an encoded format such as a Quick Response Code (commonly known as a QR Code), which may be scanned by a smartphone or other device to quickly transmit the information.

After the provision of the receiving wallet’s digital address, the spending party must enter the address into its bitcoin software program along with the number of bitcoins to be sent. The number of bitcoins to be sent will typically be agreed upon between the two parties based on a set number of bitcoins or an agreed upon conversion of the value of fiat currency to bitcoins. Most bitcoin software programs also allow, and often suggest, the payment of a transaction fee (also known as a miner’s fee). Transaction fees are not required to be included by many Bitcoin software programs, but, when they are included, they are paid by the spending party on top of the specified amount of bitcoins being sent in the transaction. Transaction fees, if any, are typically a fractional number of bitcoins (for example, 0.005 or 0.0005 bitcoins) and are automatically transferred by the Bitcoin Network to the bitcoin miner that solves and adds the block recording the spending transaction on the Blockchain.

After the entry of the wallet’s digital address, the number of bitcoins to be sent and the transaction fees, if any, to be paid, the spending party will transmit the spending transaction. The transmission of the spending transaction results in the creation of a data packet by the spending party’s bitcoin software program. The data packet includes data showing (i) the destination digital wallet’s address, (ii) the number of bitcoins being sent, (iii) the transaction fees, if any, and (iv) the spending party’s digital signature, verifying the authenticity of the transaction. The data packet also includes references called “inputs” and “outputs,” which are used by the Blockchain to identify the source of the bitcoins being spent and record the flow of bitcoins from one transaction to the next transaction in which the bitcoins are spent. The digital signature exposes the spending party’s digital wallet address and public key to the Bitcoin Network, though, for the receiving party, only its digital wallet address is revealed. The spending party’s bitcoin software will transmit the data packet onto the decentralized Bitcoin Network, resulting in the propagation of the information among the software programs of Bitcoin users across the Bitcoin Network for eventual inclusion in the Blockchain. Typically, the data will spread to a vast majority of bitcoin miners within the course of less than one minute.

As discussed in greater detail below in “—Bitcoin Mining and Creation of New Bitcoins,” bitcoin miners record transactions when they solve for and add blocks of information to the Blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Blockchain to which the new block is being added and (iii) all transactions that have occurred but have not yet been added to the Blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and propagation discussed above. Typically, bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one minute has passed between the transaction’s data packet transmission and the solution of the next block. If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

Bitcoin transactions that are micropayments (typically, less than 0.01 bitcoins) and that do not include transaction fees to miners are currently deprioritized for recording, meaning that, depending on bitcoin miner policies, these transactions may take longer to record than typical transactions if the transactions do not include a transaction fee. Additionally, transactions initiated by spending wallets with poor connections to the Bitcoin Network (i.e., few or poor quality connections to nodes or “supernodes” that relay transaction data) may be delayed in the propagation of their transaction data and, therefore, transaction recording on the Blockchain. Finally, to the extent that a miner chooses to limit the transactions it includes in a solved block (whether by the payment of transaction fees or otherwise), a transaction not meeting that miner’s criteria will not be included.

To the extent that a transaction has not yet been recorded, there is a greater chance that the spending wallet can double-spend the bitcoins sent in the original transaction. If the next block solved is by an honest miner not involved in the attempt to double-spend bitcoin and if the transaction data for both the original and double-spend transactions have been propagated onto the Bitcoin Network, the transaction that is received with the earlier time stamp will be recorded by the solving miner, regardless of whether the double-spending transaction includes a larger transaction fee. If the double-spend transaction propagates to the solving miner and the original transaction has not, then the double-spending has a greater chance of success. As a result of the high difficulty in successfully initiating a double-spend without the assistance of a coordinated attack, the probability of success for a double-spend transaction attempt is limited. See “—Double-Spending and the Bitcoin Network Confirmation System” and “—Forms of Attack Against the Bitcoin Network” below.

Upon the addition of a block included in the Blockchain, the bitcoin software program of both the spending party and the receiving party will show confirmation of the transaction on the Blockchain and reflect an adjustment to the bitcoin balance in each party’s digital wallet, completing the bitcoin transaction. Typically, bitcoin software programs will automatically check for and display additional confirmations of six or more blocks in the Blockchain. See “—Double-Spending and the Bitcoin Network Confirmation System” below.

Cryptographic Security Used in the Bitcoin Network

Public and Private Keys

All transactions on the Bitcoin Network are secured using public-key cryptography, a technique which underpins many online transactions. Public-key cryptography works by generating two mathematically related keys (one a public key and the other a private key). One of these, the private key, is retained in the individual’s wallet and the other key is made public and serves as the address to which a bitcoin can be transferred and from which money can be transferred by the owner of the bitcoin wallet. In the case of bitcoin transactions the public key is an address (a string of letters and numbers) that is used to encode payments, which can then only be retrieved with its associated private key, which is used to authorize the transaction. In other words, the payor uses his private key to approve any transfers to a recipient’s account. Users on the Bitcoin Network can confirm that the user signed the transaction with the appropriate private key, but cannot reverse engineer the private key from the signature.

Double-Spending and the Bitcoin Network Confirmation System

To ensure the integrity of bitcoin transactions from the recipient’s side (i.e., to prevent double-spending by a payor), every bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Blockchain through the “mining” process (defined below), which time-stamps the transaction and memorializes the change in the ownership of the bitcoin(s) transferred. Adding a block to the Blockchain requires bitcoin “miners” (defined below) to exert significant computational effort to verify it is a valid transaction. Requiring this computational effort, or “proof of work,” prevents a malicious actor from either adding fraudulent blocks to generate bitcoins (i.e., counterfeit bitcoins) or overwriting existing valid blocks to reverse its prior transactions.

A transaction in bitcoins between two parties is recorded in the Blockchain in a block only if that block is accepted as valid by a majority of the nodes on the Bitcoin Network. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s solution and by the block’s addition to the longest confirmed Blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of the bitcoin transaction. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. The layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain. Bitcoin Exchanges and users can set their own threshold as to how many confirmations are required until funds from the transferor are considered valid. However, statistically speaking, a transaction is virtually final after six confirmations as it would be extremely difficult to challenge the validity of the transaction at that point.

At this point in the evolution of the Bitcoin Network, bitcoin transactions are considered irreversible. Once a transaction appears in the Blockchain, no one has the authority to reverse it. If someone were to attempt to undo a past transaction in a block recorded on the Blockchain, such individual would have to exert tremendous processing power in a series of complicated transactions that may not be achieved at this point in the Bitcoin Network’s development.

Bitcoin Mining and Creation of New Bitcoins

Mining Process

The process by which bitcoins are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining client, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. Bitcoin transactions are recorded in new blocks that are added to the Blockchain and new bitcoins being issued to the miners. Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions included in that block’s data.

Most bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoins to the miner who added the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of a predetermined length (the “hash value”) using the SHA-256 cryptographic hash algorithm. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

A miner’s proposed block is added to the Blockchain once a majority of the nodes on the Bitcoin Network confirms the miner’s work. Miners that are successful in adding a block to the Blockchain are automatically awarded bitcoins for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new bitcoins enter into circulation to the public.

Incentives for Mining

As noted above, miners that are successful in adding a block to the Blockchain are automatically awarded bitcoins for their effort. Given the increasing difficulty of the target established by the Bitcoin Network, current miners are required to invest in expensive mining devices with adequate processing power to hash at a competitive rate. The first wave of mining devices used central processing units (CPUs) used in standard home computers. Miners soon discovered that graphic processing units (GPUs) provided them with more processing power and the second wave of miners entered the Bitcoin Network. Today, the Bitcoin Network is well into a third wave of mining devices which consist of mining computers that are designed solely for mining purposes. Such devices include ASIC (application-specific integrated circuit) machines built specifically for bitcoin mining by specialized companies like Bitman Technologies. These new computers are significantly more expensive than standard home computers. Miners also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block.

The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Blockchain decreases over time and the production (and reward) of bitcoins will eventually cease. Once such incentive mechanism ceases to be profitable, miners will only have transaction fees to incentivize them and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Mining Pools

The significant increase in the number of miners and the increasing in mining capacity have radically increased the difficulty of finding a valid hash since the first block was mined. In some respects, hashing is akin to a mathematical lottery, and miners that have devices with greater processing power (i.e., the ability to make more hash calculations per second) are more likely to be successful miners. Currently, the likelihood that an individual acting alone will be able to be awarded a bitcoin is extremely low. As a result, mining “pools” have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power they each contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts. As of March 15, 2017, the three largest identifiable mining pools were AntPool, F2Pool and BitFury, which, when aggregated, represented approximately 40% of the processing power on the Bitcoin Network (as calculated by determining the percentage of blocks mined by each such pool over the prior four days). As of March 15, 2017, the ten largest identifiable pools were AntPool, F2Pool, BitFury, BW.Com, BTCC Pool, BTC.TOP, SlushPool, ViaBTC, Bixin and GBMiners, which accounted for approximately 82% of the mining processing power on the Bitcoin Network.

Mathematically Controlled Supply

The supply of new bitcoins is mathematically controlled in a manner so that the number of bitcoins grows at a limited rate pursuant to a pre-set schedule. The number of bitcoins awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Blockchain. Currently, the fixed reward for solving a new block is 12.5 bitcoins per block and this is expected to decrease by half to become 6.25 bitcoins after the next 210,000 blocks have entered the Bitcoin Network, which is expected to be July 2020. This deliberately controlled rate of bitcoin creation means that the number of bitcoins in existence will increase at a controlled rate until the number of bitcoins in existence reaches the pre-determined 21 million bitcoins. As of March 15, 2017, approximately 16.22 million bitcoins have been mined, and estimates of when the 21 million bitcoin limitation will be reached range up to the year 2140.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project (i.e., a product whose source code is freely available to the public and that utilizes crowdsourcing to identify possible issues, problems and defects) with no official developer or group of developers that controls the Bitcoin Network. However, the Bitcoin Network’s development is overseen by a core group of developers including those employed by MIT Media Lab’s Digital Currency Initiative (the “Core Developers”). The Core Developers are able to access and can alter the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. The release of updates to the Bitcoin Network’s source code does not guarantee that the updated will be automatically adopted. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to the bitcoin users and miners that download it. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network. See “Risk Factors—Risk Factors Related to the Bitcoin Network and Bitcoins—The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks.” Consequently, as a practical matter, a modification to the source code only becomes part of the Bitcoin Network if accepted by participants collectively having a majority of the processing power on the Bitcoin Network.

Core Development of the Bitcoin source code has increasingly focused on modifications of the Bitcoin protocol to allow non-financial and next generation uses (sometimes referred to as Bitcoin 2.0 projects). These uses include smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. For example, the white paper for Blockstream, a company of which Core Developers Pieter Wuille and Gregory Maxwell are a part, calls for the use of “pegged sidechains” to develop programming environments that are built within block chain ledgers that can interact with and rely on the security of the Bitcoin Network and Blockchain, while remaining independent thereof. The Trust’s activities will not directly relate to Bitcoin 2.0 projects, though Bitcoin 2.0 projects may utilize bitcoins as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoins and the utility of the Bitcoin Network as a whole. Conversely, Bitcoin 2.0 projects that operate and are built within the Blockchain may increase the data flow on the Bitcoin Network and could either “bloat” the size of the Blockchain or slow confirmation times. At this time, Bitcoin 2.0 projects remain in early stages and have not been materially integrated into the Blockchain or Bitcoin Network.

Bitcoin Value

Bitcoins are not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and are not backed by hard assets or other credit. As a result, the value of bitcoins is currently determined by the value that various market participants place on bitcoins through their transactions.

Exchange Valuation

Due to the peer-to-peer framework of the Bitcoin Network and the protocols thereunder, transferors and recipients of bitcoins are able to determine the value of the bitcoins transferred by mutual agreement or barter with respect to their transactions. As a result, the most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoins are bought, sold and traded. On each Bitcoin Exchange, bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies such as the U.S. Dollar or the Chinese Yuan.

Historically, a large percentage of the global bitcoin trading volume occurred on self-reported, unregulated exchanges located in China. In January 2017, the largest China-based Bitcoin Exchanges—BTCC, Huobi and OKCoin—adjusted their terms to pause or limit loan and borrowing services in response to informal guidance received from the People’s Bank of China concerning the creation of tighter anti-money laundering and foreign exchange controls. On January 24, 2017, these exchanges introduced a 0.2% fixed-rate transaction fee for all bitcoin buy and sell orders in response to added regulatory pressure by the People’s Bank of China. In February 2017, China’s smaller bitcoin exchanges, including BTC Trade, BTC100, CHBTC, Dahonghuo, Yuanboa and BitBays also imposed or increased trading fees on their respective exchanges. In the subsequent weeks, BTCC, Huobi and OKCoin halted bitcoin withdrawals. These events have substantially reduced the volume traded on Chinese exchanges and changed the global liquidity profile for bitcoins.

For example, from May 10, 2015 to January 24, 2017, the three primary Chinese Bitcoin Exchanges, BTCC, Huobi and OKCoin, reported a total trade volume of approximately 1.35 billion bitcoins and an average daily trade volume of 2.16 million bitcoins, comprising more than 95% of the global exchange-traded volume based on data from the Index Provider. During this period, the exchanges that comprised the Index, including Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange) OKCoin and Kraken reported a total trade volume of 33.03 million bitcoins and an average daily trade volume of approximately 53,000 bitcoins, accounting for approximately 2.3% of the global exchange-traded volume and 78.5% of the US dollar-denominated trade volume.

However, from January 25, 2017 to March 15, 2017, following the introduction of fixed-rate transaction fees in response to added regulatory pressure by the People’s Bank of China, the three primary Chinese Bitcoin Exchanges, BTCC, Huobi, and OKCoin, reported a total trade volume of approximately 1.35 million bitcoins and an average daily trade volume of approximately 27,000 bitcoins, comprising only 25.2% of the global exchange-traded volume based on data from the Index Provider. During this period, the exchanges that comprised the Index, including Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange), itBit, and OKCoin reported a total trade volume of approximately 1.89 million bitcoins and an average daily trade volume of nearly 39,000 bitcoins, accounting for 35.2% of the global exchange-traded volume and 73.6% of the US dollar-denominated trade volume.

Similar to other currency pairs, such as Euro to bitcoin, movements in pricing on the Chinese exchanges are generally in-line with U.S. Dollar-denominated exchanges. For example, based on data from the Index Provider, from May 10, 2015 to March 15, 2017, the 4:00 p.m., New York time spot price on the three primary Chinese Yuan-denominated exchanges, BTCC, Huobi and OKCoin, differed from the Bitcoin Index Price by only 1.6% on average.

The Index and the Bitcoin Index Price

The Trust values its bitcoins for operational purposes by reference to the Bitcoin Index Price. The Bitcoin Index Price is the value of a bitcoin as represented by the Index, calculated at 4:00 p.m., New York time on each business day. The Index Provider develops, calculates and publishes the Index on a continuous basis using the volume-weighted price at trading venues, as selected by the Index Provider.

If the Index becomes unavailable, or if the Sponsor determines in good faith that the Index does not reflect an accurate bitcoin price, then the Sponsor will, on a best efforts basis, contact the Index Provider in order to obtain the Bitcoin Index Price. If after such contact the Index remains unavailable or the Sponsor continues to believe in good faith that the Index does not reflect an accurate bitcoin price, then the Administrator will use the following cascading set of rules to calculate the Bitcoin Index Price. For the avoidance of doubt, the Sponsor will employ the below rules sequentially and in the order presented below, should one or more specific rule(s) fail:

1.	Bitcoin Index Price = The price set by the Index as of 4:00 p.m., New York time, on the valuation date. The Index is a U.S. Dollar-denominated composite reference rate for the price of bitcoin based on the volume-weighted price at trading venues selected by the Index Provider. Trading venues used to calculate the Index may include Bitcoin Exchanges, over-the-counter markets or derivative platforms. To ensure that the Index Provider’s trading venue selection process is impartial, the Index Provider considers depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, U.S. domicile and acceptance of U.S. Dollar deposits. The Index Provider conducts a quarterly review of these criteria.

In the calculation of the Bitcoin Index Price, the Index Provider cleanses the trade data and compiles it in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each input based on price deviation relative to the observable set of data for the relevant trading venue, as well as recent and long-term trading volume at each venue relative to the observable set for the relevant trading venues. The Index Provider reduces the weighting of data inputs as they get further from the mean price across the trading venues and ultimately excludes any trade with a price that deviates beyond a certain predetermined threshold level from the mean. In addition, the Index groups trade bursts, or movements during off-peak trading hours, on any given venue into single data inputs, which reduces the potentially erratic price movements caused by small, individual orders. The Index Provider formally reevaluates the weighting algorithm quarterly, but maintains discretion to change the way in which the Index is calculated based on its periodic review or in extreme circumstances. The Index Provider does not currently include data from over-the-counter markets or derivative platforms. Over-the-counter data is not currently included because of the potential for trades to include a significant premium or discount paid for larger liquidity, which creates an uneven comparison relative to more active markets. There is also a higher potential for over-the-counter transactions to not be arms-length, and thus not be representative of a true market price. Bitcoin derivative markets are also not currently included as the markets remain relatively thin. The Index Provider will consider International Organization of Securities Commissions principles for financial benchmarks and the management of trading venues of bitcoin derivatives when considering inclusion of over-the-counter or derivative-platform data in the future.

The Bitcoin Index Price is calculated by applying the weighting algorithm to the price and volume of all inputs for the immediately preceding 24-hour period as of 4:00 p.m., New York time, on the valuation date. To measure volume data and trading halts, the Index Provider monitors trading activity and regards as eligible those Bitcoin Exchanges that it determines represent a substantial portion of U.S. Dollar-denominated trading over a sustained period on a platform without a significant history of trading disruptions. The Index Provider maintains a monitoring system that tests for these criteria on an ongoing basis.

The description of the Index is based on information publicly available at the Index Provider’s website at https://tradeblock.com/markets/index/. None of the information on the Index Provider’s websites is incorporated by reference into this prospectus.

If the Index becomes unavailable, or if the Sponsor determines in good faith that the Index does not reflect an accurate bitcoin value, then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Bitcoin Index Price directly from the Index Provider. If after such contact, the Index remains unavailable or the Sponsor continues to believe in good faith that the Index does not reflect an accurate bitcoin price, then the Sponsor will employ the next rule to determine the Bitcoin Index Price.

2.	Bitcoin Index Price = The volume-weighted average bitcoin price for the immediately preceding 24-hour period as of 4:00 p.m., New York time, on the valuation date as calculated based upon the volume-weighted average bitcoin prices of the Major Bitcoin Exchanges (as defined below) as published by an alternative third party’s public data feed that is reasonably reliable as determined by the Sponsor (“Second Source”). “Major Bitcoin Exchanges” are those Bitcoin Exchanges that are online, trade on a 24-hour basis and make transaction price and volume data publicly available. Subject to the next sentence, if the Second Source becomes unavailable (for example, data sources from the Second Source for bitcoin prices become unavailable, unwieldy or otherwise impractical for use), or if the Sponsor determines in good faith that the Second Source does not reflect an accurate bitcoin price, then the Sponsor will, on a best efforts basis, contact the Second Source in an attempt to obtain the relevant data. If after such contact the Second Source remains unavailable or the Sponsor continues to believe in good faith that the Second Source does not reflect an accurate bitcoin price, then the Sponsor will employ the next rule to determine the Bitcoin Index Price.

3.

Bitcoin Index Price = The volume-weighted average bitcoin price as calculated by dividing (i) the U.S. Dollar value of the bitcoin transactions on the Major Bitcoin Exchanges by (ii) the total number of bitcoins traded on the Major Bitcoin Exchanges, in each case for the 24-hour period from 4:00 p.m., New York time (or as soon as practicable thereafter) on the business day prior to the valuation date to 4:00 p.m., New York time (or as soon as practicable thereafter) on the valuation date as published by a third party’s public data feed that is reasonably reliable as determined by the Sponsor, subject to the requirement that such data is calculated based upon a volume-weighted average bitcoin price obtained from the Major Bitcoin Exchanges (“Third Source”). Subject to the next sentence, if the Third Source becomes unavailable (for example, data sources from the Third Source become unavailable, unwieldy or otherwise impractical for use), or if the Sponsor determines in good faith that the Third Source does not reflect an accurate bitcoin value, then the Sponsor will, on a best efforts basis, contact the Third Source in an attempt to obtain the relevant data. If after such contact the Third Source remains unavailable or the Sponsor continues to believe in good faith that the Third Source does not reflect an accurate bitcoin price then the Sponsor will employ the next rule to determine the Bitcoin Index Price.

4.	Bitcoin Index Price = The volume-weighted average bitcoin price as calculated by dividing (i) the U.S. Dollar value of the bitcoin transactions on the Bitcoin Benchmark Exchanges (as defined below) by (ii) the total number of bitcoins traded on the Bitcoin Benchmark Exchanges, in each case for the 24-hour period from 4:00 p.m., New York time (or as soon as practicable thereafter) on the business day prior to the valuation date to 4:00 p.m., New York time (or as soon as practicable thereafter) on the valuation date. A “Bitcoin Benchmark Exchange” is a Bitcoin Exchange that represents at least 25% of the aggregate U.S. Dollar-denominated trading volume of the bitcoin market during the last 30 consecutive calendar days and that to the knowledge of the Sponsor is in substantial compliance with the laws, rules and regulations, including any anti-money laundering and know-your-customer procedures, of such Bitcoin Exchange’s applicable jurisdiction; provided that if there are fewer than three such Bitcoin Exchanges, then the Bitcoin Benchmark Exchanges will include such Bitcoin Exchange or Bitcoin Exchanges that meet the above-described requirements as well as one or more additional Bitcoin Exchanges, selected by the Sponsor, that have had monthly trading volume of at least 50,000 bitcoins during the last 30 consecutive calendar days and that to the knowledge of the Sponsor is in substantial compliance with the laws, rules and regulations, including any anti-money laundering and know-your-customer procedures, of such Bitcoin Exchange’s applicable jurisdiction.

The Sponsor will review the composition of the exchanges that comprise the Bitcoin Benchmark Exchanges at the beginning of each month, or more frequently if necessary, in order to ensure the accuracy of its composition.

Subject to the next sentence, if one or more of the Bitcoin Benchmark Exchanges become unavailable (for example, data sources from the Bitcoin Benchmark Exchanges of bitcoin prices become unavailable, unwieldy or otherwise impractical for use), or if the Sponsor determines in good faith that the Bitcoin Benchmark Exchange does not reflect an accurate bitcoin value, then the Sponsor will, on a best efforts basis, contact the Bitcoin Benchmark Exchange that is experiencing the service outages in an attempt to obtain the relevant data. If after such contact one or more of the Bitcoin Benchmark Exchanges remain unavailable or the Sponsor continues to believe in good faith that the Bitcoin Benchmark Exchange does not reflect an accurate bitcoin price, then the Sponsor will employ the next rule to determine the Bitcoin Index Price.

5.	Bitcoin Index Price = The Sponsor will use its best judgment to determine a good faith estimate of the Bitcoin Index Price.

Data used for the above calculation of the Bitcoin Index Price is gathered by the Administrator or its delegate who calculates the Bitcoin Index Price each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Administrator will disseminate the Bitcoin Index Price on each business day.

The Index Provider may change the trading venues that are used to calculate the Index, or otherwise change the way in which the Index is calculated at any time. The Index Provider does not have any obligation to consider the interests of the Sponsor, the Administrator, the Trust, the Shareholders, or anyone else in connection with such changes. The Index Provider is not required to publicize or explain the changes, or to alert the Sponsor or the Administrator to such changes.

Forms of Attack Against the Bitcoin Network

Exploitation of Flaws in the Bitcoin Network’s Source Code

As with any other computer code, flaws in the Bitcoin Network source code have been exposed by certain malicious actors. Several errors and defects have been found and corrected, including those that disabled some functionality for users, exposed users’ information, or allowed users to create multiple views of the Bitcoin Network. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known Bitcoin Network rules have been relatively rare. For example, in 2010, a hacker or group of hackers exploited a flaw in the Bitcoin Network source code that allowed them to generate 184 billion bitcoins in a transaction and send them to two digital wallet addresses. However, the bitcoin community and developers identified and reversed the manipulated transactions within approximately three hours, and the flaw was corrected with an updated version of the bitcoin protocol.

The Core Developers, in conjunction with other developers and miners, work continuously in an attempt to ensure that flaws are quickly fixed or removed. Because open source codes rely on transparency to promote community-sourced identification and solution of problems within the code, such flaws have been discovered and quickly corrected by the Core Developers or the bitcoin community.

Greater than 50% of Network Computational Power

A malicious actor can structure an attack after such actor gains control of more than half of the Bitcoin Network’s processing power or “hashrate.” During May and June 2014, mining pool GHash.io’s hashing power approached 50% of the processing power on the Bitcoin Network. During a brief period in early June, the mining pool may have controlled in excess of one-half of the Bitcoin Network’s processing power. Although no malicious activity or abnormal transaction recording was observed, the incident establishes that it is possible that a substantial mining pool may accumulate close to or more than a majority of the processing power on the Bitcoin Network.

If a malicious actor acquired sufficient computational power necessary to control the Bitcoin Network, among other things, it would be able to reverse transactions and possibly engage in double-spending, or prevent some or all transactions from being confirmed, and prevent some or all other miners from mining any valid new blocks. A number of computer scientists and cryptographers believe that the immense collective processing power of the Bitcoin Network makes it impracticable for an actor to gain control of computers representing a majority of the processing power on the Bitcoin Network.

Cancer Nodes

Cancer nodes are fake bitcoin nodes, which a malicious actor sets up to either place connecting users on a separate network or disconnect them from all networks. This form of attack involves a malicious actor propagating “cancer nodes” to isolate certain users from the legitimate Bitcoin Network. A target user who is surrounded by such cancer nodes would be placed on a separate “network,” allowing the malicious actor to relay only blocks created by the separate network and thus opening the target user to double-spending attacks. By using cancer nodes, a malicious actor can also disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions. Bitcoin software programs make these attacks more difficult by limiting the number of outbound connections through which users are connected to the Bitcoin Network.

Double-Spending Risks

A malicious actor may attempt to double spend bitcoins by manipulating the formation of the Blockchain rather than through control of the Bitcoin Network. Variations of this form of attack include the “Finney attack,” “race attack” and “vector76 attack.” In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the Blockchain before a target user’s legitimate transaction can be included in a block. All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Users and merchants can reduce the risk of a double-spend attack by waiting for multiple confirmations from the Bitcoin Network before settling a transaction. These attacks require extensive coordination and are very expensive. Accordingly, traders and merchants may still execute instantaneous, low-value transactions without confirmation, because it is generally agreed that a malicious miner would be unwilling to carry out a double-spend attack for low-value transactions. Users and merchants can take additional precautions by adjusting their Bitcoin Network software programs to connect only to other well-connected nodes and to disable incoming connections. These precautions reduce the risk of double-spend attacks involving manipulation of a target’s connectivity to the Bitcoin Network (as is the case with vector76 and race attacks).

Market Participants

Miners

Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by mining pools. See “—Bitcoin Mining and Creation of New Bitcoins” above.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from hedge funds such as Jersey-based Global Advisors (Jersey) Limited (GABI) to day-traders who invest in bitcoins by trading on Bitcoin Exchanges such as Luxembourg-based Bitstamp and Hong Kong-based Bitfinex. See “—Uses of Bitcoins—Bitcoin Exchange Market” below.

Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in bitcoin. In December 2013, Wedbush Securities and Bank of America Merrill Lynch released preliminary research reports on Bitcoin as both a payment tool and investment vehicle. Additionally in December, the Federal Reserve Bank of Chicago released a primer on Bitcoin prepared by a senior economist. In early 2014, Fitch Ratings, Goldman Sachs, JPMorgan Chase, PricewaterhouseCoopers, UBS Securities and Wedbush Securities, among others, released additional research reports analyzing Bitcoin on the basis of bitcoin value, technological innovation or payment system mechanics. In December 2014, the Federal Reserve Board’s Divisions of Research & Statistics and Monetary Affairs released an analysis of the Bitcoin Network’s transaction system and the Bitcoin Exchange Market’s economics. In 2015, institutions including Alliance Bernstein, Goldman Sachs and KPMG issued further research reports. Additionally, institutions including Goldman Sachs, Citi, Nasdaq, Visa, Mastercard, CME Group, CIBC, Fortress Investment Group, J.P. Morgan, The Depository Trust & Clearing Corporation and The PNC Financial Services Group made, or proposed to make, direct or indirect investments in bitcoins or the Bitcoin ecosystem. In 2016, this list grew to include ABN AMRO, Accenture, ASX Limited, BNP Paribas, Broadridge Financial Solutions, Deutsche Börse Group, ICAP, Santander InnoVentures, AXA Strategic Ventures, Bank of Tokyo Mitsubishi UFJ, Thomson Reuters, and Wells Fargo.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer bitcoin transactions through the direct sending of bitcoins over the Bitcoin Network. The retail sector also includes transactions between consumers paying for goods or services from commercial or service businesses through direct transactions or third-party service providers such as BitPay, Coinbase and GoCoin. BitPay, Coinbase and GoCoin provide a merchant platform for instantaneous transactions whereby the consumer sends bitcoins to BitPay, Coinbase or GoCoin, which then provides either the bitcoins or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added bitcoin payment options for their merchant customers. Payment processing through Bitcoin typically reduces the transaction cost for merchants, relative to the costs paid for credit card transaction processing.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoins. Bitfinex, Bitstamp and OKCoin (U.S. Dollar equivalent) are three of the largest Bitcoin Exchanges in the world. BTCC, Huobi and OKCoin are large Bitcoin Exchanges based in China that primarily feature trading of bitcoins for Chinese Yuan. Coinbase is a multi-service financial institutions that provides digital wallets that store bitcoins for users and also serves as a retail gateway whereby users can purchase bitcoins for fiat currency. Coinbase, BitPay, BitPagos and GoCoin are examples of bitcoin payment processors that allow merchants to accept bitcoins as payment. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network. For example, bitcoin custodian Xapo was the first Bitcoin company to propose and provide a bitcoin debit card service that could permit more simple point-of-sale merchant transactions denominated in bitcoins. Meanwhile, BitGo, a bitcoin custodian and digital wallet, has pioneered the use of “multi-signature” storage as an enhanced security feature to retail and enterprise clients.

Uses of Bitcoins

Global Bitcoin Market

Global trade in bitcoins consists of individual end-user-to-end-user transactions, together with facilitated exchange-based bitcoin trading. A limited market currently exists for bitcoin-based derivatives. There is currently no reliable data on the total number or demographic composition of users or miners on the Bitcoin Network.

Bitcoin Exchange Market

Online Bitcoin Exchanges represent a substantial percentage of bitcoin buying and selling activity and provide the most data with respect to prevailing valuations of bitcoins. Currently, there are several Bitcoin Exchanges operating worldwide. These exchanges include established exchanges such as Bitstamp, GDAX (formerly known as Coinbase Exchange) and Bitfinex, which provide a number of options for buying and selling bitcoins. Among the Bitcoin Exchanges eligible for inclusion in the Index, domicile, regulation and legal compliance varies.

The table below sets forth (1) the aggregate number of bitcoin trades made on the eight largest U.S. Dollar-denominated Bitcoin Exchanges by trade volume from May 10, 2015 to March 15, 2017 and (2) the market share of trade volume of each such Bitcoin Exchange.

Eight Largest U.S. Dollar-Denominated Bitcoin Exchanges by Trade Volume(1)	Volume (BTC)(2)(3)	Market Share
Bitcoin Exchanges included in the Index as of March 15, 2017
Bitfinex(4)	13,953,081	32.10%
BitStamp(5)	6,447,743	14.83%
GDAX (formerly known as Coinbase Exchange)(6)	4,874,681	11.22%
ItBit(7)	3,275,893	7.54%

Total U.S. dollar-BTC trade volume included in the Index as of March 15, 2017	28,551,399	65.69%

Eight Largest U.S. Dollar-Denominated Bitcoin Exchanges by Trade Volume(1)	Volume (BTC)(2)(3)	Market Share
Bitcoin Exchanges not included in the Index as of March 15, 2017
OKCoin(8)	6,444,440	14.83%
BTC-E	4,643,767	10.68%
LakeBTC	2,978,524	6.85%
Gemini	846,464	1.95%

Total U.S. dollar-BTC trade volume not included in the Index as of March 15, 2017	14,913,196	34.31%

Total U.S. Dollar-BTC trade volume	43,464,594	100.00%

(1)	Although the Bitcoin Exchange, LocalBitcoins, accounts for approximately 3% of the U.S. Dollar-BTC trade volume, the Sponsor does not consider it an appropriate Bitcoin Exchange to include in this analysis because it does not have an online electronic trading platform that allows for the prices and volumes of bitcoin traded to be reliably tracked.
(2)	Reflects the aggregate number of bitcoins traded on each named U.S. Dollar-denominated Bitcoin Exchange from May 10, 2015 to March 15, 2017.
(3)	For the period from May 10, 2015 to March 15, 2017, Kraken EUR (U.S. Dollar equivalent) was only included in the Index on the day of May 10, 2015.
(4)	Headquartered in Hong Kong, Bitfinex is a trading platform for digital currencies, including bitcoin, that offers many advanced features such as margin and exchange trading and margin funding. Bitfinex is subject to know-your-customer and anti-money laundering laws. The Sponsor does not believe Bitfinex has any state transmitter licenses or the New York State BitLicense scheme.
(5)	Bitstamp is European Union-based bitcoin marketplace that enables people worldwide to buy and sell bitcoins. Bitstamp is subject to know-your-customer and anti-money laundering laws. It has applied for a license under the New York State BitLicense scheme and has been granted a license by the Luxembourg government as a nationally licensed bitcoin exchange in the European Union.
(6)	GDAX is based in San Francisco, California and was founded in June of 2012. GDAX is a bitcoin wallet and platform where merchants and consumers can transact with bitcoins. GDAX is subject to know-your-customer and anti-money laundering laws. It holds 37 money transmitter licenses from various U.S. jurisdictions. The money transmitter services are only available in states where GDAX is either licensed to engage in money transmission, it has determined that no such license is currently required or licenses are not yet being issued with respect to GDAX’s business. Wyoming, Hawaii and Minnesota are not currently supported by GDAX. According to the New York Department of Financial Services (“NYDFS”) website, GDAX has received a New York State BitLicense.
(7)	itBit is a New York City-based, regulated global exchange that offers retail and institutional investors a platform to buy and sell bitcoins. itBit is subject to know-your-customer and anti-money laundering laws and is chartered under New York Banking Law by the NYDFS. As a New York trust company, itBit provides virtual currency exchange, custody and other services for all U.S. customers who are approved to trade through its New York virtual currency exchange.
(8)	OKCoin is a worldwide digital currency trading platform that was founded in 2013 and is headquartered in Beijing, China. OKCoin is subject to know-your-customer and anti-money laundering laws. The Sponsor is not aware as to whether OKCoin has applied for a license under the New York State BitLicense scheme. OKCoin has both U.S. Dollar and Yuan-denominated exchanges. Effective February 17, 2017, the Index Provider removed OKCoin from the Index due to OKCoin’s implementation of a policy that currently suspends withdrawals from its exchange.

Historically, a large percentage of the global bitcoin trading volume occurred on self-reported, unregulated exchanges located in China. In January 2017, the largest China-based Bitcoin Exchanges—BTCC, Huobi and OKCoin—adjusted their terms to pause or limit loan and borrowing services in response to informal guidance received from the People’s Bank of China concerning the creation of tighter anti-money laundering and foreign exchange controls. On January 24, 2017, these exchanges introduced a 0.2% fixed-rate transaction fee for all bitcoin buy and sell orders in response to added regulatory pressure by the People’s Bank of China. In February 2017, China’s smaller bitcoin exchanges, including BTC Trade, BTC100, CHBTC, Dahonghuo, Yuanboa and BitBays, also imposed or increased trading fees on their respective exchanges. In the subsequent weeks, BTCC, Huobi and OKCoin halted bitcoin withdrawals. These events have substantially reduced the volume traded on Chinese exchanges and changed the global liquidity profile for bitcoins.

For example, from May 10, 2015 to January 24, 2017, the three primary Chinese Bitcoin Exchanges, BTCC, Huobi and OKCoin, reported a total trade volume of approximately 1.35 billion bitcoins and an average daily trade volume of 2.16 million bitcoins, comprising more than 95% of the global exchange-traded volume based on data from the Index Provider. During this period, the exchanges that comprised the Index—Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange) OKCoin and Kraken (which was only included in the Index on the day of May 10, 2015)—reported a total trade volume of 33.03 million bitcoins and an average daily trade volume of approximately 53,000 bitcoins, accounting for approximately 2.3% of the global exchange-traded volume and 78.5% of the US dollar-denominated trade volume.

However, from January 25, 2017 to March 15, 2017, following the introduction of fixed-rate transaction fees in response to added regulatory pressure by the People’s Bank of China, the three primary Chinese Bitcoin Exchanges—BTCC, Huobi, and OKCoin—reported a total trade volume of approximately 1.35 million bitcoins and an average daily trade volume of approximately 27,000 bitcoins, comprising only 25.2% of the global exchange-traded volume, based on data from the Index Provider. During this period, the exchanges that comprised the Index—Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange), itBit, and OKCoin (which was removed from the Index on February 17, 2017)—reported a total trade volume of approximately 1.89 million bitcoins and an average daily trade volume of nearly 39,000 bitcoins, accounting for 35.2% of the global exchange-traded volume and 73.6% of the U.S. Dollar-denominated trade volume.

Similar to other currency pairs, such as Euro to bitcoin, movements in pricing on the Chinese exchanges are generally in-line with U.S. Dollar-denominated exchanges. For example, based on data from the Index Provider, from May 10, 2015 to March 15, 2017, the 4:00 p.m., New York time spot price on the three primary Chinese Yuan-denominated exchanges, BTCC, Huobi and OKCoin, differed from the Bitcoin Index Price by only 1.6% on average.

In addition to open online Bitcoin Exchanges, there are “dark pools,” which are bitcoin trading platforms that do not publicly report bitcoin trade data. Market participants have the ability to execute large block trades on a dark pool without revealing those trades and the related price data to the public Bitcoin Exchange Market, although any withdrawal from or deposit to a dark pool platform may be recorded on the Blockchain. Tradehill is an example of one such institutional dark pool, although it halted operations in August 2013 to allow for regulatory compliance upgrades. Genesis also operates a form of dark pool through a trading desk that buys and sells large blocks of bitcoins without publically reporting trade data. Informal dark pools are currently believed to exist, particularly among wholesale buyers of bitcoin and bitcoin mining groups that obtain large supplies of bitcoin through mining. Such informal dark pools function as a result of the peer-to-peer nature of the Bitcoin Network, which allows direct transactions between any seller and buyer. As the Bitcoin Exchange Market and bitcoin dark pools have a limited history, it is difficult to estimate the impact of dark pools on the Bitcoin Exchange Market.

Goods and Services

Bitcoins increasingly can be used to purchase goods and services, either online or at physical locations. While reliable data is not readily available on the retail and commercial market penetration of the Bitcoin Network, there are numerous indications of its increasing acceptance. For example, the bitcoin payment processors Bitpay and Coinbase publicly represent that over 100,000 businesses and organizations are now using those processors’ services to accept bitcoin payments. Additionally, PayPal announced that it would allow merchants that use its payment processing services to accept bitcoin. A wide range of industries now accept bitcoins as a form of payment, from newspapers to national sports franchises such as the Sacramento Kings. Additionally, for-profit internet-based companies such as Microsoft, WordPress, Reddit, Zynga, Expedia, Dell, TigerDirect.com and Overstock.com, as well as non-profit institutions such as Khan Academy and charitable organizations such as the Red Cross have received attention for accepting donations in bitcoins.

End-User-to-End-User

The bitcoin end-user-to-end-user ecosystem operates on a continuous, 24-hour per day basis. This is accomplished through decentralized peer-to-peer transactions between parties on a principal-to-principal basis.

All risks and issues of credit are between the parties directly involved in the transaction. Liquidity can change from time to time during the course of a 24-hour trading day. The Bitcoin Network rules that require transaction fees are generally not enforced, therefore transaction costs, if any, are negotiable between the parties and may vary widely, although, where transaction fees are included, they are paid by the sending party in a bitcoin transaction. These transactions occur remotely through the internet, in-person through forums such as localbitcoins.com, which offers both online and in-person opportunities to buy and sell bitcoins. There are currently no official designated market makers for bitcoins and hence no standard transaction sizes, bid-offer spreads or typical known cost per transaction. Marketplaces like localbitcoins.com are intended to create a market by bringing together counterparties trading in bitcoins but they do not provide any clearing or intermediary function.

Anonymity

Bitcoins have a reputation for providing privacy to its users, but the Bitcoin Network was not designed to ensure the anonymity of users. While the Blockchain records the unique addresses of individual bitcoin “wallets,” it does not contain anything about the people using them. However, an analysis of the public log of all bitcoin transactions suggests that it may be easy for a law enforcement agency to identify a number of bitcoin users. Off-Blockchain transactions occurring off the Bitcoin Network are not recorded and do not represent the transfer of bitcoins from one digital wallet address to another, though information regarding participants in an Off-Blockchain transaction may be recorded by the parties facilitating such Off-Blockchain transactions. Nevertheless, users determined to maintain anonymity may take certain precautions to enhance the likelihood that they and their transactions remain anonymous. For instance, a user may send its bitcoins to different addresses multiple times to make tracking the bitcoins through the Blockchain more difficult or, more simply, engage a so-called “mixing” service to switch its bitcoins with those of other users. However, some bitcoin exchanges may refuse to accept bitcoins from users who have used mixing services. To the extent that a significant portion of bitcoin users begin to value these mixing services and a substantial number of bitcoin exchanges refuse to accept these bitcoins, the demand for bitcoin may decrease and an investment in the Shares may be adversely affected.

Competition

Bitcoins are not the only type of digital currencies founded on cryptography, although as of the date of this prospectus it is considered the most prominent. Other cryptographic digital currencies have developed since the Bitcoin Network’s inception: Ethereum, Ethereum Classic, Ripple, Litecoin, Dash and Monero are just a few examples of bitcoin alternatives. The Bitcoin Network, however, possesses the “first-to-market” advantage and has captured the majority of the industry’s market share.

Government Oversight

Digital currencies, such as bitcoin, are a recent technological innovation and the regulatory schemes to which bitcoins and the Bitcoin Network may be subject have not been fully explored or developed.

On March 25, 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. The Notice was the first guidance from a U.S. government agency to provide an asset classification of bitcoins, classifying them as “property” for U.S. federal income tax purposes. The Notice also clarified that bitcoins may be held as capital assets. The asset classification of bitcoins by the IRS is not controlling on other government agencies for purposes other than those relating to U.S. federal income tax.

In the March 2013 guidance, FinCEN took the position that any administrator or exchanger convertible virtual currencies, including bitcoins, must register with FinCEN as a money transmitter and must comply with the anti-money laundering regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. The requirement that bitcoin exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoins and therefore may adversely affect their price.

To date, the SEC has not asserted regulatory authority over the Bitcoin Network or bitcoin trading or ownership and has not expressed the view that bitcoin should be classified or treated as securities for purposes of U.S. federal securities laws. However, the SEC has indicated that the subject of bitcoin’s regulatory status is under review. In addition, it has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. If the SEC were to determine that bitcoin is a security, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under U.S. federal securities laws, including the Investment Company Act and, with respect to the Sponsor, the Investment Advisers Act.

The CFTC has indicated that it considers bitcoin to be a “commodity” under the CEA, which makes it possible for futures, swaps, and other CFTC-regulated derivatives based on bitcoin to be offered and traded in the United States. The CFTC has not, to date, taken the view that bitcoin is a “commodity interest,” which is defined under the CEA to include futures, swaps, and other derivatives based on commodities. Commodity interests are subject to CFTC regulation and thus, if bitcoin were to be deemed a commodity interest by the CFTC, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under the CEA and CFTC regulations.

On June 3, 2015, NYDFS issued its comprehensive regulatory scheme for digital currency businesses, called the “BitLicense.” The BitLicense scheme requires most businesses involved in digital currency transactions in or involving New York, excluding merchants and consumers, to apply for a license from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. Other states have considered similar regimes (for example, a bill in California would have imposed a similar regime, although the bill was shelved), or have required virtual currency businesses to register with their states as money transmitters, which results in virtual currency businesses being subject to requirements similar to those of NYDFS’s BitLicense regime. Certain state regulators, such as the Texas Department of Banking and Kansas Office of the State Bank Commissioner, have found that bitcoins do not constitute money, and that mere transmission of bitcoin does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of virtual currency (including bitcoins) and not its use. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoins). The bill indirectly authorizes the use of bitcoins as an alternative form of money in the state. The inconsistency in applying money transmitting licensure requirements to certain bitcoin businesses may make it more difficult for bitcoin businesses to provide services, which may affect consumer adoption of bitcoin and its price.

The U.S. Dollar is currently one of the top currencies that are traded for bitcoins. Thus, the U.S. federal, state and local government regulations may have the most significant impact on the development of the Bitcoin Network. In addition, various foreign jurisdictions may adopt laws, regulations or directives that affect bitcoin. In Germany, for example, the Ministry of Finance has declared bitcoins to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency). However, most regulatory bodies have not yet issued official statements regarding their intention to regulate or guidance on the regulation of bitcoin, bitcoin users and the Bitcoin Network. In March 2015, Her Majesty’s Treasury proposed applying the United Kingdom’s anti-money laundering regulations to bitcoins. In October 2015, the European Court of Justice ruled that bitcoin transactions throughout the European Union should be treated as a traditional currency transactions and not be subject to value-added tax.

In China, a December 2013 government notice classified bitcoins as “virtual commodities,” and not legal tender. The same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate in the then-second-largest bitcoin market. More recently, the largest China-based Bitcoin Exchanges—BTCC, Huobi and OKCoin—adjusted their terms to pause or limit loan and borrowing services in response to informal guidance received from the People’s Bank of China concerning the creation of tighter anti-money laundering and foreign exchange controls. Shortly thereafter, these exchanges introduced a 0.2% fixed-rate transaction fee for all bitcoin buy and sell orders in response to added regulatory pressure by the People’s Bank of China. In February 2017, China’s smaller bitcoin exchanges, including BTC Trade, BTC100, CHBTC, Dahonghuo, Yuanboa and BitBays also imposed or increased trading fees on their respective exchanges. In the subsequent weeks, BTCC, Huobi and OKCoin halted bitcoin withdrawals. In March 2017, the PBoC renewed its efforts to regulate Bitcoin Exchanges, providing a list of prohibited activities imposed on Bitcoin Exchanges, and clarifying their long-term regulatory strategy for bitcoin. The PBoC will continue to research the properties of bitcoin, explore management policies for the exchanges at the national level, and will also consider licensing a number of qualified exchanges. Nevertheless, bitcoin withdrawals remain halted on BTCC, Huobi and OKCoin. These events have substantially reduced the volume traded on Chinese exchanges.

In the United Arab Emirates, the government recently released a new regulatory framework that may restrict banking and payment industries from using bitcoin. The Australian Senate has recently launched an inquiry into the country’s tax treatment and regulation of bitcoins, and the government of Israel and the Israel Tax Authority are reportedly looking into taxing the profits from bitcoin trading. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin as a form of currency. These regulations, which were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in the first half of 2017, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. At the other extreme, Russia’s Ministry of Finance issued a draft bill that was submitted to Russia’s legislature in December 2015, which would ban bitcoin and other “money surrogates” and impose monetary penalties for its use or even the advocacy of its use. Currently, this bill has been put on hold. In 2014, Ecuador, Bolivia, and Bangladesh banned the use of bitcoin and other digital currencies.

Not a Regulated Commodity Pool

The Trust is authorized solely to take immediate delivery of actual bitcoins. The Trust will not trade, buy, sell or hold bitcoin derivatives, including bitcoin futures contracts, bitcoin swaps, or other bitcoin transactions that could be “commodity interests” under the CEA and CFTC regulations. Because the Trust does not invest in or trade commodity interests, the Sponsor believes the Trust is not a commodity pool and, thus, neither it nor the Trust are subject to regulation by the CFTC under the CEA. Accordingly, the Trust will not be operated by a CFTC-regulated commodity pool operator. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools. In addition, investors in the Trust will not benefit from the protections afforded to investors in bitcoin futures contracts on regulated futures exchanges.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with, and is qualified in its entirety by reference to, our audited financial statements and related notes included elsewhere in this prospectus, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The following discussion may contain forward-looking statements based on assumptions we believe to be reasonable. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Statement Regarding Forward-Looking Statements.”

Trust Overview

The Trust is a passive entity that is managed and administered by the Sponsor and does not have any officers, directors or employees. The Trust holds bitcoins and, from time to time, issues Creation Baskets in exchange for deposits of bitcoins and, subject to exemptive relief from the SEC that we anticipate receiving prior to the offering contemplated hereby, will distribute bitcoins in connection with Redemption Baskets. As a passive investment vehicle, the investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. The Trust is not managed like a business corporation or an active investment vehicle. As of December 31, 2016, the Trust had unlimited Shares authorized and 1,837,300 Shares issued and outstanding. On January 19, 2017, in connection with and prior to the initial public filing of the registration statement of which this prospectus forms a part, the Trust stopped issuing Shares, which had been taking place through private placement transactions exempt from the registration requirements of the Securities Act.

	As of Year Ended December 31, 2016	As of Year Ended December 31, 2015
Number of shares authorized	Unlimited	Unlimited
Number of shares outstanding	1,837,300	1,476,500
Number of shares freely tradable (public float)	1,311,534	917,345
Number of unaffiliated beneficial holders of freely tradable shares(1)	33	70
Number of holders of record(1)	127	97

(1)	Includes Cede & Co. as nominee for DTC for the Shares traded on OTCQX. Therefore, this number does not include the individual holders who have bought/sold Shares on OTCQX or transferred their eligible shares to their brokerage accounts.

The Trust’s Shares have been quoted on OTC Market’s OTCQX® Best Marketplace under the symbol GBTC since March 26, 2015. The following table sets out the range of high and low closing prices for the Shares as reported by OTCQX, the Trust’s NAV per Share and the Trust’s Bitcoin Holdings per Share for each of the quarters since May 4, 2015, the date on which the first Shares traded on the OTCQX.

	High			Low
	OTCQX	NAV per Share(2)	Bitcoin Holdings per Share(3)	OTCQX	NAV per Share(2)	Bitcoin Holdings per Share(3)
Second Quarter of 2015(1)	$55.00	$25.27	$25.31	$27.15	$21.51	$21.57
Third Quarter of 2015	$30.60	$29.80	$28.47	$23.12	$20.81	$20.39
Fourth Quarter of 2015	$65.00	$44.96	$43.95	$26.50	$22.83	$22.81
First Quarter of 2016	$65.00	$43.46	$43.55	$41.00	$35.21	$35.42
Second Quarter of 2016	$135.00	$72.81	$70.99	$54.75	$39.52	$39.55
Third Quarter of 2016	$120.50	$65.75	$64.11	$79.00	$53.07	$50.94
Fourth Quarter of 2016	$121.65	$90.69	$90.81	$86.00	$57.20	$57.00

(1)	Beginning on May 4, 2015, the date on which the first Shares traded on the OTCQX.
(2)	The NAV is calculated using the fair value of bitcoins based on the price provided by the Bitcoin Exchange that the Trust considers its principal market, which as of December 31, 2016 is GDAX. Prior to December 31, 2016, the Bitcoin Exchange that the Trust considered its principal market was Bitstamp.
(3)	The Trust’s Bitcoin Holdings are derived from the Bitcoin Index Price as represented by the Index as of 4:00 p.m., New York time, on the valuation date. The Trust’s Bitcoin Holdings are calculated using a non-GAAP methodology where the volume-weighted average price is derived from multiple bitcoin exchanges. See “Calculation of NAV, Bitcoin Index Price and Bitcoin Holdings.” The Bitcoin Exchanges used to calculate the Bitcoin Index Price as of December 31, 2016 were Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange), itBit and OKCoin. The Bitcoin Exchanges used to calculate the Bitcoin Index Price as of December 31, 2015 were Bitfinex, Bitstamp, itBit, OKCoin and GDAX (formerly known as Coinbase Exchange). Effective February 17, 2017, the Index Provider removed OKCoin from the Index due to OKCoin’s implementation of a policy that currently suspends withdrawals from its exchange.

Critical Accounting Policies and Estimates

Investment Transactions and Revenue Recognition

The Trust considers its investment transactions to be the receipt of bitcoin for Share creations and the delivery of bitcoin for Share redemptions or payment of expenses. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation (depreciation) on investments. Realized gains and losses are calculated using an average cost method. Realized gains and losses are recognized in connection with the sale of bitcoins or the delivery of bitcoins for payment of the Sponsor’s Fee and other expenses and for Share redemptions.

Valuation of Bitcoin

Bitcoins are held by the Custodian on behalf of the Trust and are carried, for financial statement purposes, at fair value. Unlike the procedure used for determining the Bitcoin Index Price and the Trust’s Bitcoin Holdings, which are calculated using a weighted average calculated across multiple Bitcoin Exchanges, the fair value of bitcoins and NAV presented in the financial statements are calculated in accordance with GAAP based on the price provided by the Bitcoin Exchange that the Trust considers its principal market as of 4:00 p.m., New York time on the valuation date. Historically, the Trust considered Bitstamp to be its principal market with an exception for the period of January 5, 2015 through January 31, 2015 when the trust relied on pricing from Bitfinex. On January 5, 2015 Bitstamp suffered a disruption of operations, and in accordance with the Trust’s procedures for determining its principal market, the Trust relied upon Bitfinex until January 31, 2015, when the

Trust determined that it could again rely upon Bitstamp as the principal market. The Trust performed an annual assessment of the principal market at December 31, 2016, and identified a change in the principal market from Bitstamp to GDAX. The Trust has applied this change in principal market effective December 31, 2016 and has valued bitcoins held by the Trust at December 31, 2016 using the GDAX exchange in the fourth quarter of 2016. The cost basis of the investment in bitcoins recorded by the Trust for financial reporting purposes (but not for U.S. federal income tax purposes) is the fair value of bitcoins at the time the bitcoins were deposited into the Trust. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

Investment Company Considerations

The Trust is an investment company for GAAP purposes and follows accounting and reporting guidance in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 946. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Review of Financial Results

Financial Highlights for the Years Ended December 31, 2016 and 2015

(All amounts in the following table and the subsequent paragraphs, except per share, are in 000s of US$)	For the year ended December 31, 2016	For the year ended December 31, 2015
Net realized gain (loss) and change in unrealized appreciation/(depreciation)	$86,983	$15,761
Net increase/(decrease) in net assets resulting from operations	$85,165	$15,019
Net assets	$166,247	$60,939

Net realized gain and change in unrealized appreciation for the year ended December 31, 2016 was $86,983, which includes a realized gain of $429 from the delivery of bitcoins to the Sponsor in payment of the Combined Fee. Net assets increased to $166,247 at December 31, 2016, a 173% increase for the period. The increase in net assets resulted primarily from bitcoin price appreciation.

Net realized gain and change in unrealized appreciation for the year ended December 31, 2015 was $15,761, which includes a realized loss of $414 from the delivery of bitcoins to the Sponsor in payment of the Combined Fee. Net assets increased to $60,939 at December 31, 2015, a 42% increase for the period. The increase in net assets resulted primarily from bitcoin price appreciation.

Off-Balance Sheet Arrangements

The Trust is not a party to any off-balance sheet arrangements.

Cash Resources and Liquidity

The Trust has not had a cash balance at any time since inception. The Trust has not had a cash balance at any time since inception. The Trust conducts its transactions in bitcoins, including the delivery of bitcoins to the Sponsor in payment of the Sponsor’s Fee. The Sponsor expects that the Trust will not record any cash flow from its operations and that its cash balance will be zero at the end of each reporting period.

In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume most of the expenses incurred by the Trust. As a result, the only ordinary expense of the Trust during the periods covered by this prospectus was the Sponsor’s Fee. The Trust’s only source of liquidity is from the sales of bitcoins. The Trust is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to its liquidity needs.

Quantitative and Qualitative Disclosures about Market Risk

The Trust Agreement does not authorize the Trustee to borrow for payment of the Trust’s ordinary expenses. The Trust does not engage in transactions in foreign currencies which could expose the Trust or holders of Shares to any foreign currency related market risk. The Trust does not invest in any derivative financial instruments and has no foreign operations or long-term debt instruments.

Selected Operating Data (unaudited)

(All bitcoin balances are rounded to the nearest whole bitcoin)	For the year ended December 31, 2016	For the year ended December 31, 2015
Bitcoins:
Opening balance	141,101	134,777
Creations	34,155	9,040
Redemptions	—	—
Expense payouts	(3,161)	(2,716)

Closing balance	172,095	141,101

Accrued but unpaid expenses	—	—

Net closing balance	172,095	141,101

Number of Shares:
Opening balance	1,476,500	1,382,400
Creations	360,800	94,100
Redemptions	—	—

Closing balance	1,837,300	1,476,500

	As of December 31, 2016	As of December 31, 2015
Price of bitcoin on GDAX(1)	$966.02	$431.88

NAV per Share(2)	$90.48	$41.27

Bitcoin Index Price	$954.21	$425.32

Bitcoin Holdings per Share(3)	$89.38	$40.65

(1)	The Trust performed an assessment of the principal market at December 31, 2016, and identified a change in the principal market from Bitstamp to GDAX (formerly known as Coinbase Exchange).
(2)	As of December 31, 2016, the NAV per Share was calculated using the fair value of bitcoins based on the price provided by GDAX, the Bitcoin Exchange that the Trust currently considers its principal market, as of 4:00 p.m., New York time, on the valuation date. As of December 31, 2015, the NAV per Share was calculated using the fair value of bitcoins based on the price provided by Bitstamp, the Bitcoin Exchange that the Trust then considered its principal market, as of 4:00 p.m., New York time, on the valuation date.
(3)	The Trust’s Bitcoin Holdings per Share is derived from the Bitcoin Index Price as represented by the Index as of 4:00 p.m., New York time on the valuation date. The Trust’s Bitcoin Holdings per Share is calculated using a non-GAAP methodology where the volume-weighted average price is derived from multiple bitcoin exchanges. See “Calculation of NAV, Bitcoin Index Price and Bitcoin Holdings.” The Bitcoin Exchanges used to calculate the Bitcoin Index Price as of December 31, 2016 and 2015 were Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange), itBit and OKCoin.

In the year ended December 31, 2016, an additional 360,800 Shares (3,608 Baskets), were created in exchange for 34,155 bitcoins and 3,161 bitcoins were deducted from the Trust’s holdings and used by the

Sponsor to settle expenses. No Shares were redeemed. In the year ended December 31, 2015, 94,100 Shares (941 Baskets) were created in exchange for 9,040 bitcoins and 2,716 bitcoins were deducted from the Trust’s holdings and used by the Sponsor to settle expenses. No Shares were redeemed. For accounting purposes, the Trust reflects creations and the bitcoin receivable with respect to such creations on the date of receipt of a notification of a creation, but does not issue Shares until the requisite number of bitcoins is received.

As of December 31, 2016, the Trust owned 172,095 bitcoins, with a market value of approximately $164,214,460, based on the Bitcoin Index Price of $954.21 on December 31, 2016.

Historical Bitcoin Holdings and Bitcoin Prices

As movements in the price of bitcoins will directly affect the price of the Shares, investors should understand recent movements in the price of bitcoin. Investors, however, should also be aware that past movements in the bitcoin price are not indicators of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world.

The following chart illustrates the movement in the Trust’s Bitcoin Holdings per Share versus the Bitcoin Index Price from September 25, 2013 to December 31, 2016. For more information on the determination of the Trust’s Bitcoin Holdings, see “Overview of the Bitcoin Industry and Market—Bitcoin Value—The Index and the Bitcoin Index Price.”

The following table illustrates the movements in the Bitcoin Index Price from the beginning of the Trust’s operations on September 25, 2013 to December 31, 2016. Since the beginning of the Trust’s operations, the Bitcoin Index Price has ranged from $117.03 to $1,113.87, with the straight average being $456.32. The Sponsor has not observed a material difference between the Bitcoin Index Price and average prices from the constituent Bitcoin Exchanges individually or as a group.

Period	Average	High	Date	Low	Date	End of period	Last business day
From September 25, 2013 to December 31, 2013	$475.88	$1,113.87	12/4/2013	$117.03	10/3/2013	$765.34	$765.34
Twelve months ended December 31, 2014	$525.63	$960.60	1/6/2014	$311.83	12/19/2014	$312.58	$312.58
Twelve months ended December 31, 2015	$272.54	$459.52	12/18/2015	$197.54	1/14/2015	$425.32	$425.32
Twelve months ended December 31, 2016	$565.26	$969.43	12/29/2016	$371.33	2/3/2016	$954.21	$954.21
September 25, 2013 to December 31, 2016	$456.32	$1,113.87	12/4/2013	$117.03	10/3/2013	$954.21	$954.21

(1)	Prior to November 1, 2014, the Trust used the cascading set of rules described in “Overview of the Bitcoin Industry and Market—Bitcoin Value—The Index and the Bitcoin Index Price” starting with the second such rule. The Sponsor utilized the volume-weighted average bitcoin prices of the Major Bitcoin Exchanges published by bitcoincharts.com to satisfy either the second or third such rule when calculating the Trust’s Bitcoin Holdings. In the event bitcoincharts.com was unavailable, the Sponsor utilized data taken from www.cryptocoincharts.info. During this period the Sponsor primarily used the volume-weighted average bitcoin prices published on either bitcoincharts.com or cryptocoincharts.info for Bitstamp, BTC-E, Mt. Gox and Bitfinex, as these were the exchanges with the highest trading volumes. However, not every exchange was included in each day during that period, as certain exchanges experienced interruptions. A number of smaller exchanges were also at times included in the calculation of the Bitcoin Index Price from the beginning of the Trust to November 1, 2014, including Camp BX, itBit, Kraken, LocalBitcoins, Crypto-Trade, bitKonan, Ripple, Rock Trading Company, ANX and Asia Nexgen. On November 1, 2014, the Trust began using the Index to value its bitcoins for purposes of the creation and redemption of Baskets.

SELLING SHAREHOLDERS

The following table sets forth information regarding the selling shareholders’ beneficial ownership of the Trust’s Shares as of         , 2017.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all Shares shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Our calculation of the percentage of beneficial ownership is based on 1,837,300 Shares outstanding as of December 31, 2016.

The address of each selling shareholder and each person who may be deemed a beneficial owner of the shares held thereby is c/o             .

Name of Beneficial Owner	Number of Shares Beneficially Owned Before the Offering(1)	Percentage Beneficially Owned Before the Offering	Number of Shares to be Sold in the Offering(1)	Percentage Beneficially Owned to be Sold in the Offering	Number of Shares Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering

(1)	Beneficial owner ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

ACTIVITIES OF THE TRUST

The activities of the Trust will be limited to (1) issuing Baskets in exchange for bitcoins deposited by the Authorized Participants or Liquidity Providers, as applicable, with the Custodian as consideration, (2) transferring actual bitcoins as necessary to cover the Sponsor’s Fee and selling bitcoins as necessary to pay Additional Trust Expenses, (3) transferring actual bitcoins in exchange for Baskets surrendered for redemption by the Authorized Participants, (4) causing the Sponsor to sell bitcoins on the termination of the Trust and (5) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of bitcoins.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. A substantial direct investment in bitcoins may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the bitcoins and may involve the payment of substantial fees to acquire such bitcoins from third-party facilitators through cash payments of U.S. Dollars. Although the Shares will not be the exact equivalent of a direct investment in bitcoins, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in bitcoin markets through the securities market. Because the value of the Shares is tied to the value of the bitcoins held by the Trust, it is important to understand the investment attributes of, and the market for, bitcoins.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in bitcoin markets through an investment in securities. On the first day the Shares were offered, each Share in the initial Basket represented 0.100 bitcoin. The logistics of accepting, transferring and safekeeping of bitcoins are dealt with by the Sponsor, Administrator and Custodian, and the related expenses are built into the price of the Shares. Therefore, Shareholders do not have additional tasks or costs in addition to those associated with investing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-effective means, with minimal credit risk, of gaining investment benefits similar to those of directly holding bitcoins. The Shares offer an investment that is:

•	Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access bitcoin markets through the Bitcoin Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use bitcoins by using the Shares instead of directly purchasing and holding bitcoins, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of bitcoins.

•	Exchange Traded and Transparent. The Shares will be listed and trade on NYSE Arca, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s assets will be reported each day on https://grayscale.co/bitcoin-investment-trust/#market-performance.

•	Minimal Credit Risk. The Shares represent an interest in actual bitcoins owned by the Trust. The Trust’s bitcoins in the Custodian’s possession are not subject to borrowing arrangements with third parties or counterparty or credit risks. This contrasts with the other financial products such as TeraExchange swaps through which investors gain exposure to bitcoins through the use of derivatives that are subject to counterparty and credit risks.

•	Safekeeping System. The Custodian has been appointed to store and safekeep the bitcoins for the Trust using a segregated and therefore diversified safekeeping storage system. The hardware, software, administration and continued technological development that are used by the Custodian may not be available or cost-effective for many investors.

The Trust differentiates itself from competing digital currency financial vehicles, to the extent that such digital currency financial vehicles may develop, in the following ways:

•	Custodian. The Custodian that holds the private keys for the digital wallets of the Trust is Xapo Inc. Other digital currency financial vehicles that use cold storage may not use a custodian to hold their private keys.

•	Cold Storage of Private Keys. All of the private keys for the Trust’s Vault Account are kept in “cold storage,” which means that the bitcoins held by the Trust’s Vault Account are not directly connected to, or accessible from, the internet or other computers without the private keys. See “Custody of the Trust’s Bitcoins” for more information relating to the distribution and withdrawal of the Trust’s private keys to and from cold storage. Other digital currency financial vehicles may not utilize cold storage or may utilize less effective cold storage-related hardware and security protocols.

•	Location of Private Vaults. Vaults are located in geographically dispersed locations across the world, including but not limited to the United States, Europe, including Switzerland, and South America. Confidential information such as the private keys and cryptographic materials are physically stored on offline servers that never have and never will have access to the internet or any other kind of network. Vault locations are protected by extraordinary security measures, including intense human, biometric and automated systems, 24 hours a day, 7 days a week. Vaults incorporate multiple layers of extremely advanced forms of cryptographic security to secure bitcoins. These processes include multi-factor authentication and private key segmentation. The geographic dispersion of vaults is designed to protect assets from being lost due to the compromise of any given vault location. Even if the physical and cryptographic layers of security in one jurisdiction are overcome, the other vault locations would remain uncompromised.

•	Enhanced Security. The Custodian and Sponsor have put enhanced security procedures in place that require one or more employees of the Sponsor to verify each transaction, with each employee having a unique verification method. The Custodian and the Sponsor have put additional similar enhanced security procedures in place to protect against the malicious movement of bitcoin.

•	Custodian Audits. The Custodian has agreed to allow the Trust and the Sponsor take any necessary steps to verify that satisfactory internal control system and procedures are in place, and to visit and inspect the systems on which the Custodian Coins are held. The Custodian is also obligated to provide the Trust and Sponsor with both independent and audit reports on the Bitcoin Account.

•	Directly Held Bitcoins. The Trust directly owns actual bitcoins held through the Custodian. The direct ownership of bitcoins is not subject to counterparty or credit risks. This may differ from other digital currency financial vehicles that provide bitcoin exposure through other means, such as the use of financial or derivative instruments.

•	Structure. The Shares intend to track the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Trust seeks to achieve this objective by directly owning bitcoins. This structure may be different from other digital currency financial vehicles that seek to track the performance of the price of bitcoins or other digital currencies through the use of futures contracts or derivative instruments.

•	Sponsor’s Fee. The relatively low level of the Sponsor’s Fee that is paid to the Sponsor is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses, the Shares may trade in the secondary market at prices that are lower or higher than the Bitcoin Holdings per Share. The amount of the discount or premium in the trading price relative to the Bitcoin Holdings per Share may be influenced by non-concurrent trading hours and liquidity between the secondary market and larger Bitcoin Exchanges in the Bitcoin Exchange Market. While the Shares will be listed and trade on NYSE Arca from 9:30 a.m. until 4:00 p.m., New York time, liquidity in the Bitcoin Exchange Market may fluctuate depending upon the volume and availability of larger Bitcoin Exchanges. As a result, during periods in which Bitcoin Exchange Market liquidity is limited or a major Bitcoin Exchange is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee will be determined by applying a 2% annual rate to the Trust’s Bitcoin Holdings, as calculated and published by the Sponsor or its delegates, and converting the resulting U.S. Dollar amount into bitcoins at the Bitcoin Index Price, on a daily basis. The rate of the Sponsor’s Fee is subject to the sole discretion of the Sponsor. Payments of the Sponsor’s Fee will occur monthly in arrears. To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee, determined as described above and (ii) transfer such bitcoins to an account maintained by the Custodian for the Sponsor.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its discretion for stated periods of time. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee. As consideration for its receipt of the Sponsor’s Fee, the Sponsor has assumed the obligation to pay the Sponsor-paid Expenses.

The Sponsor has not assumed the obligation to pay Additional Trust Expenses. If Additional Trust Expenses are incurred, the Sponsor will cause the Custodian to convert bitcoins into U.S. Dollars or other fiat currencies at the Actual Exchange Rate in such quantity as may be necessary to permit payment of such Additional Trust Expenses. The number of bitcoins represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Additional Trust Expenses. See “Expenses.”

Impact of Trust Expenses on the Trust’s Bitcoin Holdings

The Trust will pay the Sponsor’s Fee to the Sponsor in bitcoins. In addition, the Trust will sell bitcoins to raise the funds needed for the payment of any Additional Trust Expenses. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its Additional Trust Expenses. The Trust will not engage in any activity designed to derive a profit from changes in the prices of bitcoins. Because the number of bitcoins held by the Trust will decrease when bitcoins are used to pay the Sponsor’s Fee or sold to permit the payment of Additional Trust Expenses, the number of bitcoins represented by each Share will decrease over the life of the Trust. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and Additional Trust Expenses. New deposits of bitcoins into the Bitcoin Account that are received in exchange for additional new Baskets issued by the Trust will not reverse this trend.

Hypothetical Expense Example

The following table illustrates the anticipated impact of the payment of the Trust’s expenses on the fractional number of bitcoins represented by each outstanding Share for three years. It assumes that the only transfers of bitcoins will be those needed to pay the Sponsor’s Fee and that the price of bitcoins and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any Additional Trust Expenses. Any Additional Trust Expenses, if and when incurred, will accelerate the decrease in the fractional number of bitcoins represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

	Year
	1	2	3
Hypothetical price per bitcoin	$100.00	$100.00	$100.00
Sponsor’s Fee	2.00%	2.00%	2.00%
Shares of Trust, beginning	100,000.00	100,000.00	100,000.00
Bitcoins in Trust, beginning	10,000.00	9,800.00	9,604.00
Hypothetical value of bitcoins in Trust	$1,000,000.00	$980,000.00	$960,400.00
Beginning Bitcoin Holdings of the Trust	$1,000,000.00	$980,000.00	$960,400.00
Bitcoins to be delivered to cover the Sponsor’s Fee	200.00	196.00	192.08
Bitcoins in Trust, ending	9,800.00	9,604.00	9,411.92
Ending Bitcoin Holdings of the Trust	$980,000.00	$960,400.00	$941,192.00
Ending Bitcoin Holdings per Share	$9.80	$9.60	$9.41
Hypothetical price per bitcoin	$100.00	$100.00	$100.00

DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust that was formed on September 13, 2013 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement.

The Trust holds only bitcoins and is expected from time to time to issue Baskets in exchange for deposits of bitcoins and to distribute bitcoins in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the value of bitcoins as represented by the Index, less the Trust’s liabilities and expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient investment relative to a direct, outright investment in bitcoins.

The Shares represent units of fractional undivided beneficial interest in, and ownership of, the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The bitcoins held by the Custodian on behalf of the Trust will be transferred out of the Bitcoin Account only in the following circumstances: transferred to pay the Sponsor’s Fee, distributed to Authorized Participants or Liquidity Providers, as applicable, in connection with the redemption of Baskets, transferred to be sold on an as-needed basis to pay Additional Trust Expenses, sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins to pay the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust expects to create and redeem Shares from time to time but only in Baskets. A Basket equals a block of 100 Shares. The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets require the delivery to the Trust, or the distribution by the Trust, of the number of bitcoins represented by the Baskets being created or redeemed. The creation and redemption of a Basket will be made only in exchange for the delivery to the Trust, or the distribution by the Trust, of the number of whole and fractional bitcoins represented by each Basket being created or redeemed, the number of which is determined by dividing the number of bitcoins owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, and multiplying the quotient obtained by 100. Each Share currently represents approximately 0.093 of a bitcoin. Each Share in the initial Baskets represented approximately 0.100 bitcoin. The number of bitcoins required to create a Basket, or to be delivered upon a redemption of a Basket, will gradually decrease over time due to the transfer or sale of the Trust’s bitcoins to pay the Sponsor’s Fee and any Additional Trust Expenses. The Trust will not accept or distribute cash in exchange for Baskets, other than upon its dissolution. See “Plan of Distribution.”

The Administrator will determine the Trust’s Bitcoin Holdings (which is the aggregate U.S. Dollar value, based on the Bitcoin Index Price, of the Trust’s bitcoins less its liabilities) on each day the Shares trade on NYSE Arca as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Administrator will also determine the Bitcoin Holdings per Share, which equals the Trust’s Bitcoin Holdings divided by the number of outstanding Shares. Each Business Day, the Sponsor will publish the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share on the Trust’s website, https://grayscale.co/bitcoin-investment-trust/#market-performance, as soon as practicable after the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share have been determined by the Administrator. See “Valuation of Bitcoins and Definition of the Trust’s Bitcoin Holdings.”

The Trust’s assets will consist solely of bitcoins. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the bitcoins held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market trading price of the Shares will fluctuate over time in response to the market prices of bitcoins. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis bitcoin pricing information from various financial information service providers or Bitcoin Network information sites such as Tradeblock.com or bitcoincharts.com. Current Bitcoin Index Prices are also generally available with bid/ask spreads directly from Bitcoin Exchanges. As of the date of this prospectus, the constituent Bitcoin Exchanges of the Index were Bitfinex, Bitstamp, GDAX (formerly known as Coinbase Exchange) and itBit. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

THE SPONSOR

The Trust’s Sponsor is Grayscale Investments, LLC, a Delaware limited liability company formed on May 29, 2013 and a wholly owned subsidiary by Digital Currency Group, Inc. The Sponsor’s principal place of business is 636 Avenue of the Americas, New York, New York 10011 and its telephone number is (212) 668-5920. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Digital Currency Group, Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust and will arrange for the registration of the Shares for their public offering in the United States and their listing on NYSE Arca. As consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also paid the costs of the Trust’s organization and will pay for the costs of the initial sale of the Shares.

The Sponsor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins to the owners of record of the Shares.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

The Sponsor’s Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and for the Sponsor’s agreement to pay the Sponsor-paid Expenses. See “Activities of the Trust—Trust Expenses.”

Marketing Agent Agreement

The Sponsor has entered into a Marketing Agent Agreement with an independent third party to assist the Sponsor in distributing the Shares, developing an ongoing marketing plan for the Trust, preparing marketing materials regarding the Shares, including the content on the Trust’s website, www.grayscale.co, executing the marketing plan for the Trust and providing strategic and tactical research on the global bitcoin market. For more information about the distribution of the Shares, see “Plan of Distribution.”

Index License Agreement

The Index Provider and the Sponsor have entered into an index license agreement (the “Index License Agreement”) governing the Sponsor’s use of the Index for calculation of the Bitcoin Index Price. The Index Provider may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its Shareholders. Under the Index License Agreement, the Sponsor pays a monthly fee and a fee based on the Trust’s Bitcoin Holdings to the Index Provider in consideration of its license to the Sponsor of Index-related intellectual property.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Custodian and its agents. As officers of the Sponsor, Barry E. Silbert, the principal executive officer of the Sponsor, and Simcha Wurtzel, the principal financial officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor.

Barry E. Silbert, Chief Executive Officer

Barry E. Silbert, 40, is the Chief Executive Officer of the Sponsor and the founder of Digital Currency Group, Inc. (“DCG”) which builds and supports bitcoin and blockchain companies through its insights, network and access to capital. Starting in 2012, Mr. Silbert became one of the first and most active investors in the bitcoin space, providing seed funding for Coinbase, Ripple, BitPay and a number of other companies who have defined the bitcoin industry. Prior to founding DCG, Mr. Silbert founded SecondMarket, an online platform and registered broker-dealer that enabled private companies to customize, control and execute secondary transactions for the benefit of their employees and investors. SecondMarket was acquired by NASDAQ in 2015. Before becoming an entrepreneur, Mr. Silbert was an investment banker at Houlihan Lokey and graduated with honors from the Goizueta Business School of Emory University. Mr. Silbert has received several honors including being named Entrepreneur of the Year by Ernst & Young and Crain’s and being selected to Fortune’s prestigious “40 under 40” list. Mr. Silbert also owns less than 1.0% of the Index Provider’s voting equity and acts as an advisor to the Index Provider, which calculates the Index.

Simcha Wurtzel, Vice President, Finance and Controller

Simcha Wurtzel, 35, is Vice President, Finance and Controller of the Sponsor and the Vice President of Finance and Controller of the Digital Currency Group, Inc. From 2007 to 2015, Mr. Wurtzel served as the Financial and Operations Principal for SecondMarket. Prior to working at SecondMarket, Mr. Wurtzel was a Senior Accountant at Liberty Media’s Starz! Entertainment division where he held specific responsibilities for studios producing series television and theatrical feature films. Mr. Wurtzel holds a B.S. degree in accounting from Touro College, New York.

THE TRUSTEE

Delaware Trust Company serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodian or any other Person.

Neither the Trustee, either in its capacity as trustee on in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this Prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust. See “Description of the Trust Documents—Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 180 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

THE TRANSFER AGENT

The Bank of New York Mellon, a New York corporation, will serve as the Transfer Agent of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Transfer Agency and Service Agreement. The Transfer Agent has its principal office at One Wall Street, New York, New York 10286.

The Transfer Agent’s Role

The Transfer Agent holds the Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Creation Baskets or Redemption Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel each Authorized Participant’s Creation Basket or Redemption Basket, as applicable. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements.

The Sponsor will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.

The Transfer Agent Fee is a Sponsor-paid Expense to be assumed and paid by the Sponsor.

THE ADMINISTRATOR

The Bank of New York Mellon, a New York corporation, will serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Trust Administration and Accounting Agreement. The Administrator has its principal office at One Wall Street, New York, New York 10286.

The Administrator’s Role

Pursuant to the Trust Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Custodian, the Transfer Agent and DTC, (iii) publishing the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share each business day at 4:00 p.m., New York time, or as soon thereafter as practicable and (iv) instructing the Custodian to transfer the Trust’s bitcoins as needed to pay the Sponsor’s Fee and any Additional Trust Expenses.

The Trust will indemnify the Administrator, and the Administrator will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Trust Administration and Accounting Agreement.

The Administrator will also agree to facilitate the Conversion Procedures on behalf of Authorized Participants, whereby the Authorized Participants can purchase or sell bitcoins through a Liquidity Provider. See “Description of Creation and Redemption of Shares” for further discussion of the Administrator’s role in the Conversion Procedures.

AUTHORIZED PARTICIPANTS

An Authorized Participant must enter into a “Participant Agreement” with the Sponsor and the Trust to govern its placement of orders to create and redeem Baskets. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of bitcoins required for creations and redemptions. The Participant Agreement also provides the Sponsor and the Administrator with the authority to terminate the relationship with an Authorized Participant if the Sponsor or Administrator determines that an Authorized Participant does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities.

Each Authorized Participant must (i) be a registered broker-dealer, (ii) enter into a Participant Agreement with the Sponsor, the Administrator, the Marketing Agent and Liquidity Providers and (iii) in the case of the creation or redemption of Baskets that do not use the Conversion Procedures, own an Authorized Participant Self-Administered Account.

A list of the current Authorized Participants can be obtained from the Sponsor. The Trust has engaged KCG Americas LLC and Wedbush Securities as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

LIQUIDITY PROVIDERS

In addition to setting forth the procedures for the delivery of bitcoins required for creations and redemptions, the Participant Agreement also sets forth the procedures for the delivery of bitcoins required for creations and redemptions in cash, as facilitated by the Liquidity Provider.

Each Liquidity Provider must (i) enter into a Participant Agreement with the Sponsor, the Trust, the Marketing Agent and the Authorized Participant and (ii) own a bitcoin wallet address that is recognized by the Custodian as belonging to a Liquidity Provider (a “Liquidity Provider Account”). A list of the current Liquidity Providers can be obtained from the Sponsor. As of the date of this prospectus, Genesis is the only acting Liquidity Provider. The Sponsor intends to engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

THE CUSTODIAN

Xapo Inc., a Delaware corporation and wholly owned subsidiary of Xapo Holdings Limited, is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custodian Agreement. The Custodian has its principal office at 2983 Woodside Road, Woodside, California 94062.

The Custodian’s Role

Under the Custodian Agreement, the Custodian is responsible for keeping the private key or keys that provide access to the Trust’s digital wallets and vaults secure. Pursuant to a request from the Sponsor or the Trust, the Custodian shall establish and maintain an account with one or more wallets (the “Wallet Account”) and one or more cold-storage vault accounts (the “Vault Account” and, together with the Wallet Account and any subaccounts associated therewith, the “Bitcoin Account”) in the name of the Sponsor and the Trust. The Custodian deposits and withdraws bitcoins to and from the Bitcoin Account at the instruction of the Sponsor. The Custodian is responsible for administering the Bitcoin Account.

The Custodian will withdraw from the Bitcoin Account the number of bitcoins necessary to pay the Trust expenses provided for in the Trust Agreement. In the event that the Sponsor’s Fee and the Additional Trust Expenses, if any, exceed the bitcoin balance of the Wallet Account, the Custodian will withdraw additional bitcoins from the Vault Account to pay the excess.

The Custodian will be paid a fee by the Sponsor.

Under the Custodian Agreement, the Custodian must indemnify the Trust and Sponsor for damages arising out of or caused by the Custodian or by the Sponsor’s and the Trust’s reasonable reliance on the Custodian’s untrue representations and warranties. The Custodian must also indemnify the Sponsor and Trust from any loss or damage caused by any employee, agent, representative or independent contractor engaged by the Custodian, whether or not such act or omission occurred within the scope of his employment or engagement.

The Custodian and its affiliates may from time to time purchase or sell bitcoins for their own accounts and as agent for their customers or Shares for their own accounts.

No more than once per calendar year, the Sponsor or the Trust may request that the Custodian deliver an officer’s certificate to certify that (i) the Custodian has complied, and is in compliance currently, with the Custodian Agreement during the preceding year and (ii) the representations and warranties of the Custodian in the Custodian Agreement are true and correct on and as of the date of such certificate, and have been true and correct throughout the preceding year.

If the Custodian resigns in its capacity as custodian, the Sponsor may appoint an additional or replacement custodian and enter into a custody agreement on behalf of the Trust with such custodian. Furthermore, the Sponsor and the Trust may use Bitcoin custody services or similar services provided by entities other than Xapo, Inc. at any time without prior notice to Xapo, Inc.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

Digital Currency Group, Inc.

Digital Currency Group, Inc., the sole member and parent company of the Sponsor, is also the sole shareholder and parent company of Genesis, which is currently the only acting Liquidity Provider. Digital Currency Group, Inc. also owns approximately 2.4% of the Index Provider’s voting equity, warrants representing approximately 1.4% of the Index Provider’s voting equity and a minority interest in the Custodian that represents less than 1.0% of the Custodian’s equity. Digital Currency Group, Inc. owns a minority interest holder in Coinbase, which operates the GDAX, representing approximately 0.5% of its equity, and a minority interest holder in Paxos, which operates itBit, representing less than 0.3% of its equity.

The Sponsor

The Sponsor has a conflict of interest in allocating its own limited resources among, when applicable, different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Sponsor and their respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

Because of the Sponsor’s affiliated status, it may be disincentivized to replace affiliated service providers. In connection with these conflicts of interest, Shareholders should understand that affiliated service providers receive fees for providing services to the Trust and clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Trust.

The Sponsor and the affiliated service providers may, from time-to-time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients. It is possible that future business ventures of the Sponsor and the affiliated service providers may generate larger fees, resulting in increased payments to employees, and therefore, incentivizing the Sponsor and/or the affiliated service providers to allocate it/their limited resources accordingly to the potential detriment of the Trust.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and, where applicable, there has been no independent due diligence conducted with respect to this offering. The Sponsor will, however, not retain any affiliated servicer provider for the Trust which the Sponsor has reason to believe would knowingly or deliberately favor any other client over the Trust.

The Liquidity Providers

As of the date of this prospectus, Genesis, an affiliate of the Trust, is the only acting Liquidity Provider. When the Administrator acts on behalf of an Authorized Participant to facilitate the Conversion Procedures with the Liquidity Provider, it will serve as an independent third party between Genesis, on the one hand, and the

Custodian, the Sponsor, the Trust and the Shareholders, on the other. However, in its capacity as a Liquidity Provider, Genesis may be incentivized to act in favor of the Sponsor, the Trust and the Shareholders when conducting the Conversion Procedures.

In addition, Genesis may engage in bitcoin trading with the Trust’s affiliated entities. For example, when the Sponsor receives the Sponsor’s Fee in bitcoins, it sells the bitcoins through Genesis. For this service, Genesis charges the Sponsor a 1% transaction fee, which is not borne by the Trust. Additionally, both the Sponsor’s parent company, Digital Currency Group, and the Custodian, Xapo, Inc., are customers of Genesis and may buy or sell bitcoin through Genesis from time to time, independent of the Trust.

Authorized Participants may buy and sell bitcoins through Liquidity Providers other than in connection with orders placed with the Trust. If an Authorized Participant provides a more lucrative fee to a Liquidity Provider for services rendered independent of the Trust, the Liquidity Provider may be incentivized to refuse to act as a Liquidity Provider, which could decrease the liquidity of the Trust. Lastly, several employees of the Sponsor and the Sponsor’s parent company, Digital Currency Group, Inc., are FINRA-registered representatives who maintain their licenses through Genesis.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade bitcoins for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust, prospective investors should be aware that the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by Shareholders.

Relationships of the Index Provider with Genesis, the Sponsor and Management of the Sponsor

The Sponsor and its affiliates rely on services provided by the Index Provider (in addition to the calculation of the Index), and may otherwise be interested in the success of the Index Provider. These relationships include:

•	Barry E. Silbert, the Chief Executive Officer of the Sponsor, acts as an advisor to the Index Provider and owns less than 1.0% of the Index Provider’s voting equity;

•	Digital Currency Group, Inc., the sole member and parent company of the Sponsor owns approximately 2.4% of the Index Provider’s voting equity and owns warrants representing approximately 1.4% of the Index Provider’s voting equity; and

•	Genesis licenses and uses a trading software platform provided by the Index Provider to operate its bitcoin trading desk and facilitate Genesis’s actions as a Liquidity Provider. Although the Index Provider does not currently utilize data from over-the-counter markets or derivative platforms, per the terms of the license, the Index Provider is entitled to use the over-the-counter trading data from Genesis in the Index.

Under the rules governing the calculation of the Bitcoin Index Price, if the Sponsor determines in good faith that the Index does not reflect an accurate bitcoin price, then the Administrator will employ an alternative method to determine the Bitcoin Index Price. Because such a determination could reflect negatively upon the Index Provider, lead to a decrease in the Index Provider’s revenue or otherwise adversely affect the Index Provider, and because of the relationships listed above, the Sponsor has a conflict of interest with respect to the Index Provider.

DESCRIPTION OF THE SHARES

General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 100 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. For example, Shareholders do not have the right to elect directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Voting and Approvals

Under the Trust Agreement, Shareholders have limited voting rights. For example, the Sponsor will terminate the Trust upon the agreement of Shareholders owning at least 75% of the outstanding Shares. In addition, any amendment that adversely affects the rights of Shareholders, appoints a new Sponsor, dissolves the Trust or makes any material change to the Trust’s basic investment policies or structure must be approved by the affirmative vote of Shareholders owning at least 50% of the outstanding Shares.

Distributions

If the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Redemption of the Shares

Effective October 28, 2014, the Trust suspended its redemption program, in which Shareholders were permitted to request the redemption of their Shares through Genesis, the sole Authorized Participant at that time, out of concern that the redemption program was in violation of Regulation M under the Exchange Act. On July 11, 2016, Genesis and the Trust entered into a settlement agreement with the SEC whereby they agreed to a cease-and-desist order against future violations of Rules 101 and 102 of Regulation M under the Exchange Act. Genesis also agreed to pay disgorgement of $51,650.11 in redemption fees it collected, plus prejudgment interest of $2,105.68, for a total of $53,755.79. The Trust is seeking an exemption from the SEC under Regulation M in order to reinstate its redemption program, but cannot at this time predict whether it will be successful in obtaining such regulatory relief.

If and when such regulatory relief is obtained, the Shares may be redeemed only by or through an Authorized Participant and only in whole Baskets. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares—The Trust and an affiliate of the Trust recently entered into a settlement agreement with the SEC concerning the operation of the Trust’s former redemption program” and “Description of Creation and Redemption of Shares.”

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are transferable only through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Sponsor believes that the per Share price in the public market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE TRUST’S BITCOINS

All bitcoins exist and are stored on the Blockchain, the decentralized transaction ledger of the Bitcoin Network. The Blockchain records most transactions (including mining of new bitcoins) for all bitcoins in existence, and in doing so verifies the location of each bitcoin (or fraction thereof) in a particular digital wallet. The Bitcoin Account is maintained by the Custodian and cold storage mechanisms are used for the Vault Account by the Custodian. Each digital wallet of the Trust may be accessed using its corresponding private key. The Custodian’s custodial operations maintain custody of the private keys that have been deposited in cold storage at its various vaulting premises which are located in geographically dispersed locations across the world, including but not limited to the United States, Europe, including Switzerland, and South America. The locations of the vaulting premises change may regularly and are kept confidential by the Custodian for security purposes.

The term “cold storage” refers to a safeguarding method by which the private keys corresponding to bitcoins stored on a digital wallet are removed from any computers actively connected to the internet. Cold storage of private keys may involve keeping such wallet on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a storage device (for example, a USB thumb drive) or printed medium (for example, papyrus or paper) and deleting the digital wallet from all computers. A digital wallet may receive deposits of bitcoins but may not send bitcoins without use of the bitcoins’ corresponding private keys. In order to send bitcoin from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered them into a bitcoin software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the user of the digital wallet can transfer its bitcoins.

The Custodian is the custodian of the Trust’s private keys in accordance with the terms and provisions of the Custodian Agreement and will utilize the certain security procedures such as algorithms, codes, passwords, encryption or telephone call-backs (together, the “Security Procedures”) in the administration and operation of the Trust and the safekeeping of its bitcoins and private keys. The Custodian has created a Vault Account for the Trust assets in which private keys are placed in cold storage. The Custodian segregates the private keys stored with it from any other assets it holds or holds for others.

Multiple distinct private keys must sign any transaction in order to transfer the Trust’s bitcoins from a multi-signature address to any other address on the Bitcoin blockchain. Distinct private keys required for multi-signature address transfers reside in geographically dispersed vault locations. The Custodian refers to these vault locations, where transactions are signed by private keys, as “signing vaults.” In addition to multiple signing vaults, the Custodian maintains multiple “back-up vaults” in which backup private keys are stored. In the event that one or more of the “signing vaults” were to be compromised, back-up vaults can be activated and used as signing vaults to complete a transaction within 72 hours.

As such, if any one signing vault were to be compromised, it would have no impact on the ability of the Trust to access its bitcoins, other than a possible delay in operations of 72 hours, while one or more of the “backup vaults” was transitioned to a signing vault. These security procedures ensure that there is no single point of failure in the protection of the Trust’s assets.

The Custodian is authorized to accept, on behalf of the Trust, deposits of bitcoins from Authorized Participant Self-Administered Accounts or Liquidity Provider Accounts, as applicable, held with the Custodian and transfer such bitcoins into the Bitcoin Account. Deposits of bitcoins will be immediately available to the Trust to the extent such bitcoins have not already been transferred to the Vault Account. Generally, bitcoins transferred to the Bitcoin Account will be directly deposited into digital wallets for which the keys are already in cold storage.

The process of accessing and withdrawing bitcoins from the Trust for a redemption of a Basket will follow the same general procedure as depositing bitcoins with the Trust for a creation of a Basket, only in reverse. See “Description of Creation and Redemption of Shares.”

If bitcoins need to be withdrawn from the Trust in connection with a redemption, the Custodian will ensure that the private keys to those bitcoins sign the withdrawal transaction.

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares.

The Trust issues Shares on an ongoing basis, but only in one or more Baskets (with a Basket being a block of 100 Shares). Subject to obtaining exemptive relief from the SEC to reinstate its redemption program, the Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants, according to the procedures described herein.

The creation and redemption of a Basket require the delivery to the Trust, or the distribution by the Trust, of the number of whole and fractional bitcoins represented by each Basket being created or redeemed, the number of which is determined by dividing the number of bitcoins owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, and multiplying the quotient obtained by 100 (the “Basket Bitcoin Amount”). The Basket Bitcoin Amount multiplied by the number of Baskets being created or redeemed is the “Total Basket Bitcoin Amount.”

The Basket Bitcoin Amount will gradually decrease over time as the Trust’s bitcoins are used to pay the Trust’s expenses. Each Share currently represents approximately 0.093 of a bitcoin.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Each Authorized Participant must (i) be a registered broker-dealer, (ii) enter into a Participant Agreement with the Sponsor, the Administrator, the Marketing Agent and the Liquidity Providers and (iii) in the case of the creation or redemption of Baskets that do not use the Conversion Procedures, own a bitcoin wallet address that is recognized by the Custodian as belonging to the Authorized Participant (an “Authorized Participant Self-Administered Account”). Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Although the Trust will create Baskets only upon the receipt of bitcoins, and will redeem Baskets only by distributing bitcoins, an Authorized Participant may deposit cash with the Administrator, which will facilitate the purchase or sale of bitcoins through a Liquidity Provider on behalf of an Authorized Participant (the “Conversion Procedures”). Liquidity Providers must (i) enter into a Participant Agreement with the Sponsor, the Administrator, the Marketing Agent and each Authorized Participant and (ii) own a Liquidity Provider Account.

The Conversion Procedures will be facilitated by a single Liquidity Provider. On an order-by-order basis, the Sponsor will select the Liquidity Provider that it believes will provide the best execution of the Conversion Procedures, and will base its decision on factors such as the Liquidity Provider’s creditworthiness, financial stability, ability to obtain the best price, the timing and speed of execution, liquidity and the likelihood of, and capabilities in, execution, clearance and settlement. In the event that an order cannot be filled in its entirety by a single Liquidity Provider, additional Liquidity Provider(s) will be selected by the Sponsor to fill the remaining amount based on the criteria above.

The trade date on which the Basket Bitcoin Amount is determined is different for in-kind and in-cash orders. For in-kind orders, the trade date is the day on which an order is placed, whereas the trade date for in-cash orders is the day after which an order is placed. This could result in a different execution price for in-kind and in-cash orders.

For example, if an Authorized Participant submits an in-kind order at 2:00 p.m. on a Monday, the Basket Bitcoin Amount required to purchase a Basket of Shares will be determined at 4:00 p.m., or as soon as practicable thereafter, on that same day. Alternatively, for in-cash orders, if an Authorized Participant submits an order at 2:00 p.m. on a Monday and pays the requisite Cash Collateral Amount at 3:00 p.m. on that same date, the Total Basket Bitcoin Amount will nevertheless be determined at 4:00 p.m., or as soon as practicable thereafter, on Tuesday. Pursuant to the Conversion Procedures, the Authorized Participant is obligated to pay the Cash Exchange Rate which is calculated on Monday, times the Total Basket Bitcoin Amount, which is calculated on Tuesday. The Liquidity Provider is required to deposit the Total Basket Bitcoin Amount as calculated on Tuesday, even if there were a change in the price of bitcoin since Monday.

Authorized Participants that create and redeem Baskets using the Conversion Procedures will pay a transaction fee of 1% of the Cash Exchange Rate times the Total Basket Bitcoin Amount (the “1% Liquidity Provider Fee”). The 1% Liquidity Provider Fee is intended to cover all of a Liquidity Provider’s expenses in connection with the creation or redemption order, including any exchange fees that the Liquidity Provider incurs in connection with buying or selling bitcoins. Once the Authorized Participant’s Cash Collateral Amount is received by the Administrator, in the case of in-cash creation orders, and once the Administrator notifies a Liquidity Provider that an in-cash redemption order has been accepted, in the case of in-cash redemption orders, Authorized Participants will be obligated to accept the Liquidity Provider’s Cash Exchange Rate and will have no recourse against the Trust, Administrator or Liquidity Provider if they are dissatisfied with the Cash Exchange Rate. An in-cash creation or redemption order that has been accepted may only be subsequently cancelled or withdrawn if there is no Liquidity Provider able to transact in bitcoin and purchase the Total Basket Bitcoin Amount on behalf of the Authorized Participant.

Authorized Participants must also pay a $500 transaction fee to the Administrator in connection with any creation or redemption order, regardless of the size of the order or whether the order is made in-cash or in-kind. This $500 transaction fee and the 1% Liquidity Provider Fee, in the case of in-cash orders, are the only fees that an Authorized Participant is required to pay in connection with the creation and redemption of Baskets. Authorized Participants who deposit bitcoins with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the whole and fractional bitcoins required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Sponsor and the relevant Authorized Participant. Under the Participant Agreement, the Sponsor agrees to indemnify each Authorized Participant against certain liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and investors should refer to the relevant provisions of the Trust Agreement, Custodian Agreement and the form of Participant Agreement for more detail.

Creation Procedures

On any Business Day, an Authorized Participant may order one or more Creation Baskets from the Trust by placing a creation order with the Administrator. Creation orders may be placed either “in-kind” or “in-cash,” as described below.

Creation orders must be placed no later than 3:59:59 p.m., New York time, for in-kind creations, and 4:59:59 p.m., New York time, for in-cash creations, on each Business Day. Authorized Participants may only create Baskets and cannot create any Shares in an amount less than a Basket.

In-Kind Creations

In-kind creations will take place as follows, where “T” is the trade date and each day in the sequence must be a Business Day:

T	T+1

•    The Authorized Participant places a creation order with the Administrator.

•    The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Administrator.

•    The Total Basket Bitcoin Amount is determined as soon as practicable after 4:00 p.m., New York time.

•    The Authorized Participant transfers the Total Basket Bitcoin Amount from its Authorized Participant Self-Administered Account to the Custodian.

•    Once the Total Basket Bitcoin Amount is received by the Custodian, the Administrator directs the Transfer Agent to credit the Creation Baskets to the Authorized Participant’s DTC account.

In-Cash Creations

Upon receiving instruction from the Administrator that a creation order has been accepted by the Marketing Agent, the Authorized Participant will send 110% of the U.S. Dollar value of the Total Basket Bitcoin Amount, as calculated using the most recently published Bitcoin Index Price (the “Cash Collateral Amount”). Once the Cash Collateral Amount is received by the Administrator, the Sponsor will notify the Liquidity Provider of the creation order. The Liquidity Provider will then provide a firm quote to the Authorized Participant for the Total Basket Bitcoin Amount, determined by using the Cash Exchange Rate, which, in the case of a creation order, is the Index spot price at the time at which the Cash Collateral Amount is received by the Administrator, plus the 1% Liquidity Provider Fee. If the Liquidity Provider’s quote is greater than the Cash Collateral Amount received, the Authorized Participant will be required to pay the difference. Provided that payment for the Total Basket Bitcoin Amount is received by the Administrator, the Liquidity Provider will deliver the bitcoins to the Custodian on the settlement date on behalf of the Authorized Participant. The Liquidity Provider may realize any arbitrage opportunity between the firm quote that it provides to the Authorized Participant and the price at which it sources the requisite bitcoin for the Total Basket Bitcoin Amount. After the Custodian receives the Total Basket Bitcoin Amount, the Administrator will instruct the Transfer Agent to deliver the Creation Baskets to the Authorized Participant. The Administrator will then send the Liquidity Provider the cash equal to the Cash Exchange Rate times the Total Basket Bitcoin Amount, plus the 1% Liquidity Provider Fee. The Administrator will return any remaining amount of the Cash Collateral Amount to the Authorized Participant.

The above procedures are further explained below, where “T” is the trade date and each day in the sequence must be a Business Day:

T-1	T	T+1

•    The Authorized Participant places a creation order with the Administrator.

•    The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Administrator.

•    The Authorized Participant sends the Cash Collateral Amount to the Administrator.

•    The Sponsor advises a Liquidity Provider that the Cash Collateral Amount has been deposited.

•    The Liquidity Provider provides the Authorized Participant with the Cash Exchange Rate.

•    The Liquidity Provider may begin purchasing bitcoins.

•    The Total Basket Bitcoin Amount is determined as soon as practicable after 4:00 p.m., New York time.

•    Prior to “T+1”, the Liquidity Provider must complete its purchase of the Total Basket Bitcoin Amount.

•    The Liquidity Provider delivers the Total Basket Bitcoin Amount to the Custodian.

•    Once the Total Basket Bitcoin Amount is received by the Custodian, the Administrator directs the Transfer Agent to credit the Creation Baskets to the Authorized Participant’s DTC account.

•    The Administrator sends the Liquidity Provider an amount of cash equal to the Cash Exchange Rate times the Total Basket Bitcoin Amount, plus the 1% Liquidity Provider Fee, and returns any remaining amount of the Cash Collateral Amount to the Authorized Participant.

Determination of Required Deposits

The Basket Bitcoin Amount required for a Creation Basket will be determined by dividing the number of bitcoins owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, and multiplying the quotient obtained by 100. All questions as to the composition of a Basket Bitcoin Amount will be conclusively determined by the Sponsor and will be final and binding on all persons interested in the Trust.

Deposits other than those received from an Authorized Participant Self-Administered Account or a Liquidity Provider Account will be rejected. The expense and risk of delivery, ownership and safekeeping of bitcoins, until such bitcoins have been received and not rejected by the Trust, shall be borne solely by the Authorized Participant. The Custodian may accept delivery of bitcoins by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust.

Redemption Procedures

Effective October 28, 2014, the Trust suspended its redemption program, in which Shareholders were permitted to request the redemption of their Shares through Genesis, the sole Authorized Participant at that time, out of concern that the redemption program was in violation of Regulation M under the Exchange Act. On July 11, 2016, Genesis and the Trust entered into a settlement agreement with the SEC whereby they agreed to a cease-and-desist order against future violations of Rules 101 and 102 of Regulation M under the Exchange Act. Genesis also agreed to pay disgorgement of $51,650.11 in redemption fees it collected, plus prejudgment interest of $2,105.68, for a total of $53,755.79. The Trust is seeking an exemption from the SEC under Regulation M in order to reinstate its redemption program, but cannot at this time predict whether it will be successful in obtaining such regulatory relief. If and when such regulatory relief is obtained, the following redemption procedures will apply.

The procedures by which an Authorized Participant can redeem one or more Baskets mirrors the procedures for the creation of Baskets. On any business day, an Authorized Participant may place a redemption order specifying the number of Redemption Baskets to be redeemed. Redemption orders may be placed either “in-kind” or “in-cash,” as described below.

Redemption orders must be placed no later than 3:59:59 p.m., New York time, for in-kind redemptions, and 4:59:59 p.m., New York time, for in-cash redemptions, on each Business Day. The Authorized Participants may only redeem Baskets and cannot redeem any Shares in an amount less than a Basket.

In-Kind Redemptions

In-kind redemptions will take place as follows, where “T” is the trade date and each day in the sequence must be a Business Day:

T	T+2

•    The Authorized Participant places a redemption order with the Administrator.

•    The Marketing Agent accepts (or rejects) the redemption order.

•    The Total Basket Bitcoin Amount is determined as soon as practicable after 4:00 p.m., New York time.

•    The Authorized Participant delivers to the Transfer Agent Redemption Baskets from its DTC account.

•    Once the Redemption Baskets are received by the Transfer Agent, the Custodian transfers the Total Basket Bitcoin Amount to the Authorized Participant and the Transfer Agent cancels the Shares.

In-Cash Redemptions

To redeem Baskets using the Conversion Procedures, Authorized Participants will send the Administrator a redemption order. The Marketing Agent will accept or reject the redemption order on that same date. A Liquidity Provider will then provide a firm quote to an Authorized Participant for the Total Basket Bitcoin Amount, determined by using the Cash Exchange Rate, which, in the case of a redemption order, is the Index spot price minus the 1% Liquidity Provider Fee at the time at which the Administrator notifies the Authorized Participant that an order has been accepted.

The Liquidity Provider will send the Administrator the cash proceeds equal to the Cash Exchange Rate times the Total Basket Bitcoin Amount, minus the 1% Liquidity Provider Fee. The Liquidity Provider may realize any arbitrage opportunity between the firm quote that it provides to the Authorized Participant and the price at which it sells the requisite bitcoin for the Total Basket Bitcoin Amount. Once the Authorized Participant delivers the Redemption Baskets to the Transfer Agent, the Administrator will send the cash proceeds to the Authorized Participant and the Transfer Agent will cancel the Shares. At the instruction of the Administrator, the Custodian will then send the Liquidity Provider the Total Basket Bitcoin Amount.

The above procedures are further explained below, where “T” is the trade date and each day in the sequence must be a Business Day:

T-1	T through T+1	T+2

•    The Authorized Participant places a redemption order with the Administrator.

•    The Marketing Agent accepts (or rejects) the redemption order.

•    The Sponsor advises a Liquidity Provider that a redemption order has been accepted.

•    The Liquidity Provider provides the Authorized Participant with the Cash Exchange Rate.

•    The Liquidity Provider may begin selling bitcoins.

•    The Total Basket Bitcoin Amount is determined as soon as practicable after 4:00 p.m., New York time, on “T”.

•    Prior to “T+2”, Liquidity Provider must complete its sale of the Total Basket Bitcoin Amount.

•    The Authorized Participant delivers to the Transfer Agent Redemption Baskets from its DTC account.

•    The Liquidity Provider sends the Administrator the cash proceeds equal to Cash Exchange Rate times the Total Basket Bitcoin Amount, minus the 1% Liquidity Provider Fee.

•    Once the Redemption Baskets are received by the Transfer Agent, the Administrator sends the above-mentioned cash proceeds to the Authorized Participant and the Transfer Agent cancels the Shares.

•    The Custodian sends the Liquidity Provider the number of bitcoins equal to the Total Basket Bitcoin Amount.

Determination of Redemption Distribution

The Basket Bitcoin Amount required for a Redemption Basket will be determined by dividing the number of bitcoins owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, and multiplying the quotient obtained by 100.

Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges that may be due. The Sponsor has final determination of all questions as to the composition of the number of bitcoins required for a Redemption Basket.

Suspension or Rejection of Orders

The creation or redemption of Shares may be suspended generally, or refused with respect to particular requested creations or redemptions, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegates make it for all practical purposes not feasible to process creation orders or redemption orders. The Administrator may reject an order if such order is not presented in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of counsel, might be unlawful. None of the Sponsor or its delegates will be liable for the suspension, rejection or acceptance of any creation order or redemption order.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value-added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if any Authorized Participant is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

VALUATION OF BITCOINS AND DEFINITION OF THE TRUST’S BITCOIN HOLDINGS

The Administrator will evaluate the bitcoins held by the Trust and determine the Trust’s Bitcoin Holdings in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust’s bitcoins and the Trust’s Bitcoin Holdings calculations.

On each business day at 4:00 p.m., New York time, or as soon thereafter as practicable (the “Evaluation Time”), the Administrator will evaluate the bitcoins held by the Trust and calculate and publish the Trust’s Bitcoin Holdings. To calculate the Trust’s Bitcoin Holdings, the Administrator will:

1.	Determine the Bitcoin Index Price;

2.	Multiply the Bitcoin Index Price by the aggregate number of bitcoins owned by the Trust as of 4:00 p.m., New York time, on the immediately preceding day;

3.	Add the U.S. Dollar value of bitcoins, as calculated using the Bitcoin Index Price, receivable under pending creation orders, if any, determined by multiplying the number of Creation Baskets represented by such creation orders by the Basket Bitcoin Amount and then multiplying such product by the Bitcoin Index Price;

4.	Subtract the U.S. Dollar value of the bitcoins, as calculated using the Bitcoin Index Price, constituting the Sponsor’s Fee, determined by multiplying the number of such bitcoins by the Bitcoin Index Price;

5.	Subtract the Additional Trust Expenses, if any; and

6.	Subtract the U.S. Dollar value of the bitcoins to be distributed under pending redemption orders, determined by multiplying the number of Redemption Baskets represented by such redemption orders by the Basket Bitcoin Amount and then multiplying such product by the Bitcoin Index Price.

In the event that the Sponsor determines that the primary methodology used to determine the Bitcoin Index Price is not an appropriate basis for valuation of the Trust’s bitcoins, the Administrator will utilize the cascading set of rules as described in “Overview of the Bitcoin Industry Market—Bitcoin Value—The Index and the Bitcoin Index Price.”

The Sponsor will publish the Bitcoin Index Price, the Trust’s Bitcoin Holdings and the Bitcoin Holdings per Share on the Trust’s website as soon as practicable after its determination. If the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share have been calculated using a price per bitcoin other than the Bitcoin Index Price for such Evaluation Time, the publication on the Trust’s website will note the valuation methodology used and the price per bitcoin resulting from such calculation.

The determinations that the Sponsor and the Administrator make will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their duties.

EXPENSES

Expenses to Be Paid by the Sponsor

The Sponsor has agreed to assume the following fees and expenses incurred by the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to public trading of the Shares on NYSE Arca (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, and printing and mailing costs (including costs of maintaining the Trust’s website).

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may pay expenses in addition to the Sponsor’s Fee, including, but not limited to, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses (collectively, “Additional Trust Expenses”). If Additional Trust Expenses are incurred, the Trust will be required to pay these Additional Trust Expenses by selling bitcoins. For purposes of paying any Additional Trust Expenses, bitcoins will be converted into U.S. Dollars or other fiat currencies at the Actual Exchange Rate at the time of conversion. Although the Sponsor cannot definitively state the frequency or magnitude of the Additional Trust Expenses, the Sponsor expects that they may occur infrequently, if at all.

Disposition of Bitcoins

To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins with an aggregate U.S. Dollar value, as calculated using the Bitcoin Index Price, equal to the accrued but unpaid Sponsor’s Fee and (ii) transfer such bitcoins to an account maintained by the Custodian for the Sponsor. In addition, if the Trust incurs any Additional Trust Expenses, the Sponsor will cause the Custodian to convert bitcoins into U.S. Dollars or other fiat currencies at the Actual Exchange Rate, in such quantity as may be necessary to permit payment of such Additional Trust Expenses. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s disposition of bitcoins. Assuming that the Trust is treated a grantor trust for U.S. federal income tax purposes, the transfer or sale of bitcoins to pay the Trust’s expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Because the number of the Trust’s bitcoins will decrease as a consequence of the payment of the Sponsor’s Fee in bitcoins or the sale of bitcoins to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting bitcoins into U.S. Dollars), the number of bitcoins represented by a Share will decline at such time and the Trust’s Bitcoin Holdings may also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and any Additional Trust Expenses.

The Sponsor will also cause the sale of the Trust’s bitcoins if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of bitcoins.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Shares have been and will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated by the Sponsor. The accountants’ report will be furnished by the Sponsor to Shareholders upon request.

The Sponsor will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any Shareholder for any action taken, or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor, and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the Shareholders. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement. In addition, the Trust Agreement provides that Shareholders will indemnify the Trust for any harm suffered by it as a result of Shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor DCG shall be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust shall have insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, DCG shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of DCG and the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the termination of this Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorney and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 180 days’ notice. The Sponsor may remove the Trustee in its discretion. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the Trustee notifies the Sponsor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement, provided that no such amendment or supplement may be made if it would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement shall be effective on such date as designated by Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Any amendment to the Trust Agreement that materially adversely affects the interests of the Shareholders shall not be effective any earlier than 20 days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to any such amendment.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

•	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins or seizes, impounds or otherwise restricts access to Trust assets;

•	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services business, providers of prepaid or stored value or similar entities, or virtual currency businesses, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the Bitcoin Index Price;

•	Any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoins to U.S. Dollars;

•	A certificate of dissolution or revocation of the Sponsor’s charter is filed (and ninety days have passed after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal unless (i) at the time there is at least one remaining Sponsor or (ii) within 90 days of such event of withdrawal Shareholders holding at least a majority of the Shares (not including Shares held by the Sponsor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor Sponsors;

•	Shareholders holding at least 75% of the outstanding Shares notify the Sponsor that they elect to dissolve the Trust, notice of which is sent to the Sponsor not less than 90 days prior to the effective date of dissolution; or

•	The Custodian resigns or is removed without replacement.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

•	The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;

•	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936 (the “CEA”);

•	The Trust becomes insolvent or bankrupt;

•	All of the Trust’s bitcoins are sold;

•	The Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;

•	The Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code; or

•	The Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 180 days.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such

Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with either accessible Bitcoin Exchanges or over-the-counter bitcoin markets to liquidate the Trust’s bitcoin as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentage of percentages of Shares that they hold. It is expected that the Sponsor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Sponsor will be the same markets available to the Trust.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Custodian Agreement and Participant Agreements are governed by the laws of the state of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City.

Description of the Custodian Agreement

The Custodian Agreement establishes the rights and responsibilities of the Custodian, Sponsor, Trust and Authorized Participants with respect to the Custodial Coins in the Wallet Account and Vault Account, which together with any associated subaccounts, constitute the Trust’s Bitcoin Account, which is maintained and operated by the Custodian on behalf of the Trust. For a general description of the Custodian’s obligations, see “The Custodian—The Custodian’s Role.”

Location of Bitcoins; Accounts

The Trust’s bitcoins are stored on multi-signature addresses on the Bitcoin blockchain. The private keys required to transfer the Trust’s bitcoins are stored in Vaults located around the world with physical, cryptographic and jurisdictional security layers.

Vaults are located deep underground in geographically dispersed locations across the world, including but not limited to the United States, Europe, including Switzerland, and South America. Confidential information such as the private keys and cryptographic materials are physically stored on offline devices that never have and never will have access to the internet or any other kind of network. Vault locations are protected by extraordinary security measures, including human, biometric and automated systems, 24 hours a day, 7 days a week. Vaults incorporate multiple layers of the most advanced forms of cryptographic security, multi-factor authentication and private key segmentation. The geographic dispersion of vaults is designed to protect bitcoins from being seized by any government entity. Even if a government were to determine a way to bypass the physical and cryptographic layers of security in one jurisdiction, the other vault locations would remain uncompromised and the bitcoins would remain safe. For more information, see “Custody of the Trust’s Bitcoins.”

Access to the Bitcoin Account; Deposits, Withdrawals and Storage

The Custodian will use its best efforts to keep in safe custody of the Custodial Coins. The Bitcoin Account will be controlled at all times by or on behalf of the Custodian by an affiliate of the Custodian. The Custodian

Agreement provides that all Custodial Coins credited to the Bitcoin Account must be appropriately identified as being held for the Sponsor or Trust and held in the Bitcoin Account on a non-fungible basis. The Custodial Coins cannot be commingled with other bitcoins held by the Custodian and cannot be deposited or held with any third-party depository, custodian, clearance system or wallet without prior written consent of the Sponsor or Trust.

The Sponsor or Trust will be able to transfer bitcoins from the Bitcoin Account to another bitcoin account that is not maintained or controlled by the Custodian. Except in the case of certain prohibited activities of the Trust and the Sponsor, the Custodian will not suspend the Trust or Sponsor’s access to the Bitcoin Account unless the Trust or Sponsor engages in certain prohibited activities, and any suspension of access to the Bitcoin Account that is not permitted will constitute a breach of the Custodian Agreement. The Custodian may restrict access or use of the Bitcoin Account by any Authorized Participants if, in the Custodian’s good faith belief, it is reasonably necessary to comply with the Custodian’s anti-money laundering programs and policies or any requirements under applicable law, and would, except with respect to the Trust or Sponsor’s actions that caused or contributed to such restriction, constitute a Loss as defined in the Custodian Agreement.

The Custodian will provide the Sponsor and the Administrator with the information that is necessary for Authorized Participants and Liquidity Providers to make deposits to the Bitcoin Account. To support the Trust’s ordinary course deposits and withdrawals, which involve deposits from and withdrawals to bitcoin accounts owned by Authorized Participants and Liquidity Providers, the Custodian’s services will allow the Sponsor and the Trust to receive a bitcoin address for deposits by Authorized Participants and Liquidity Providers, and to initiate withdrawals to bitcoin addresses controlled by Authorized Participants and Liquidity Providers. The Custodian will use its best efforts to design and put in place a secure procedure to allow the Sponsor and the Administrator to receive such addresses, and to facilitate such withdrawals.

The Custodian Agreement provides that the Trust, the Sponsor and certain designated officers and employees of the Trust and Sponsor will be able to access the Bitcoin Account via the Custodian’s services at all times, in order to check information about the Bitcoin Account, add bitcoins to the Bitcoin Account, withdraw bitcoins from the Wallet Account and initiate withdrawal of bitcoins from the Vault Account. The Custodian Agreement further provides that the Trust’s and Sponsor’s auditors or third-party accountants upon reasonable notice, have inspection rights to visit and inspect the Bitcoin Account. The Sponsor has exercised its inspection rights of two of the vault locations that comprise the Bitcoin Account.

Under the Custodian Agreement, the Custodian will credit all bitcoins properly sent to the Custodian via the Custodian’s services by authorized persons. The Custodian will notify the Trust or Sponsor and the relevant authorized persons of the receipt and credit of Custodial Coins to the Bitcoin Account. Such credit will be made on the same business day as the transaction is finalized by the Bitcoin Network, except that transactions finalized after 5:00 p.m., New York time may be processed on the next business day.

The Custodian will only allow withdrawals of bitcoins from the Bitcoin Account by authorized persons. Such withdrawals will be made on the same business day as the transaction is finalized by the Bitcoin Network, except that transactions finalized after 5:00 p.m., New York time may be processed on the next business day.

Security of the Account

Under the Custodian Agreement, the Custodian must use its best efforts to keep private and public keys secure, and may not disclose such keys to the Sponsor, Trust or any other individual or entity.

The Trust, Sponsor and Custodian will comply with certain security procedures with respect to the delivery or authentication of instructions and will use its best efforts to reasonably safeguard any codes, passwords or similar devices. Under the Custodian Agreement, the Custodian must exercise best efforts in all Bitcoin Network transactions executed in connection with its services.

Right to Refuse Transfers or Amend Transfer Procedures

The Sponsor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may suspend redemption orders if it determines, in its sole discretion, that a suspension is necessary or desirable. Suspension of redemption orders at any time and for any reason may have adverse effects on the Bitcoin Index Price and the Trust’s Bitcoin Holdings of the Shares.

Record Keeping

The Custodian will keep appropriate records of its services pursuant to the Custodian Agreement, and such records must be retained by the Custodian for no less than seven years. The Custodian Agreement also provides that the Custodian will permit, to the extent it may legally do so, the Trust or Sponsor’s auditors or third-party accountants, upon reasonable notice, to inspect, take extracts from and audit the records that it maintains. The Custodian is obligated to provide a copy of any audit report prepared by its internal or independent auditors to the Trust or Sponsor.

Once per calendar year, the Sponsor or Trust may request that the Custodian deliver a certificate signed by a duly authorized officer to certify that the Custodian has complied and is currently in compliance with the Custodian Agreement and that all representations and warranties made by that Custodian in the Custodian Agreement are true and correct as of the certificate date and have been true and correct throughout the preceding year. The Sponsor and Trust are further entitled to request, not more than once per calendar year, that the Custodian produce or commission a new Services Organization Controls 1 report and promptly deliver it to the Sponsor and Trust within a reasonable term that shall not be less than 30 days.

Standard of Care; Limitations of Liability

The Custodian will use best efforts in performing its obligations under the Custodian Agreement. The Custodian is liable to the Sponsor and the Trust for the loss of any Custodial Coins to the extent that the Custodian caused such loss, even if the Custodian meets its duty of exercising best efforts.

The Sponsor, Trust or Custodian’s total liability under the Custodian Agreement will never exceed the greater of the fair market value of the amount of Custodial Coins either at the time in which events giving rise to the liability occurred or at the time the Custodian notifies the Sponsor or Trust in writing or the Sponsor or Trust otherwise has actual knowledge of the events giving rise to the liability. The Custodian, Sponsor and Trust are not liable to each other for any indirect, incidental, special or consequential damages whether or not such losses were foreseeable or within contemplation of the parties. Furthermore, the Custodian is not responsible or liable to the Trust and the Sponsor for a failure or inability to perform under the Custodian Agreement or for loss of Custodial Coins due to circumstances beyond its reasonable control when exercising best efforts, including acts of God, terrorist activities, war, rebellion or military or usurped power or confiscation. A cybersecurity attack, hack or other intrusion by a third party or by someone associated with Custodian is not a circumstance that is beyond Custodian’s reasonable control when exercising best efforts.

Pursuant to the Custodian Agreement, the Custodian does not guarantee the value of the Custodial Coins. The Custodian is not responsible for the services provided by the Bitcoin Network, such as verifying and confirming transactions that are submitted to the Bitcoin Network. Furthermore, the Custodian cannot cancel or reverse a transaction that has been submitted to the Bitcoin Network. To the extent the Custodian does not cause or contribute to a loss that the Trust or Sponsor suffers in connection with any bitcoin transaction initiated pursuant to the Custodian’s services, the Custodian will have no liability for such loss.

Indemnity

Each of the Custodian and the Sponsor and the Trust has agreed to indemnify and hold harmless the other such parties from and against any and all damages arising out of or caused by (whether directly or indirectly) a third-party claim relating to the nonperformance or misperformance by the Custodian, Sponsor or Trust, as the case may be, of its duties and obligations under the Custodian Agreement as well as a party’s reasonable reliance on any representations or warranties made by the Custodian, the Sponsor or Trust, as the case may be, under the Custodian Agreement that were or are in fact untrue. The Custodian has further agreed to indemnify and hold harmless the Sponsor and Trust from and against any and all damages arising out of or caused by a third-party claim relating to the holding of the Trust’s bitcoins by the Custodian, including any loss or damage caused by any act or omission of any employee of the Custodian or any agent, representative or independent contractor engaged by the Custodian, whether or not such act or omission occurred within the scope of his employment or engagement.

Fees and Expenses

The Custodian is entitled to fees for services, which may be increased upon 60 days written notice to the Sponsor or Trust. The Custodian must receive its fees within 30 days of the Custodian’s invoice. The Sponsor and the Trust will be liable for all taxes with respect to any bitcoins held on its behalf or any transaction related to these bitcoins. The Trust, as primary obligor, and the Sponsor as secondary obligor, will indemnify the Custodian for any damages related to any such tax, other than a tax arising out of the Custodian’s negligence or willful misconduct.

Termination

The Custodian Agreement provides for annual, automatically renewable terms. Generally, the Custodian, Trust or Sponsor may terminate the Custodian Agreement for any reason upon 60 days’ written prior notice. In certain situations, including a material breach or failure to perform obligations of the Custodian Agreement, the Custodian, Sponsor and Trust may terminate the Custodian Agreement immediately after providing written notice. Upon termination of the Custodian Agreement, the Custodian must promptly deliver all the Trust’s bitcoins to the Sponsor or Trust as of the effective date of termination, together with copies of the records maintained pursuant to the Custodian Agreement.

Governing Law

The Custodian Agreement is governed by New York law.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the discussion below in “Tax Treatment of the Trust” and “Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins,” the following discussion constitutes the opinion of Davis Polk & Wardwell LLP, special tax counsel to the Trust, regarding the material U.S. federal income tax consequences of the ownership of Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

•	Financial institutions;

•	Dealers in securities;

•	Traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

•	Persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	Persons holding Shares acquired by them as part of a Creation Basket or redeeming Shares in exchange for the underlying bitcoins represented by the redeemed Shares;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	Partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	Real estate investment trusts;

•	Regulated investment companies; and

•	Tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

Recent amendments to the Trust Agreement were intended to clarify the Trust’s classification as a grantor trust for U.S. federal income tax purposes. To eliminate any ambiguity that the Trust, since its formation, has been intended to be treated as a grantor trust for U.S. federal income tax purposes, the Trust petitioned for, and was granted on February 9, 2017, an order of the Court of Chancery of the State of Delaware reforming the Trust Agreement, retroactively to September 25, 2013 (the date of the original Trust Agreement), to conform to the amendments described in the preceding sentence. However, special tax counsel to the Trust expresses no opinion as to whether, and the IRS or a court might not agree that, the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. The Trust is seeking a ruling from the IRS that the Trust is a grantor trust for U.S. federal income tax purposes, but there can be no assurance that the Trust will be successful in obtaining such a ruling.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (discussed below), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 35%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of Non-U.S. Holders (as defined below), generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins

As discussed below, each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. However, the Notice is not binding on the IRS, and special tax counsel to the Trust expresses no opinion in respect of, and a court might not uphold, this treatment. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gain recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoin could be subject to special reporting requirements applicable to “reportable transactions.” The remainder of this discussion assumes that bitcoins are properly treated for U.S. federal income tax purposes as property that is not currency. Special tax counsel to the Trust expresses no opinion regarding these aspects of the U.S. federal income tax treatment of bitcoins.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	An estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

For U.S. federal income tax purposes, each U.S. Holder will be treated as the owner of an undivided interest in the bitcoins held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares for cash, the U.S. Holder’s initial tax basis in its pro rata share of the bitcoins held in the Trust will be equal to the amount paid for the Shares. This discussion assumes that each U.S. Holder will acquire all of its Shares for cash on the same date and at the same price per Share. U.S. Holders that acquire, or contemplate acquiring, multiple lots of Shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the bitcoins held in the Trust.

When the Trust transfers bitcoins to the Sponsor as payment of the Sponsor’s Fee, or sells bitcoins to fund payment of any Additional Trust Expenses, each U.S. Holder will be treated as having sold its pro rata share of those bitcoins for their fair market value at that time (which, in the case of bitcoins sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the bitcoins that were transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the bitcoins that were transferred. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, that gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year. The deductibility of long-term capital losses may be subject to significant limitations. A U.S. Holder’s tax basis in its pro rata share of any bitcoins transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of bitcoins transferred and the denominator of which is the total amount of bitcoins held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the bitcoins remaining in the Trust will be equal to the tax basis in its pro rata share of the bitcoins held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the bitcoins transferred.

U.S. Holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. Holders. If a U.S. Holder is an individual, trust or estate, the U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

On a sale or other disposition of Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust that is attributable to the Shares disposed of, determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, that gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year. After any sale of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust immediately after the sale generally will equal the tax basis in its pro rata share of the total amount of the bitcoins held in the Trust immediately prior to the sale, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder upon the sale.

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares will reduce the amount realized by the U.S. Holder with respect to the sale.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

•	A nonresident alien individual;

•	A foreign corporation; or

•	A foreign estate or trust.

The term “non-U.S. Holder” does not include (i) nonresident alien individuals present in the United States for 183 days or more in a taxable year, (ii) former U.S. citizens and certain expatriated entities or (iii) persons whose Shares are effectively connected with the conduct of a trade or business in the United States. Prospective investors described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of bitcoins in payment of the Sponsor’s Fee and the sale of bitcoins in connection with the payment of any Additional Trust Expenses. A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. Holder recognizes upon a sale of Shares.

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide holders of Shares with information regarding their shares of the Trust’s annual income (if any) and expenses in accordance with applicable Treasury regulations.

A U.S. Holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to

ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRA) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Shares.

PLAN OF DISTRIBUTION

The Trust issues Shares in Baskets only to Authorized Participants in exchange for deposits of bitcoins on a continuous basis. The Trust does not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) entered into between the Sponsor and ALPS Portfolio Solutions Distributor, Inc., as Marketing Agent, ALPS Portfolio Solutions Distributor, Inc. will be paid by the Sponsor an annual fee. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares.

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

•	Review marketing related legal documents and contracts;

•	Consult with the Sponsor’s marketing staff and on development of FINRA compliant marketing campaigns;

•	Review and file applicable marketing materials with FINRA;

•	Maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement;

•	Develop an overall strategic sales and marketing plan;

•	Supervise sales related activities; and

•	Provide a dedicated national accounts manager, certain shared external wholesalers, certain shared internal wholesalers, resources from its call center, marketing staff and resources from its order desk to assist in various aspects of its services under the Marketing Agent Agreement.

The Shares will be listed and trade on NYSE Arca under the symbol “[GBTC].”

Selling Shareholders

Certain selling shareholders are registering             Shares for possible sale. Unless the context otherwise requires, as used in this prospectus, the “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling Shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling shareholders may offer and sell all or a portion of the Shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	On the NYSE Arca, the OTCQX, in the over-the-counter market or on any other national securities exchange on which the Shares are listed or traded;

•	In privately negotiated transactions;

•	In underwritten transactions;

•	In a block trade in which a broker-dealer will attempt to sell the offered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	In ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	Through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling shareholders may sell the Shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Shares from time to time will be determined by the selling shareholders and, at the time of the determination, may be higher or lower than the market price of our Shares on the NYSE Arca or any other exchange or market.

The Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling shareholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of the Shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, the underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or from purchasers of the offered Shares for whom they may act as agents. In addition, underwriters may sell the Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Shares and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. A selling shareholder may also be deemed to be an “underwriter” within the meaning of the Securities Act.

The selling shareholders may pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Shares, including liabilities arising under the Securities Act.

The Sponsor is not aware of any existing arrangements between the selling shareholders or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares offered by this prospectus.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Shares offered in this prospectus by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling shareholders and their affiliates.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Richards, Layton & Finger, P.A. Davis Polk & Wardwell LLP, as special tax counsel to the Trust, will render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.

EXPERTS

The financial statements as of and for each of the years ended December 31, 2016 and 2015 included in this prospectus have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report, which included an explanatory paragraph regarding risks associated with an investment in bitcoin, appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website will be www.grayscale.co. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“1% Liquidity Provider Fee”—A fee equal to 1% of the Cash Exchange Rate times the Total Basket Bitcoin Amount, which shall be paid by the Authorized Participant to a Liquidity Provider in connection with in-cash creations and redemptions.

“Actual Exchange Rate”—The highest exchange rate and lowest fees the Sponsor can find within a reasonable time frame in order to pay any Additional Trust Expenses in U.S. Dollars or any other fiat currency.

“Additional Trust Expenses”—Together, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses.

“Administrator Fee”—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-paid Expense.

“Auditor”—Friedman LLP.

“Authorized Participant”—Certain eligible financial institutions that have entered into an agreement with the Trust and the Sponsor concerning the creation and redemption of Shares. Each Authorized Participant (i) is a registered broker-dealer, (ii) has entered into a Participant Agreement with the Sponsor, the Administrator and Liquidity Providers, if applicable, and (iii) has access to an Authorized Participant Self-Administered Account in the case of the creation or redemption of Baskets that do not use the Conversion Procedures.

“Authorized Participant Self-Administered Account”—A bitcoin wallet address previously known to the Custodian as belonging to the Authorized Participant.

“Basket”—A block of 100 Shares.

“Basket Bitcoin Amount”—On any trade date, the number of bitcoins as of such trade date for each Creation Basket or Redemption Basket, as determined by dividing (x) the number of bitcoins owned by the Trust at 4:00 p.m., New York time on such trade date, after deducting the number of bitcoins representing the U.S. Dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Bitcoin Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time and multiplying the quotient so obtained by 100.

“Bitcoin”—A type of a digital currency based on an open source cryptographic protocol existing on the Bitcoin Network, facilitating units of bitcoins which constitute the assets underlying the Trust’s Shares. See “Overview of the Bitcoin Industry and Market.”

“Bitcoin Account”—Together, the Wallet Account and Vault Account and any subaccounts associated therewith.

“Bitcoin Benchmark Exchange”—A Bitcoin Exchange that represents at least 25% of the aggregate U.S. Dollar-denominated trading volume of the bitcoin market during the last 30 consecutive calendar days and that to the knowledge of the Sponsor is in substantial compliance with the laws, rules and regulations, including any anti-money laundering and know-your-customer procedures, of such Bitcoin Exchange’s applicable jurisdiction; provided that if there are fewer than three such Bitcoin Exchanges, then the Bitcoin Benchmark

Exchanges will include such Bitcoin Exchange or Bitcoin Exchanges that meet the above-described requirements as well as one or more additional Bitcoin Exchanges, selected by the Sponsor, that have had monthly trading volume of at least 50,000 bitcoins during the last 30 consecutive calendar days and that to the knowledge of the Sponsor is in substantial compliance with the laws, rules and regulations, including any anti-money laundering and know-your-customer procedures, of such Bitcoin Exchange’s applicable jurisdiction.

“Bitcoin Exchange”—An electronic marketplace where exchange participants may trade, buy and sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Bitcoin Exchange Market”—The global bitcoin exchange market for the trading of bitcoins, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Holdings”—The Bitcoin Index Price-derived U.S. Dollar value of the Trust as calculated by the Administrator for operational purposes. See “Valuation of Bitcoins and Definition of the Trust’s Bitcoin Holdings” for a description of how the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share are calculated. See also “Calculation of NAV, Bitcoin Index Price and Bitcoin Holdings” for a description of the Trust’s NAV, as calculated in accordance with GAAP.

“Bitcoin Index Price”—The U.S. Dollar value of a bitcoin as represented by the Index, calculated at 4:00 p.m., New York time on each Business Day. See “Overview of the Bitcoin Industry and Market—Bitcoin Value—The Index and the Bitcoin Index Price” for a description of how the Bitcoin Index Price is calculated.

“Bitcoin Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network. See “Overview of the Bitcoin Industry and Market.”

“Blockchain”—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoins from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Book Entry System”—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

“Business Day”—Each day the Shares trade on NYSE Arca.

“Cash Collateral Amount”—An amount in U.S. Dollars equal to the product of (i) the number of Baskets to which a creation order relates and (ii) 110% of the U.S. Dollar value of the most recently known Basket Bitcoin Amount, which is calculated using the Bitcoin Index Price as of 4:00 p.m., New York time, most recently published by the Index Provider.

“Cash Exchange Rate”—For any creation or redemption order, the spot price of bitcoin as reported on the TradeBlock XBX Index at (a) the time at which the Cash Collateral Amount is received by the Administrator, in the case of in-cash creations, or (b) the time at which the Administrator notifies the Authorized Participant that the order has been accepted, in the case of in-cash redemptions.

“CEA”—Commodity Exchange Act of 1936, as amended.

“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Trust Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Conversion Procedures”—The procedures by which a Liquidity Provider facilitates the purchase or sale of bitcoins on behalf of an Authorized Participant in connection with the creation or redemption of Shares.

“Covered Person”—As defined in the section “Description of the Trust Documents—Description of the Trust Agreement—Fiduciary and Regulatory Duties of the Sponsor.”

“Creation Basket”—Basket of Shares issued by the Trust in exchange for deposits of the Basket Bitcoin Amount required for each such Creation Basket.

“Custodial Coins”—The bitcoins of the Sponsor and the Trust kept by the Custodian.

“Custodian”—Xapo Inc., as guaranteed by Xapo Holdings Limited.

“Custodian Agreement”—The agreement between the Sponsor and the Custodian which sets forth the obligations and responsibilities of the Custodian in respect of the safekeeping of the Trust’s bitcoins.

“Custodian Fee”—Fee paid by the Sponsor to the Custodian for the services it provides to the Trust, which the Sponsor shall pay to the Custodian as a Sponsor-paid Expense.

“DCG”—Digital Currency Group, Inc.

“DDoS Attack”—Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“DTC Participant”—A direct participant in DTC, such as a bank, broker, dealer or trust company.

“ERISA”—Employee Retirement Income Security Act of 1974, as amended.

“Evaluation Time”—Each business day at 4:00 p.m., New York time, or as soon thereafter as practicable.

“Exchange” or “NYSE Arca”—The venue where Shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“FDIC”—The Federal Deposit Insurance Corporation.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“GAAP”—The U.S. generally accepted accounting principles.

“Genesis”—Genesis Global Trading, Inc., which as of the date of this prospectus, is the only acting Liquidity Provider and was formerly the only Authorized Participant.

“Grayscale”—Grayscale Investments LLC.

“Index”—The TradeBlock XBX Index.

“Index License Agreement”—The license agreement entered into by the Index Provider and the Sponsor governing the Sponsor’s use of the Index for calculation of the Bitcoin Index Price.

“Index Provider”—TradeBlock, Inc., a Delaware corporation that publishes the Index.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Internal Revenue Code”—Internal Revenue Code of 1986, as amended.

“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.

“Investment Company Act”—Investment Company Act of 1940, as amended.

“IRA”—An individual retirement account provided for under Section 408(m) of the Code.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“Liquidity Provider”—An entity eligible to facilitate the purchase or sale of bitcoins on behalf of an Authorized Participant in connection with the creation or redemption of Shares for cash. Each Liquidity Provider (i) has entered into a Participant Agreement with the Sponsor, the Administrator, the Marketing Agent and each Liquidity Provider and (ii) has access to a Liquidity Provider Account.

“Liquidity Provider Account”—With respect to any Liquidity Provider, a bitcoin wallet address previously known to the Custodian as belonging to such Liquidity Provider.

“Marketing Agent”—ALPS Portfolio Solutions Distributor, Inc., which is engaged by the Sponsor to assist in the marketing of the Shares.

“Marketing Agent Agreement”—The agreement between the Sponsor and ALPS Portfolio Solutions Distributor, Inc., as Marketing Agent, which will set forth the obligations and responsibilities of the Marketing Agent.

“Marketing Fee”—Fee payable to the Marketing Agent for services it provides to the Trust, which the Sponsor shall pay to the Marketing Agent as a Sponsor-paid Expense.

“NAV”—The net asset value of the Trust determined on a GAAP basis.

“Off-Blockchain transactions”—The transfer of control over, or ownership of, a specific digital wallet holding bitcoins, or of the reallocation of ownership of certain bitcoins in a pooled-ownership digital wallet.

“Participant Agreement”—An agreement entered into by an Authorized Participant with the Sponsor, the Administrator, the Marketing Agent and each Liquidity Provider which provides the procedures for the creation and redemption of Baskets and for the delivery of bitcoins required for Creation Baskets and the distribution of bitcoins from the Trust for Redemption Baskets.

“Redemption Basket”—Baskets of Shares redeemed in exchange for bitcoins in an amount equal to the Basket Bitcoin Amount required for each such Redemption Basket.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Service Providers”—Collectively, Grayscale Investments, LLC, The Bank of New York Mellon, Genesis, TradeBlock, Inc., Xapo Inc. and ALPS Portfolio Solutions Distributor, Inc.

“Shareholder”—Any beneficial owner of a Share.

“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.

“SIPC”—The Securities Investor Protection Corporation.

“Sponsor”—Grayscale Investments, LLC.

“Sponsor-paid Expense(s)”— The Trust’s fees and expenses that the Sponsor is obligated to assume and pay: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on NYSE Arca (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, and printing and mailing costs (including costs of maintaining the Trust’s website).

“Sponsor’s Fee”—A fee, payable in Bitcoins, which accrues daily in U.S. Dollars at an annual rate of a percentage, to be determined by the Sponsor, of the Bitcoin Holdings of the Trust, calculated at the Bitcoin Index Price as of 4:00 p.m. (New York time) on each day, provided that for a day that is not a Business Day, the calculation shall be based on the Bitcoin Index Price from the most recent Business Day.

“Total Basket Bitcoin Amount”—With respect to any creation or redemption order, the applicable Basket Bitcoin Amount multiplied by the number of Baskets being created or redeemed.

“Transfer Agent”—The Bank of New York Mellon, a New York corporation.

“Transfer Agency and Service Agreement”—The agreement between the Sponsor and the Transfer Agent which sets forth the obligations and responsibilities of the Transfer Agent with respect to transfer agency services and related matters.

“Transfer Agent Fee”—Fee paid by the Sponsor pursuant to the Transfer Agency and Service Agreement.

“Trust”—The Bitcoin Investment Trust, a Delaware statutory trust, formed on September 13, 2013 under the DSTA and the pursuant to the Trust Agreement.

“Trust Administration and Accounting Agreement”—The Agreement between the Sponsor and the Administrator which sets forth the obligations and responsibilities of the Administrator in respect of the administration of the Trust.

“Trust Agreement”—The Amended and Restated Declaration of Trust and Trust Services Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust, as the same may be amended from time to time.

“Trustee”—Delaware Trust Company (formerly known as CSC Trust Company of Delaware), a Delaware trust company, is the Delaware trustee of the Trust.

“U.S. Dollar” or “$”—United States Dollar or Dollars.

“Vault Account”—One or more cold storage accounts in the name of the Sponsor and of the Trust held for the safekeeping of the Trust’s bitcoins.

“Wallet Account”—One or more wallets in the name of the Sponsor and of the Trust held for the deposit and withdrawal of bitcoins.

BITCOIN INVESTMENT TRUST

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of

Bitcoin Investment Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investment, of the Bitcoin Investment Trust (the “Trust”) as of December 31, 2016 and 2015, and the related statements of operations and change in net assets for each of the years in the two-year period ended December 31, 2016. These financial statements are the responsibility of the management of the Trust’s Sponsor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Trust as of December 31, 2016 and 2015, and the results of its operations for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

In forming our opinion we have considered the adequacy of the disclosures included in Note 7 to the financial statements concerning among other things the risks and uncertainties related to the Trust’s investment in bitcoin. The risks and rewards to be recognized by the Trust associated with its investment in bitcoin will be dependent on many factors outside of the Trust’s control. The currently unregulated and immature nature of the bitcoin market including clearing, settlement, custody and trading mechanisms, the dependency on information technology to sustain bitcoin continuity, as well as valuation and volume volatility all subject bitcoin to unique risks of theft, loss, or other misappropriation. Furthermore, these factors also contribute to the significant uncertainty with respect to the future viability and value of bitcoin. Our opinion is not qualified in respect to this matter.

/s/ Friedman LLP

East Hanover, New Jersey

February 27, 2017

BITCOIN INVESTMENT TRUST

STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in U.S. Dollars, except share amounts)	December 31, 2016	December 31, 2015
Assets:
Investments in bitcoin, at fair value (cost $78,496,406 and $59,742,218 as of December 31, 2016, and December 31, 2015 respectively)	$166,246,898	$60,938,790

Total assets	$166,246,898	$60,938,790

Liabilities:
Fees payable	$—	$—

Total liabilities	—	—

Net assets	$166,246,898	$60,938,790

Net Assets Consists of:
Paid-in-Capital	81,506,820	61,363,288
Accumulated net investment loss	(3,751,256)	(1,932,600)
Accumulated net realized gain on investments	740,842	311,529
Accumulated net change in unrealized appreciation on investments	87,750,492	1,196,573

	$166,246,898	$60,938,790

Shares issued and outstanding, no par value (unlimited shares authorized)	1,837,300	1,476,500

Net asset value per share	$90.48	$41.27

See accompanying notes to financial statements.

BITCOIN INVESTMENT TRUST

SCHEDULES OF INVESTMENT

December 31, 2016
	Number of Bitcoin	Cost	Fair Value	% of Net Assets
Investment in bitcoin	172,094.67544221	$78,496,406	$166,246,898	100%

Total investments		$78,496,406	$166,246,898	100%

December 31, 2015
	Number of Bitcoin	Cost	Fair Value	% of Net Assets
Investment in bitcoin	141,101.20906271	$59,742,218	$60,938,790	100%

Total investments		$59,742,218	$60,938,790	100%

See accompanying notes to financial statements.

BITCOIN INVESTMENT TRUST

STATEMENTS OF OPERATIONS

(Amounts in U.S. Dollars)	Year ended December 31, 2016	Year ended December 31, 2015
Investment income:

Investment income	$—	$—

Expenses:

Management fees	1,818,656	741,575

Net investment loss	(1,818,656)	(741,575)

Net realized and unrealized gain/(loss) on investment in bitcoin
Net realized gain/(loss) on investment in bitcoin	429,313	(414,437)
Net change in unrealized appreciation on investment in bitcoin	86,553,919	16,175,469

Net realized and unrealized gain on investment in bitcoin:	86,983,232	15,761,032

Net increase in net assets resulting from operations	$85,164,576	$15,019,457

See accompanying notes to financial statements.

BITCOIN INVESTMENT TRUST

STATEMENTS OF CHANGES IN NET ASSETS

(Amounts in U.S. Dollars, except change in shares outstanding)	Year ended December 31, 2016	Year ended December 31, 2015
Increase/Decrease in net assets from operations:
Net investment loss	$(1,818,656)	$(741,575)
Net realized gain/(loss) on investment in bitcoin	429,313	(414,437)
Net change in unrealized appreciation on investment in bitcoin	86,553,919	16,175,469

Net increase in net assets resulting from operations	85,164,576	15,019,457

Increase in net assets from capital share transactions:
Shares issued	20,143,532	3,123,457
Shares redeemed	—	—

Net increase in net assets resulting from capital share transactions	20,143,532	3,123,457

Net increase in net assets from operations and capital share transactions	105,308,108	18,142,914
Net assets:
Beginning of year	60,938,790	42,795,876

End of year	$166,246,898	$60,938,790

Change in shares outstanding
Shares outstanding at beginning of year	1,476,500	1,382,400
Shares issued	360,800	94,100
Shares redeemed	—	—

Net increase in shares	360,800	94,100

Shares outstanding at end of year	1,837,300	1,476,500

See accompanying notes to financial statements.

BITCOIN INVESTMENT TRUST

NOTES TO THE FINANCIAL STATEMENTS

1. Organization

The Bitcoin Investment Trust (the “Trust”), a Delaware Trust that commenced operations on September 25, 2013, is an investment trust that is invested exclusively in bitcoin. The Trust holds bitcoins and, from time to time, issues shares (“Shares”) (in minimum denominations of 100, referred to as “Baskets”) in exchange for deposits of bitcoins and distributes bitcoins in connection with redemptions of Baskets. Shares of the Trust represent common units of fractional undivided beneficial interests in the Trust. The investment objective of the Trust is for the Shares to reflect the performance of the market price of bitcoins, less the Trust’s expenses.

Grayscale Investments LLC (“Grayscale” or the “Sponsor”) acts as the sponsor of the Trust and is a wholly owned subsidiary of Digital Currency Group, Inc. (“DCG”). The Sponsor monitors the overall performance of the Trust. Grayscale is responsible for preparing and providing quarterly and annual reports on behalf of the Trust to investors. Grayscale is also responsible for selecting and monitoring the Trust’s service providers. As payment for its services, Grayscale charges the Trust fees as discussed in Note 6.

Authorized Participants of the Trust are the only entities that may place orders to create or redeem Baskets. Genesis Global Trading, Inc. (“Genesis” or the “Authorized Participant”), a registered broker dealer and wholly owned subsidiary of DCG, serves as the Trust’s sole Authorized Participant and is party to a participant agreement with the Sponsor and the Trust. The participant agreement provides the procedures for the creation and redemption of Baskets and for the delivery of bitcoins required for creation or redemption. Refer to Note 11 for a subsequent pending change of Authorized Participants.

The custodian of the Trust (the “Custodian”) is responsible for safeguarding the bitcoins held by the Trust. The Custodian through August 8, 2015 was DCG Holdco, Inc. (“DCG Holdco”). On August 9, 2015, Xapo, Inc. (“Xapo”) became the Custodian.

The transfer agent for the Trust is Continental Stock Transfer Corporation. The responsibilities of the transfer agent are to maintain creations, redemptions, and transfers of the Trust’s shares in book form.

On March 25, 2015, the Trust received notice that its shares had been qualified for trading on the OTCQX U.S. Premier Marketplace of the OTC Markets Group Inc. (“OTCQX”). The Trust’s trading symbol on OTCQX is “GBTC” and the CUSIP number for its shares is 09173T108.

2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust:

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board Accounting Standards Codification Topic 946. The Trust is not registered under the Investment Company Act of 1940. U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Trust conducts its transactions in bitcoins, including receiving bitcoins for the creation of Shares, payment of bitcoins for the redemption of Shares, and payment of fees in bitcoins. Since its inception, the Trust has not held cash or cash equivalents.

The Trust classifies its investment in bitcoins as a commodity, which is consistent with the Commodity Futures Trading Commission’s indication that bitcoins are considered commodities under the Commodity Exchange Act.

Investment Transactions and Revenue Recognition

The Trust considers its investment transactions to be the receipt of bitcoins for Share creations and the delivery of bitcoins for Share redemptions or as payment of expenses. The Trust records its investment transactions on

BITCOIN INVESTMENT TRUST

NOTES TO THE FINANCIAL STATEMENTS  (CONTINUED)

a trade date basis and changes in fair value are reflected as net change in unrealized appreciation (depreciation) on investments. Realized gains and losses are calculated using an average cost method. Realized gains and losses are recognized in connection with transactions including settling obligations for fees in bitcoins and Share redemptions.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the ‘exit price’) in an orderly transaction between market participants at the measurement date.

U.S. GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

•	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent that valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

	December 31, 2016
	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Investment in bitcoin	$—	$166,246,898	$—	$166,246,898

	December 31, 2015
	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Investment in bitcoin	$—	$60,938,790	$—	$60,938,790

3. Fair Value of Bitcoin

Bitcoins are held by the Custodian on behalf of the Trust and is carried at fair value. As of December 31, 2016, and December 31, 2015 the Trust held 172,094.67544221 and 141,101.20906271 bitcoins, respectively. The Trust determined the fair value per bitcoin to be $966.02 on December 31, 2016, and $431.88 on December 31, 2015 using the price provided at 4:00 PM in New York by the bitcoin market considered to be the Trust’s

BITCOIN INVESTMENT TRUST

NOTES TO THE FINANCIAL STATEMENTS  (CONTINUED)

principal market for bitcoins. To determine which exchange is the Trust’s principal market for purposes of calculating the Trust’s NAV, the Trust considers only bitcoin markets that are U.S. Dollar-denominated, have an online platform and publish transaction price and volume data publicly. Based on these requirements, the Trust prepares a list of eligible bitcoin markets and considers the following criteria to select its principal market: (i) the volume of bitcoins traded on a bitcoin market in the prior twelve months, (ii) a bitcoin market’s regulatory compliance with applicable federal and state licensing requirements and practices regarding anti-money laundering procedures and (iii) the degree of intra-day price fluctuations a bitcoin market experiences, as well as the degree of variance in prices across bitcoin exchanges.

In determining which of the eligible bitcoin market is the Trust’s principal market, the Trust reviews these criteria in the following order:

First, the Trust sorts the list of eligible bitcoin markets from high to low by volume of bitcoin traded on each bitcoin market in the prior twelve months. The Trust moves down the list until it reaches a bitcoin market that has a volume of bitcoins traded for the prior twelve months that is less than 10% of the next largest bitcoin market and excludes this and all smaller bitcoin exchanges from the list. However, the list will always contain a minimum of three bitcoin markets, even if the percentage of volume drops to less than 10% of the next largest bitcoin market.

Second, the Trust reviews the remaining bitcoin market and excludes any bitcoin markets that do not comply with the federal and state licensing requirements that are applicable to the Trust and the Authorized Participant(s). The Trust or an Authorized Participant can do business only with those bitcoin markets that meet the regulatory requirements of the jurisdiction in which the Trust or an Authorized Participant is registered to do business. The Trust also assesses each bitcoin market’s practices regarding anti-money laundering procedures.

Third, the Trust then reviews intra-day pricing fluctuations and the degree of variances in price on bitcoin markets to identify any material notable variances that may impact the volume or price information of a particular bitcoin market. The Trust then selects a bitcoin market as its principal market based on highest trade volume and price stability in comparison to the other bitcoin markets on the list.

The Trust determines its principal market annually and conducts a quarterly analysis to determine if (i) there have been recent changes to each bitcoin market’s transaction volume in the prior twelve months, (ii) if any bitcoin market have fallen out of, or come into, compliance with applicable regulatory requirements, (iii) if the Trust has engaged any new Authorized Participant that, due to being registered to do business in another jurisdiction, would make bitcoin markets previously inaccessible to the Trust now accessible or (iv) if recent changes to each bitcoin markets’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

Historically, the Trust considered Bitstamp to be its principal market with an exception for the period of January 5, 2015 through January 31, 2015 when the Trust relied on pricing from Bitfinex. On January 5, 2015 Bitstamp suffered a disruption of operations, and in accordance with the Trust’s procedures for determining its principal market, the Trust relied upon Bitfinex until January 31, 2015 when the Trust determined that Bitstamp was again able to be relied upon as the principal market. The Trust performed an assessment of the principal market at December 31, 2016, and identified a change in the principal market from Bitstamp to Global Digital Asset Exchange (“GDAX”) (formerly known as Coinbase Exchange). The Trust has applied this change in principal market effective December 31, 2016 and has valued bitcoins held by the Trust at December 31, 2016 using the GDAX exchange.

BITCOIN INVESTMENT TRUST

NOTES TO THE FINANCIAL STATEMENTS  (CONTINUED)

The following represents the changes in quantity of bitcoin and the respective fair value:

	Year Ended		Year ended
	December 31, 2016		December 31, 2015
	Bitcoin	Fair Value	Bitcoin	Fair Value
Beginning balance	141,101.20906271	$60,938,790	134,777.42574934	$42,795,876
Bitcoins contributed	34,155.29569721	20,143,532	9,039.84724021	3,123,457
Bitcoins distributed for expenses	(3,161.82931771)	(1,818,656)	(2,716.06392684)	(741,575)
Net change in unrealized appreciation on investment in bitcoin	—	86,553,919	—	16,175,469
Net realized gain/(loss) on investment in bitcoin	—	429,313	—	(414,437)

Ending balance	172,094.67544221	$166,246,898	141,101.20906271	$60,938,790

4. Creations and Redemptions of Shares

At December 31, 2016 and December 31, 2015, there was an unlimited number of Shares authorized by the Trust. The Trust creates and redeems Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are made by the Authorized Participant in exchange for the delivery of bitcoins to the Trust or the distribution of bitcoins by the Trust. The number of bitcoins required for each creation basket or redemption basket is determined by dividing the number of bitcoins owned by the Trust at such time, by the number of Shares outstanding at such time and multiplying the quotient obtained by 100. Each Share represented approximately 0.094 and 0.096 of a bitcoin at December 31, 2016 and 2015, respectively.

The cost basis of investments in bitcoin recorded by the Trust is the fair value of bitcoin, as determined by the Trust, at 4:00 PM New York time on the date of transfer to the Trust by the Authorized Participant. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of each Share to investors. The Authorized Participant may realize significant profits buying, selling, creating and redeeming Shares as a result of changes in the value of Shares or bitcoins.

Effective October 28, 2014, the Trust suspended its redemption program, in which Shareholders were permitted to request the redemption of their Shares through the Authorized Participant out of concern that the redemption program was in violation of Regulation M under the Securities Exchange Act, resulting in a settlement reached with the Securities Exchange Commission. The Trust is seeking an exemption from the Securities and Exchange Commission (“SEC”) under Regulation M in order to reinstate its redemption program, but the Distributor/Authorized Participant and the Trust cannot at this time predict the timeline of receiving an exemption or whether the Trust will be permitted to reinstate the Share redemption program for the benefit of Shareholders.

On July 11, 2016, the Trust entered into a settlement agreement with the SEC pursuant to which it agreed to a cease-and-desist order against future violations of Rules 101 and 102 of Regulation M, resulting in a negligible fee disgorgement by the Authorized Participant with no financial impact to the Trust. However, such settlement did not enable the Trust to reinstate the Share redemption program.

On January 19, 2017, in connection with and prior to the initial filing of the Form S-1 with the SEC, the Trust stopped issuing shares under the creation program, which had been taking place through private placement transactions.

5. Income Taxes

The Trust is intended to be treated as a grantor trust for U.S. federal income tax purposes and, if the Trust is so treated, the Shareholders will be treated as owning proportionate interests in the Trust for U.S. federal income tax purposes. In that case, the Trust, therefore, would not be subject to U.S. federal income tax.

BITCOIN INVESTMENT TRUST

NOTES TO THE FINANCIAL STATEMENTS  (CONTINUED)

Instead, each Shareholder would be deemed to acquire and hold a proportionate interest in the Trust’s assets and will be required to report its proportionate share of the Trust’s gains, income, losses and expenses on its U.S. federal income tax returns in accordance with the Shareholder’s method of accounting. However, there can be no assurance that the IRS will agree with this conclusion and it is possible that the IRS could assert a position to the contrary to one or all of those conclusions and that a court could sustain that contrary conclusion.

As of January 1, 2016, an amendment to the Trust Agreement was made regarding certain tax provisions. On February 9, 2017, the Court of Chancery of the State of Delaware ordered that the Original Trust Agreement be reformed so that the amendments made would be retroactive to the original date of execution of the agreement. The Trust is seeking a private letter ruling from the IRS regarding certainty for its tax position and is unable to predict a timeline of when a ruling will occur or whether a favorable outcome will be received. The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions are required as of December 31, 2016 or December 31, 2015.

6. Related Parties

The Trust considers the following entities and their directors to be related parties of the Trust:   DCG, DCG Holdco, Genesis and Grayscale. As of December 31, 2016 and December 31, 2015, 217,512 and 191,741 shares were held by related parties of the Trust, respectively.

In accordance with the Trust agreement, the Trust pays a Management Fee to the Sponsor, calculated as 2% of the aggregate value of the Trust’s assets, less its liabilities (which include accrued but unpaid expenses), as calculated by the Sponsor or its delegates (the “Combined Fee”). The Combined Fee accrues daily in bitcoins and will be payable in bitcoins at the Sponsor’s sole discretion, which is expected to occur monthly in arrears. As consideration for its receipt of the Combined Fee, the Sponsor is obligated under the Trust Agreement to assume and pay the following fees and expenses of the Trust:   marketing fees, custodian fees, administrator fees and sponsor fees (the “Constituent Fees”), the shareholder communications hub fee, transfer agent fee, trustee fee, expenses related to public trading on OTCQX in an amount up to $600,000 annually (including legal and audit fees and expenses), any other legal and accounting fees, regulatory fees, printing and mailing costs, and applicable license fees (along with the Constituent Fees, the “Assumed Fees”). Refer to Note 11 for a subsequent pending change to the $600,000 assumed fees limit for expenses related to public trading.

The Trust may pay expenses in addition to the Combined Fee and the Assumed Fees, such as, but not limited to, taxes and governmental charges, expenses and costs of any services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, indemnification expenses, fees and expenses related to public trading on OTCQX in excess of $600,000 annually, and legal fees and expenses (collectively, “Extraordinary Fees”).

As of December 31, 2016, no Extraordinary Fees have been incurred by the Trust since its inception.

Management fees on the Statement of Operations include the Combined Fee and would include the Extraordinary Fees to the extent they were incurred.

For the years ended December 31, 2016 and December 31, 2015, the Trust incurred management fees of $1,818,656 and $741,575, respectively, which were paid in bitcoins. As of December 31, 2016 and December 31, 2015 there were no accrued and unpaid management fees, respectively.

7. Risks and Uncertainties

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, bitcoins.   Investing in bitcoins is currently unregulated, highly speculative, and volatile.

BITCOIN INVESTMENT TRUST

NOTES TO THE FINANCIAL STATEMENTS  (CONTINUED)

The net asset value of the Trust relates directly to the value of the bitcoins held by the Trust, and fluctuations in the price of bitcoins could materially and adversely affect an investment in the Shares of the Trust. The price of bitcoins has a limited history. During such history, bitcoin prices have been volatile and subject to influence by many factors including the levels of liquidity. If bitcoin markets continue to experience significant price fluctuations, the Trust may experience losses. Several factors may affect the price of bitcoins, including, but not limited to, global bitcoin supply and demand, theft of bitcoins from global exchanges or vaults, and competition from other forms of digital currency or payments services.

The bitcoins held by the Trust are commingled and the Trust’s Shareholders have no specific rights to any specific bitcoins. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its shareholders.

There is currently no clearing house for bitcoins, nor is there a central or major depository for the custody of bitcoins. There is a risk that some or all of the Trust’s bitcoins could be lost or stolen. The Trust does not have insurance protection on its bitcoins which exposes the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins. Further, bitcoin transactions are irrevocable. Stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust. As of August 9, 2015, the Trust and Sponsor have transitioned the role of the Custodian to Xapo to fulfill all custodial obligations of the Trust, which were formerly the responsibility of DCG Holdco. DCG Holdco no longer serves as a custodian of the Trust in any capacity. The Sponsor’s parent, an affiliate of the Trust, holds a minority interest in Xapo that represents less than 1% of Xapo’s ownership.

To the extent private keys for bitcoin addresses are lost, destroyed or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the bitcoins held in the associated address and the private key will not be capable of being restored by the bitcoin network. The processes by which bitcoin transactions are settled are dependent on the bitcoin peer-to-peer network, and as such, the Trust is subject to operational risk. A risk also exists with respect to previously unknown technical vulnerabilities, which may adversely affect the value of bitcoin.

As of the close of business on February 24, 2017 the fair value of bitcoin determined in accordance with the Trust’s accounting policy was $1,170.01 per bitcoin.

8. Financial Highlights Per Share Performance

	Year ended December 31,	Year ended December 31,
	2016	2015
Per Share Data:
Net asset value, beginning of year	$41.27	$30.96

Net increase (decrease) in net assets from investment operations
Net investment loss	(1.08)	(0.53)
Net realized and unrealized gains	50.29	10.84

Net increase in net assets resulting from operations	49.21	10.31
Net asset value, end of year	$90.48	$41.27

Total return	119.24%	33.30%

Ratios to average net assets:

Net investment loss	-1.90%	-1.96%

Expenses	-1.90%	-1.96%

BITCOIN INVESTMENT TRUST

NOTES TO THE FINANCIAL STATEMENTS  (CONTINUED)

Ratios of net investment loss and expenses to average net assets have been annualized.

An individual shareholder’s return, ratios, and per share performance may vary from those presented above based on the timing of share transactions.

Total return is calculated assuming an initial investment made at the net asset value at the beginning of the period and redemption on the last day of the period.

9. Indemnifications

In the normal course of its operations, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor and affiliates of the Sponsor, DCG Holdco and its officers, directors, employees, subsidiaries and affiliates, and Xapo beginning August 9, 2015 (see Footnote 7 regarding the change in Custodian), as well as others relating to services provided to the Trust.

The Trust’s maximum exposure under these and its other indemnities is unknown. However, no liabilities have arisen under these indemnities in the past and, while there can be no assurances in this regard, there is no expectation that any will occur in the future. Therefore, the Sponsor does not consider it necessary to record a liability in this regard.

10. Subsequent Events

On January 19, 2017, in connection with and prior to the initial filing of the Form S-1 with the SEC, the Trust stopped issuing Shares under the creation program, which had been taking place through private placement transactions.

11. Subsequent Events (unaudited)

The Trust has engaged KCG Americas LLC and Wedbush Securities to act as Authorized Participants upon effectiveness of the registration statement. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. Upon effectiveness of the registration statement on Form S-1, Genesis will cease to act as Authorized Participant. Genesis will become a liquidity provider facilitating the purchase and sale of bitcoins on behalf of Authorized Participants. The trust has engaged Bank of New York Mellon to act as transfer agent and administrator to the trust upon effectiveness of the registration statement.

Subject to adoption of an updated Trust agreement, upon effectiveness of the registration statement, the Trust anticipates eliminating or increasing the current $600,000 limit for expenses related to public trading that will be assumed by the sponsor on behalf of the trust as part of the assumed fees, among other modifications of defined terms.

PROSPECTUS

BITCOIN INVESTMENT TRUST

[                    ] SHARES

Until [                    ], 2017 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[                    ], 2017

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Grayscale Investments, LLC, the sponsor of the Registrant (“Sponsor”).

Item 14.	Indemnification of Directors and Officers.

Section 2.4(a) of the Trust Agreement (“Trust Agreement”) between Delaware Trust Company, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever (collectively, “Expenses”), arising out of, imposed upon or asserted at any time against such Indemnified Person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor DCG HoldCo shall be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of the Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within 60 days of a request for payment owed under Section 2.4 of the Trust Agreement, DCG HoldCo shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under Section 2.4 of the Trust Agreement. Any amount payable to an Indemnified Person under Section 2.4 of the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of DCG HoldCo and the Trust to indemnify the Indemnified Persons under this Section 2.4 shall survive the termination of this Trust Agreement.

Section 4.7 of the Trust Agreement provides that the Sponsor, its affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust against any loss, judgment, liability, expense and amount paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor Indemnified Party was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Sponsor Indemnified Party and (ii) any such indemnification will only be recoverable from the bitcoins and proceeds from the sale of bitcoins on deposit in the Trust’s accounts as well as any rights of the Trust pursuant to any other agreements to which the Trust is a party.

All rights to indemnification permitted in Section 4.7 of the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor Indemnified Party, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Internal Revenue Code of 1986, as amended, by or against the Sponsor Indemnified Party.

Notwithstanding the other provisions of Section 4.7 of the Trust Agreement, the Sponsor Indemnified Party and any person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses

(including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement. Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor Indemnified Party shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor Indemnified Party on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder of the Trust or the legal action is initiated by a shareholder of the Trust and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor Indemnified Party undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under Section 4.7 of the Trust Agreement. In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder of the Trust’s (or assignee’s) obligations or liabilities unrelated to Trust business, such shareholder of the Trust (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 15.	Recent Sales of Unregistered Securities.

As of March 24, 2017, the Registrant has distributed 1,868,700 shares representing units of fractional undivided beneficial interest in and ownership of the Trust at varying prices determined by reference to the price of bitcoins represented by each share to selected “accredited investors,” within the meaning of Rule 501 of Regulation D under the Securities Act. Genesis acted as the initial purchaser and Authorized Participant with respect to these distributors. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description

4.1	Form of Trust Agreement

4.2	Form of Certificate of Trust (attached as Exhibit A to the Form of Trust Agreement)

4.3	Form of Participant Agreement

5.1	Form of Opinion of Richards, Layton & Finger, P.A. as to legality

8.1	Opinion of Davis Polk & Wardwell LLP as to tax matters*

10.1	Custodian Agreement

10.2	Marketing Agent Agreement†

10.3	Index License Agreement†

10.4	Trust Administration and Accounting Agreement

10.5	Transfer Agency and Service Agreement

23.1	Consent of Friedman LLP

23.2	Consent of Richards, Layton & Finger, P.A. is included in Exhibit 5.1*

*	To be filed by amendment.
†	Confidential treatment is being requested for portions of this exhibit. These portions have been omitted from the registration statement and filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 24, 2017.

GRAYSCALE INVESTMENTS, LLC Sponsor of the Bitcoin Investment Trust

By:	/s/ Barry E. Silbert
	Name:	Barry E. Silbert
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Barry E. Silbert Barry E. Silbert	Chief Executive Officer (Principal Executive Officer)	March 24, 2017

/s/ Simcha Wurtzel Simcha Wurtzel	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	March 24, 2017

*	The Registrant is a trust and the persons are signing in their capacities as officers of Grayscale Investments, LLC, the Sponsor of the Registrant.